FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) ON FORM S-3 (REGISTRATION NO. 333-131374) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THE DOCUMENTS WE HAVE FILED WITH THE SEC FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU SO REQUEST BY CALLING TOLL-FREE 1-866-803-9204. PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS OR VISIT THE FOLLOWING WEBSITE:
"WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS" FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $341,203,201
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD3
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD3

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

                                                    ORIGINAL                                          ORIGINAL
                                                  CERTIFICATE                                        CERTIFICATE
  -------------------------                        PRINCIPAL                                          PRINCIPAL       PASS-THROUGH
 |   CONSIDER CAREFULLY    |          CLASS        BALANCE(1)   PASS-THROUGH RATE     CLASS          BALANCE(1)           RATE
 |   THE RISK FACTORS      |       ------------    ----------   -----------------   ------------   ------------     ---------------
 |   BEGINNING ON PAGE     |       Class I-A-1A    $48,451,000    5.500%            Class II-1A-1  $40,673,000      Variable
 |   S-24 IN THIS FREE     |       Class I-A-1B    $4,115,000     5.500%            Class II-1A-2  $9,572,000       Variable
 |   WRITING PROSPECTUS    |       Class I-A-1C    $5,760,000     5.500%            Class II-2A-1  $30,853,000      Variable
 |   AND ON PAGE 4 IN      |       Class I-PO      $2,241,201     N/A (2)           Class II-2A-2  $7,261,000       Variable
 |   THE PROSPECTUS.       |       Class I-A-2A    $31,915,000    6.000%            Class II-3A-1  $39,421,000      Adjustable(4)
 |                         |       Class I-A-2B    $7,979,000     6.000%            Class II-X-1    N/A (3)         Variable
 |   The certificates      |       Class I-A-3     $67,802,000    6.500%            Class II-3A-2  $9,855,000       Adjustable(4)(5)
 |   represent             |       Class I-X        N/A (3)       Variable          Class II-X-2    N/A (3)         Variable
 |   obligations of the    |       Class I-B-1     $9,112,000     Variable          Class II-B-1   $10,649,000      Variable
 |   trust only and do     |       Class I-B-2     $4,362,000     Variable          Class II-B-2   $5,325,000       Variable
 |   not represent an      |       Class I-B-3     $2,908,000     Variable          Class II-B-3   $2,949,000       Variable
 |   interest in or        |    ____________________
 |   obligation of Bear    |
 |   Stearns Asset         |    (1)  Approximate. The initial certificate principal balance
 |   Backed Securities I   |         of each class is subject to a variance of plus or minus
 |   LLC, EMC              |         10%.
 |   Mortgage              |
 |   Corporation, Wells    |    (2)  The Class I-PO Certificates are principal-only
 |   Fargo Bank, N.A.,     |         certificates and do not bear interest.
 |   JPMorgan Chase        |
 |   Bank, N.A. or any     |    (3)  The Class X Certificates are interest-only certificates
 |   of their affiliates.  |         which bear interest at a variable annual rate on a
  -------------------------          notional balance and, as the case may be, certificate
                                     principal balance, in each case as set forth in this
                                     free writing prospectus.

 (4) The pass-through rates on these classes of certificates are adjustable rates based on One-Month LIBOR or One-Year MTA, as applicable, subject to a maximum rate, in each case as described under "Summary--Description of the Certificates--Pass-Through Rates" in this free writing prospectus.

 (5) Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured by first and more junior liens on one- to four-family residential properties.

Credit enhancement for the group I certificates will be provided by:

     o    subordination of the Class I-B certificates

Credit enhancement for the group II certificates will be provided by:

     o    subordination of the Class II-B certificates
     o    yield maintenance agreement

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in September 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BEAR, STEARNS & CO. INC., AS THE UNDERWRITER, WILL OFFER THE CERTIFICATES LISTED ABOVE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE.

THE UNDERWRITER WILL DELIVER THE OFFERED CERTIFICATES IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM AND EUROCLEAR ON OR ABOUT SEPTEMBER 8, 2006.

                            BEAR, STEARNS & CO. INC.
          The date of the free writing prospectus is September 6, 2006

            For use with the base prospectus dated September 5, 2006

                                                   TABLE OF CONTENTS


                  FREE WRITING PROSPECTUS                                               PROSPECTUS

SUMMARY..........................................S-5               Risk Factors........................................6
RISK FACTORS....................................S-24               Description of the Securities......................15
THE MORTGAGE POOL...............................S-43               The Trust Funds....................................26
STATIC POOL INFORMATION.........................S-77               Credit Enhancement.................................47
THE ISSUING ENTITY..............................S-77               Servicing of Loans.................................53
THE DEPOSITOR...................................S-78               The Agreements.....................................61
THE SPONSOR.....................................S-78               Material Legal Aspects of the Loans................75
SERVICING OF THE MORTGAGE LOANS.................S-80               The Sponsor........................................89
DESCRIPTION OF THE CERTIFICATES.................S-95               The Depositor......................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-130               Use of Proceeds....................................90
USE OF PROCEEDS................................S-165               Material Federal Income Tax Considerations.........91
FEDERAL INCOME TAX CONSEQUENCES................S-165               Reportable Transactions...........................124
STATE TAXES....................................S-167               State and Local Tax Considerations................124
ERISA CONSIDERATIONS...........................S-168               ERISA Considerations..............................124
LEGAL MATTERS..................................S-169               Method of Distribution............................138
LEGAL PROCEEDINGS..............................S-169               Legal Matters.....................................139
AFFILIATIONS, RELATIONSHIPS AND RELATED                            Financial Information.............................140
TRANSACTIONS ..................................S-169               Available Information.............................140
RATINGS........................................S-169               Incorporation of Certain Information
LEGAL INVESTMENT...............................S-171                    by Reference.................................140
AVAILABLE INFORMATION..........................S-172               Ratings...........................................141
REPORTS TO CERTIFICATEHOLDERS..................S-173               Legal Investment Considerations...................142
INCORPORATION OF INFORMATION BY REFERENCE......S-173               Plan of Distribution..............................144
GLOSSARY.......................................S-174               Glossary of Terms.................................144
INDEX OF DEFINED TERMS.........................S-189

SCHEDULE A -  Mortgage Loan
              Statistical Data...................A-1
SCHEDULE B -  Schedule of Projected
              Principal Balances.................B-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.......I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-174 of this free writing prospectus, "Index of Defined Terms" beginning on page S-189 of this free writing prospectus or "Glossary of Terms" beginning on page 144 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully. A glossary is included at the end of this free writing prospectus.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.



THE CERTIFICATES

Asset-Backed Certificates, Series                       Mutual Bank and its affiliates, with
2006-SD3, represent beneficial ownership                respect to approximately 7.81%, 18.33%,
interests in a trust fund that consists                 16.48%, 5.79%, 1.28%, 15.46%, 8.21% and
primarily of a pool of fixed rate,                      29.08% of the group I, group II,
hybrid and adjustable rate mortgage                     sub-loan group I-1, sub-loan group I-2,
loans, substantially all of which are                   sub-loan group I-3, sub-loan group II-1,
fully or negatively amortizing and                      sub-loan group II-2 and sub-loan group
secured by first and more junior liens                  II-3 mortgage loans, respectively, in
on one- to four-family residential                      each case by stated principal balance as
properties and certain other property                   of the cut-off date (the "cut-off date
and assets described in this free                       principal balance"). No other entity
writing prospectus.                                     originated or acquired over 10% of the
                                                        cut-off date principal balance of the
ORIGINATORS                                             mortgage loans.

The principal originators of the                        We refer you to "The Mortgage Pool" in
mortgage loans are Wells Fargo Bank,                    this Free writing prospectus for a
N.A., with respect to approximately                     description of the applicable
38.41%, 42.22%, 39.88%, 40.54%, 35.85%,                 underwriting criteria.
66.73%, 64.48% and 0.00% of the group I,
group II, sub-loan group I-1, sub-loan                  DEPOSITOR
group I-2, sub-loan group I-3, sub-loan
group II-1, sub-loan group II-2 and                     Bear Stearns Asset Backed Securities I
sub-loan group II-3 mortgage loans,                     LLC, a Delaware limited liability
respectively; Greenpoint Mortgage                       company and a limited purpose finance
Funding, Inc., with respect to                          subsidiary of The Bear Stearns Companies
approximately 19.57%, 0.00%, 0.00% and                  Inc. and an affiliate of Bear, Stearns &
54.65% of the group II, sub-loan group                  Co. Inc.
II-1, sub-loan group II-2 and sub-loan
group II-3 mortgage loans, respectively;                SPONSOR
SunTrust Mortgage, Inc., with respect to
approximately 34.66%, 11.95%, 27.71%,                   EMC Mortgage Corporation, in its
37.41%, 39.23%, 7.13%, 15.47% and 14.14%                capacity as a mortgage loan seller, a
of the group I, group II, sub-loan group                Delaware corporation and an affiliate of
I-1, sub-loan group I-2, sub-loan group                 the depositor and Bear, Stearns & Co.
I-3, sub-loan group II-1, sub-loan group                Inc., which will sell the mortgage loans
II-2 and sub-loan group II-3 mortgage                   to the depositor.
loans, respectively; and Washington

                                       S-5


MASTER SERVICER                                         YIELD MAINTENANCE PROVIDER

Wells Fargo Bank, N.A.                                  Bear Stearns Financial Products Inc., a
                                                        subsidiary of The Bear Stearns Companies
SERVICERS                                               Inc. and an affiliate of Bear, Stearns &
                                                        Co. Inc. and EMC Mortgage Corporation.
The primary servicers of the mortgage
loans are EMC Mortgage Corporation,                     ISSUING ENTITY
which services approximately 51.57%,
50.44%, 40.13%, 50.17%, 62.56%, 33.45%,                 Bear Stearns Asset Backed Securities I
33.36% and 80.98% of the group I, group                 Trust 2006-SD3, a New York common law
II, sub-loan group I-1, sub-loan group                  trust.
I-2, sub-loan group I-3, sub-loan group
II-1, sub-loan group II-2 and sub-loan                  POOLING AND SERVICING AGREEMENT
group II-3 mortgage loans, respectively,
Wells Fargo Bank, N.A., which services                  The pooling and servicing agreement
approximately 40.74%, 34.87%, 43.39%,                   dated as of August 1, 2006, among the
44.11%, 36.41%, 51.21%, 58.43 and 0.00%                 sponsor, the master servicer, the
of the group I, group II, sub-loan group                depositor, the securities administrator
I-1, sub-loan group I-2, sub-loan group                 and the trustee, under which the trust
I-3, sub-loan group II-1, sub-loan group                will be formed and will issue the
II-2 and sub-loan group II-3 mortgage                   certificates.
loans, respectively, and Washington
Mutual Bank, which services                             CUT-OFF DATE
approximately 7.69%, 14.68%, 16.48%,
5.72%, 1.03%, 15.34%, 8.21% and 19.02%                  The close of business on August 1, 2006.
of the group I, group II, sub-loan group
I-1, sub-loan group I-2, sub-loan group                 CLOSING DATE
I-3, sub-loan group II-1, sub-loan group
II-2 and sub-loan group II-3 mortgage                   On or about September 8, 2006.
loans, respectively, in each case by the
cut-off date principal balance of the                   THE MORTGAGE LOANS
mortgage loans. No other entity is a
servicer of at least 10% of the cut-off                 The aggregate principal balance of the
date principal balance of the mortgage                  mortgage loans as of the cut-off date is
loans.                                                  approximately $357,706,354. The mortgage
                                                        loans are fixed, hybrid and adjustable
     We refer you to "Servicing of the                  rate mortgage loans, substantially all
Mortgage Loans" in this free writing                    of which are fully or negatively
prospectus for a description of the                     amortizing and secured by first and more
servicing of the mortgage loans.                        junior liens on primarily one- to
                                                        four-family residential properties.
TRUSTEE
                                                        We will divide the mortgage loans into
JPMorgan Chase Bank, N.A., a national                   two separate loan groups based on
banking association.                                    whether they bear interest at a fixed
                                                        rate or adjustable rate. We refer to
SECURITIES ADMINISTRATOR                                each loan group of mortgage loans as a
                                                        "loan group." Loan group I will consist
Wells Fargo Bank, N.A., a national                      of fixed rate mortgage loans having an
banking association.                                    aggregate principal balance as of the
                                                        cut-off date of $193,855,373 and loan
PAYING AGENT AND CERTIFICATE REGISTRAR                  group II will consist of hybrid and
                                                        adjustable rate mortgage loans having an
Wells Fargo Bank, N.A., a national                      aggregate principal balance as of the
banking association.                                    cut-off date of $163,850,981. The mortgage

                                       S-6

loans in group I will be further                        mortgage loans, respectively,
divided into three sub-loan groups,                     by stated principal balance as of the
designated as sub-loan group I-1,                       cut-off- date, have a negative
sub-loan group I-2 and sub-loan                         amortization feature, under which
group I-3. The mortgage loans in group                  accrued interest on such mortgage loan
II will be further divided into three                   will be deferred and added to the
sub-loan groups, designated as sub-loan                 principal balance of that mortgage loan
group II-1, sub-loan group II-2 and                     to the extent that the minimum monthly
sub-loan group II-3. We refer to each                   payment on such mortgage loan on its
sub-loan group of mortgage loans as a                   interest payment date is less than the
"sub-loan group."                                       amount of accrued interest due on that
                                                        mortgage loan on that payment date. We
The characteristics of the mortgage                     refer you to "Risk Factors--Negative
loans as described in this free writing                 Amortization Provisions" and "The
prospectus and in Schedule A may differ                 Mortgage Pool--General" in this free
from the final pool as of the closing                   writing prospectus.
date due, among other things, to the
possibility that certain mortgage loans                 The interest rate on each mortgage loan
may become delinquent or default or may                 in loan group II will be adjusted
be removed or substituted and that                      monthly, annually or semi-annually, as
similar or different mortgage loans may                 applicable, based on One-Month LIBOR,
be added to the pool prior to the                       Six-Month LIBOR, One-Year LIBOR,
closing date.                                           One-Year CMT or One-Year MTA, in each
                                                        case to equal the related index plus a
All percentages, amounts and time                       fixed percentage set forth in or
periods with respect to the                             computed in accordance with the related
characteristics of the mortgage loans                   note, and generally subject to rounding
shown in this free writing prospectus                   and to certain other limitations,
and in schedule A to this free writing                  including a maximum lifetime mortgage
prospectus are subject to a variance of                 rate, and in certain cases a minimum
plus or minus 10%.                                      lifetime mortgage rate, and in certain
                                                        cases a maximum upward or downward
Approximately 62.05%, 94.13%, 100.00%                   adjustment on each interest adjustment
and 0.00% of the group II, sub-loan                     date, all as more fully described under
group II-1, sub-loan group II-2 and                     "The Mortgage Pool" in this free writing
sub-loan group II-3 mortgage loans,                     prospectus. As to each such adjustable
respectively, by cut-off date principal                 rate mortgage loan, the related servicer
balance, are hybrid mortgage loans                      will be responsible for calculating and
which, as of the cut-off date, are in                   implementing interest rate adjustments.
their fixed rate period. "Hybrid                        The related index is as described under
mortgage loans" are fixed rate mortgage                 "The Mortgage Pool--Indices on the
loans that convert to adjustable rate                   Mortgage Loans" in this free writing
mortgage loans after an initial stated                  prospectus.
period of time ranging from one to ten
years.                                                  In the case of the sub-loan group II-3
                                                        mortgage loans, while the interest rate
For many of the hybrid mortgage loans, a                on each such mortgage loan will adjust
period of time has elapsed since the                    monthly (with respect to certain of the
date of their origination. As a result,                 mortgage loans, after a period of up to
some hybrid mortgage loans may no longer                three months after origination during
be in their fixed rate period, or may                   which the related mortgage rate is
convert to an adjustable rate within a                  fixed), the minimum monthly payment due
shorter period of time than their                       on such mortgage loans generally will
initial stated fixed rate period. The                   only adjust annually. On each annual
weighted average number of months until                 payment adjustment date, the minimum
the next (or in the case of hybrid loans                monthly payment due on such mortgage
in their fixed rate period, initial)                    loan will be reset to fully amortize
interest rate adjustment date for each                  such mortgage loan over its remaining
mortgage loan is indicated in the table                 term to maturity, subject to the
below.                                                  conditions that (i) the amount of the
                                                        monthly payment on the
Approximately 35.80%, 0.00%, 0.00% and
100.00% of the group II, sub-loan group
II-1, sub-loan group II-2 and sub-loan
group II-3

                                       S-7

related mortgage loan will not increase                 Class II-1A-1 and Class II-1A-2
or decrease by an amount that is more                   certificates will be entitled to receive
than 7.50% of the monthly payment on                    distributions solely with respect to the
such mortgage loan prior to such                        sub-loan group II-1 mortgage loans; the
adjustment, (ii) as of the fifth                        Class II-2A-1 and Class II-2A-2
anniversary of the first due date with                  certificates will be entitled to receive
respect to such mortgage loan, and on                   distributions solely with respect to the
every fifth anniversary thereafter, and                 sub-loan group II-2 mortgage loans; the
on the last payment adjustment date                     Class II-3A-1, Class II-3A-2, Class
prior to the related mortgage loan's                    II-X-1 and Class II-X-2 certificates
scheduled maturity date, the minimum                    will be entitled to receive
monthly payment on the related mortgage                 distributions solely with respect to the
loan will be reset without regard to the                sub-loan group II-3 mortgage loans; and
limitation described in clause (i)                      the group II subordinate certificates
above, and (iii) if the unpaid principal                will be entitled to receive
balance on such mortgage loan exceeds                   distributions solely with respect to
110%, 115% or 125% of the original                      group II mortgage loans.
principal balance on such mortgage loan
due to deferred interest having been                    The stated principal balance of each
added to the principal balance of such                  mortgage loan generally has been
mortgage loan, then the monthly payment                 calculated on the assumption that the
on such mortgage loan will be reset on                  principal portion of all monthly
that payment date without regard to the                 payments due with respect to each
limitation described in clause (i) above                mortgage loan on or before the cut-off
to amortize fully the then unpaid                       date has been received.
principal balance of such mortgage loan
over its remaining term to maturity. See                Set forth below is certain information
"The Mortgage Pool--General" and                        regarding the mortgage loans and the
"--Negative Amortization" in this free                  related mortgaged properties as of the
writing prospectus.                                     cut-off date. The information provided
                                                        is approximate. All weighted average
Approximately 15.67%, 33.76%, 43.80%,                   information provided below reflects
64.17% and 0.00% of the group I, group                  weighting of the mortgage loans by their
II, sub-loan group II-1, sub-loan group                 stated principal balances as of the
II-2 and sub-loan group II-3 mortgage                   cut-off date.
loans, respectively, by cut-off date
principal balance, are within an initial                Schedule A, which is attached and is a
interest only period.                                   part of this free writing prospectus,
                                                        presents more detailed statistical
Except under the limited circumstances                  information relating to the mortgage
described in this free writing                          loans. You should also refer to "The
prospectus, the Class I-A-1A, Class                     Mortgage Pool" in this free writing
I-A-1B, Class I-A-1C and Class I-PO                     prospectus.
certificates will be entitled to receive
distributions solely with respect to the                SUB-LOAN GROUP I-1
sub-loan group I-1 mortgage loans; the
Class I-A-2A and Class I-A-2B                           The following table summarizes the
certificates will be entitled to receive                approximate characteristics of the
distributions solely with respect to the                mortgage loans in sub-loan group I-1,
sub-loan group I-2 mortgage loans; the                  all of which are fixed rate mortgage
Class I-A-3 and Class I-X certificates                  loans, as of the cut-off date:
will be entitled to receive
distributions solely with respect to the                Number of mortgage loans                              550
sub-loan group I-3 mortgage loans; and                  Aggregate principal balance                   $69,558,120
the group I subordinate certificates                    Average principal balance                        $126,469
will be entitled to receive                             Range of principal balances                       $763 to
distributions solely with respect to                                                                     $975,312
group I mortgage loans.                                 Range of mortgage rates                  4.000% to 6.500%
                                                        Weighted average mortgage rate                     5.760%
Except under the limited circumstances                  Weighted average
described in this free writing                               loan-to-value ratio                           72.84%
prospectus, the

                                       S-8

Range of scheduled remaining            49 months to
     terms to maturity                    359 months             181-360 months                           95.64%
Weighted average scheduled                                       361+ months                               0.00%
     remaining term to
     maturity                             319 months        Interest rate type:
                                                                 Fixed rate fully
Original term:                                                   amortizing                                0.39%
     0-180 months                             12.64%             Fixed rate balloon loans                 99.61%
     181-360 months                           87.36%
     361+ months                               0.00%        Types of mortgage properties:
                                                                 Single family dwellings                  78.97%
Interest rate type:                                              Condominium                               6.90%
     Fixed rate fully                                            Planned Unit Development                  8.64%
     amortizing                               99.90%             2-4 family dwellings                      4.62%
     Fixed rate balloon loans                  0.10%             Townhouse                                 0.86%

Types of mortgage properties:                               Owner Occupied                                81.00%
     Single family dwellings                  82.27%        Investor Property                              9.80%
     Condominium                               6.93%        Second Home                                    9.19%
     Planned Unit Development                  7.32%
     2-4 family dwellings                      3.04%        First liens                                   99.94%
     Townhouse                                 0.43%        Second liens                                   0.06%

Owner Occupied                                91.95%        State concentrations (over
Investor Property                              3.20%             5%):
Second Home                                    4.85%             California                               17.10%
                                                                 Florida                                  12.10%
First liens                                  100.00%             North Carolina                            6.31%
Second liens                                   0.00%             Texas                                     6.81%

State concentrations (over                                  Delinquencies:
     5%):                                                        31-60 days                                3.48%
     California                               14.87%
     Florida                                   6.43%        SUB-LOAN GROUP I-3
     Louisiana                                10.38%
     New York                                  5.64%        The following table summarizes the
                                                            approximate characteristics of the
Delinquencies:                                              mortgage loans in sub-loan group I-3,
     31-60 days                                2.41%        all of which are fixed rate mortgage
                                                            loans, as of the cut-off date:
SUB-LOAN GROUP I-2
                                                            Number of mortgage loans                         797
The following table summarizes the                          Aggregate principal balance              $78,253,019
approximate characteristics of the                          Average principal balance                    $98,184
mortgage loans in sub-loan group I-2,                       Range of principal balances                $8,851 to
all of which are fixed rate mortgage                                                                    $927,801
loans, as of the cut-off date:                              Range of mortgage rates            6.375% to 16.500%
                                                            Weighted average mortgage rate                7.742%
Number of mortgage loans                         526        Weighted average
Aggregate principal balance              $46,044,233             loan-to-value ratio                      82.80%
Average principal balance                    $87,537        Range of scheduled remaining           114 months to
Range of principal balances                  $297 to             terms to maturity                    359 months
                                            $693,366        Weighted average scheduled
Range of mortgage rates             5.875% to 7.000%             remaining term to
Weighted average mortgage rate                6.351%             maturity                             326 months
Weighted average
     loan-to-value ratio                      78.04%        Original term:
Range of scheduled remaining           144 months to             0-180 months                             10.03%
     terms to maturity                    359 months             181-360 months                           89.66%
Weighted average scheduled                                       361+ months                               0.31%
     remaining term to
     maturity                             335 months        Interest rate type:
                                                                 Fixed rate fully
Original term:                                                   amortizing                               91.67%
     0-180 months                              4.36%         Fixed rate balloon loans                  8.33%


                                       S-9

Types of mortgage properties:
     Single family dwellings                  76.94%        Investor Property                             12.73%
     Condominium                               8.04%        Second Home                                    7.02%
     Planned Unit Development                  8.10%
     2-4 family dwellings                      4.77%        First liens                                   94.52%
     Townhouse                                 0.48%        Second liens                                   5.48%

Owner Occupied                                69.40%        State concentrations (over
Investor Property                             22.93%             5%):
Second Home                                    7.67%             California                               15.21%
                                                                 Florida                                  11.68%
First liens                                   86.46%             Georgia                                   6.73%
Second liens                                  13.54%
                                                            Delinquencies:
State concentrations (over                                       31-60 days                                4.39%
     5%):
     California                               14.41%        SUB-LOAN GROUP II-1
     Florida                                  16.10%
     Georgia                                  10.58%        The following table summarizes the
                                                            approximate characteristics of the
Delinquencies:                                              mortgage loans in sub-loan group II-1,
     31-60 days                                 6.68        all of which are adjustable rate
                                                            mortgage loans, as of the cut-off date:
LOAN GROUP I
                                                            Number of mortgage loans                         276
The following table summarizes the                          Aggregate principal balance              $59,815,290
approximate characteristics of all the                      Average principal balance                   $216,722
mortgage loans in all sub-loan groups in                    Range of principal balances               $10,000 to
loan group I, all of which are fixed                                                                  $2,130,000
rate mortgage loans, as of the cut-off                      Range of mortgage rates            3.625% to 12.125%
date:                                                       Weighted average mortgage rate                5.622%
                                                            Weighted average
Number of mortgage loans                       1,347             loan-to-value ratio                      74.99%
Aggregate principal balance             $193,855,373        Range of scheduled remaining            74 months to
Average principal balance                   $143,916             terms to maturity                    358 months
Range of principal balances                   $9,923        Weighted average scheduled
                                          $1,257,000             remaining term to
Range of mortgage rates            4.000% to 16.500%             maturity                             338 months
Weighted average mortgage rate                6.700%
Weighted average                                            Original term:
     loan-to-value ratio                      78.10%             0-180 months                              0.11%
Range of scheduled remaining            49 months to             181-360 months                           99.89%
     terms to maturity                    359 months             361+ months                               0.00%
Weighted average scheduled
     remaining term to                                      Interest rate type:
     maturity                             326 months             Adjustable rate fully
                                                                   amortizing                              1.56%
Original term:                                                   Hybrid fully amortizing                  98.44%
     0-180 months                              9.62%             Hybrid balloon loans                      0.00%
     181-360 months                           90.62%
     361+ months                               0.12%        Indices:
                                                                 1-year CMT                               62.20%
Interest rate type:                                              6-month LIBOR                            23.54%
     Fixed rate fully                                            1-year LIBOR                             14.15%
     amortizing                               96.51%             1-month LIBOR                             0.00%
     Fixed rate balloon loans                  3.49%             MTA                                       0.12%

Types of mortgage properties:                               Types of mortgage properties:
     Single family dwellings                  79.34%             Single family dwellings                  65.64%
     Condominium                               7.37%             Condominium                              15.42%
     Planned Unit Development                  7.95%             Planned Unit Development                 14.82%
     2-4 family dwellings                      4.11%             2-4 family dwellings                      2.48%
     Townhouse                                 0.56%             Townhouse                                 0.60%

Owner Occupied                                80.25%

                                       S-10

Owner Occupied                                80.88%             1-month LIBOR                             0.00%
Investor Property                             13.27%             MTA                                       0.00%
Second Home                                    5.85%
                                                            Types of mortgage properties:
First liens                                  100.00%             Single family dwellings                  69.39%
                                                                 Condominium                              12.82%
State concentrations (over                                       Planned Unit Development                 16.52%
     5%):                                                        2-4 family dwellings                      1.27%
     California                               24.50%             Townhouse                                 0.00%
     Florida                                   7.23%
     Illinois                                  6.42%        Owner Occupied                                80.86%
                                                            Investor Property                              9.50%
Delinquencies:                                              Second Home                                    9.65%
     31-60 days                               10.14%
                                                            First liens                                  100.00%
Adjustable rate loans:
Weighted average:                                           State concentrations (over
     Gross Margin                             3.097%             5%):
     Periodic Cap                             1.828%             California                               22.45%
     Maximum Mortgage                                            Florida                                  19.85%
       Rate                                  10.937%             Virginia                                  5.99%
     Months to Next
       Adjustment                          27 months        Delinquencies:
                                                                 31-60 days                                3.38%

SUB-LOAN GROUP II-2                                         Adjustable rate loans:
                                                            Weighted average:
The following table summarizes the                               Gross Margin                             2.645%
approximate characteristics of the                               Periodic Cap                             1.813%
mortgage loans in sub-loan group II-2,                           Maximum Mortgage
all of which are adjustable rate                                   Rate                                  10.843%
mortgage loans, as of the cut-off date:                          Months to Next
                                                                   Adjustment                          61 months
Number of mortgage loans                         170
Aggregate principal balance              $45,373,276
Average principal balance                   $266,902        SUB-LOAN GROUP II-3
Range of principal balances               $42,900 to
                                          $2,940,000        The following table summarizes the
Range of mortgage rates             4.250% to 8.750%        approximate characteristics of the
Weighted average mortgage rate                5.754%        mortgage loans in sub-loan group II-3,
Weighted average                                            all of which are adjustable rate
     loan-to-value ratio                      74.27%        mortgage loans, as of the cut-off date:
Range of scheduled remaining           324 months to
     terms to maturity                    358 months        Number of mortgage loans                         177
Weighted average scheduled                                  Aggregate principal balance              $58,662,415
     remaining term to                                      Average principal balance                   $331,426
     maturity                             346 months        Range of principal balances               $53,739 to
                                                                                                      $1,381,177
Original term:                                              Range of mortgage rates             6.472% to 9.000%
     0-180 months                              0.00%        Weighted average mortgage rate                7.441%
     181-360 months                          100.00%        Weighted average
     361+ months                               0.00%             loan-to-value ratio                      77.36%
                                                            Range of scheduled remaining           288 months to
Interest rate type:                                              terms to maturity                    474 months
     Adjustable rate fully                                  Weighted average scheduled
       amortizing                              0.00%             remaining term to
     Hybrid fully amortizing                 100.00%             maturity                             363 months
     Hybrid balloon loans                      0.00%
                                                            Original term:
Indices:                                                         0-180 months                              0.00%
     1-year CMT                               52.04%             181-360 months                           87.09%
     6-month LIBOR                            10.58%             361+ months                              12.91%
     1-year LIBOR                             37.38%

                                  S-11

Interest rate type:                                         Weighted average
     Adjustable rate fully                                       loan-to-value ratio                      75.64%
       amortizing                            100.00%        Range of scheduled remaining            74 months to
     Hybrid fully amortizing                   0.00%             terms to maturity                    474 months
     Hybrid balloon loans                      0.00%        Weighted average scheduled
                                                                 remaining term to
Indices:                                                         maturity                             349 months
     1-year CMT                                0.00%
     6-month LIBOR                             0.00%        Original term:
     1-year LIBOR                              0.00%             0-180 months                              0.04%
     1-month LIBOR                             1.74%             181-360 months                           95.34%
     MTA                                      98.26%             361+ months                               4.62%

Types of mortgage properties:                               Interest rate type:
     Single family dwellings                  47.33%             Adjustable rate fully
     Condominium                              17.71%               amortizing                             36.37%
     Planned Unit Development                 26.02%             Hybrid fully amortizing                  63.63%
     2-4 family dwellings                      8.04%             Hybrid balloon loans                      0.00%
     Townhouse                                 0.56%
                                                            Indices:
Owner Occupied                                77.81%             1-year CMT                               37.12%
Investor Property                             16.54%             6-month LIBOR                            11.52%
Second Home                                    5.65%             1-year LIBOR                             15.52%
                                                                 1-month LIBOR                             0.62%
First liens                                  100.00%             MTA                                      35.22%

State concentrations (over                                  Types of mortgage properties:
     5%):                                                        Single family dwellings                  60.13%
     California                               47.83%             Condominium                              15.52%
     Florida                                  10.86%             Planned Unit Development                 19.30%
     Virginia                                  5.66%             2-4 family dwellings                      4.13%
                                                                 Townhouse                                 0.04%
Delinquencies:
     31-60 days                               10.44%        Owner Occupied                                79.78%
                                                            Investor Property                             13.39%
Adjustable rate loans:                                      Second Home                                    6.83%
Weighted average:
     Gross Margin                             3.057%        First liens                                  100.00%
     Periodic Cap                           uncapped
     Maximum Mortgage                                       State concentrations (over
       Rate                                  10.861%             5%):
     Months to Next                                              California                               32.28%
       Adjustment                            1 month             Florida                                  12.02%

                                                            Delinquencies:
LOAN GROUP II                                                    31-60 days                                8.38%

The following table summarizes the                          Adjustable rate loans:
approximate characteristics of all the                      Weighted average:
mortgage loans in all sub-loan groups in                         Gross Margin                             2.958%
loan group II, all of which are                                  Periodic Cap                             1.821%
adjustable rate mortgage loans, as of                            Maximum Mortgage
the cut-off date:                                                  Rate                                  10.884%
                                                                 Months to Next
Number of mortgage loans                         623               Adjustment                          27 months
Aggregate principal balance             $163,850,981
Average principal balance                   $263,003
Range of principal balances               $10,000 to        REMOVAL AND SUBSTITUTION OF A MORTGAGE
                                          $2,940,000        LOAN
Range of mortgage rates            3.625% to 12.125%
Weighted average mortgage rate                6.310%        The trustee (or the custodian as its
                                                            agent) will acknowledge the sale,
                                                            transfer and assignment to it by the
                                                            depositor and receipt of, subject to

                                  S-12

further review and the exceptions, the                  the Class I-A Certificates, and together
mortgage loans. If the trustee (or the                  with the Class I-PO and Class I-X
custodian as its agent) finds that any                  certificates, as the group I senior
mortgage loan is defective on its face                  certificates. Payments of interest and
due to a breach of the representations                  principal, as applicable, on each class
and warranties with respect to that loan                of group I senior certificates will be
made in the transaction agreements, the                 made first from mortgage loans in the
trustee (or the custodian as its agent)                 related sub-loan group and thereafter,
will promptly notify the sponsor of such                in limited circumstances as further
defect. The sponsor must then correct or                described herein, from mortgage loans in
cure any such defect within 90 days from                the other sub-loan group or groups in
the date of notice from the trustee (or                 group I.
the custodian as its agent) of the
defect and if the sponsor fails to                      The Class I-B-1, Class I-B-2 and Class
correct or cure such defect within such                 I-B-3 Certificates will each represent
period and such defect materially and                   subordinate interests in group I
adversely affects the interests of the                  mortgage loans and these certificates
certificateholders in the related                       are sometimes referred to herein as the
mortgage loan, the sponsor will, in                     group I offered subordinate
accordance with the terms of the pooling                certificates.
and servicing agreement, within 90 days
of the date of notice, transfer to the                  The trust will also issue Class I-B-4,
trust a substitute mortgage loan (if                    Class I-B-5 and Class I-B-6
within two years of the closing date) or                Certificates, which are not offered by
repurchase the mortgage loan from the                   this free writing prospectus, and are
trust; provided that, if such defect                    sometimes referred to herein as the
would cause the mortgage loan to be                     group I non-offered certificates. The
other than a "qualified mortgage" as                    group I non-offered certificates will
defined in Section 860G(a)(3) of the                    each represent subordinated interests in
Internal Revenue Code, any such cure or                 the group I mortgage loans. The group I
substitution must occur within 90 days                  non-offered certificates have an initial
from the date such breach was                           principal balance of approximately
discovered.                                             $9,210,172.

DESCRIPTION OF THE CERTIFICATES                         The Class I-B-1, Class I-B-2, Class
                                                        I-B-3, Class I-B-4, Class I-B-5 and
GENERAL                                                 Class I-B-6 Certificates are sometimes
                                                        referred to herein as the Class I-B
The trust will issue senior and                         Certificates or group I subordinate
subordinate certificates in two                         certificates.
certificate groups, which will represent
the entire beneficial ownership in the                  The group I senior certificates and
trust.                                                  group I offered subordinate certificates
                                                        are sometimes referred to herein as the
The Class I-A-1A, Class I-A-1B, Class                   group I offered certificates.
I-A-1C and Class I-PO certificates will
represent interests principally in                      The group I offered certificates and the
sub-loan group I-1 and these                            group I non-offered certificates are
certificates (other than the Class I-PO                 sometimes referred to herein as the
certificates) are sometimes referred to                 group I certificates.
herein as the Class I-A-1 Certificates.
The Class I-A-2A and Class I-A-2B                       The Class II-1A-1 and Class II-1A-2
certificates will represent interests                   certificates will represent interests
principally in sub-loan group I-2 and                   principally in sub-loan group II-1, and
these certificates are sometimes                        these certificates are sometimes
referred to herein as the Class I-A-2                   referred to herein as the Class II-1A
Certificates. The Class I-A-3 and Class                 Certificates. The Class II-2A-1 and
I-X certificates will represent                         Class II-2A-2 certificates will
interests principally in sub-loan group                 represent interests principally in
I-3.                                                    sub-loan group II-2, and these
                                                        certificates are sometimes referred to
The Class I-A-1, Class I-A-2 and Class                  herein as the Class II-2A Certificates.
I-A-3 certificates are sometimes                        The Class II-3A-1, Class II-3A-2, Class
referred to herein as                                   II-X-1 and Class II-X-2 certificates
                                                        will represent interests principally in
                                                        sub-loan group II-3, and

                                       S-13

these certificates (other than the Class                The trust will also issue Class II-P
II-X-1 and Class II-X-2 certificates)                   certificates, which are not offered by
are sometimes referred to herein as the                 this free writing prospectus, and which
Class II-3A Certificates.                               will represent the right of the holder
                                                        to prepayment charges on the group II
The Class II-1A certificates, Class                     mortgage loans serviced by EMC Mortgage
II-2A certificates and Class II-3A                      Corporation, to the extent such
certificates are sometimes referred to                  prepayment charges are not retained by
herein as the Class II-A Certificates.                  EMC Mortgage Corporation as servicer in
The Class II-X-1 certificates and Class                 accordance with the terms of the
II-X-2 certificates are sometimes                       servicing agreement.
referred to herein as the Class II-X
Certificates. The Class II-A                            The Class I-X certificates and the Class
Certificates and the Class II-X                         II-X certificates are sometimes referred
Certificates are sometimes referred to                  to herein as the interest-only
herein as the group II senior                           certificates or the Class X
certificates. Payments of interest and,                 Certificates.
as applicable, principal on each class
of group II senior certificates will be                 The group I offered certificates and
made first from mortgage loans in the                   group II offered certificates are
related sub-loan group and thereafter,                  sometimes referred to herein as the
in limited circumstances as further                     offered certificates. The group I
described herein, from mortgage loans in                non-offered certificates and group II
the other sub-loan group or groups in                   non-offered certificates are sometimes
group II.                                               referred to herein as the non-offered
                                                        certificates.
The Class II-B-1, Class II-B-2 and Class
II-B-3 Certificates will each represent                 The group I senior certificates and
subordinate interests in group II                       group II senior certificates are
mortgage loans and these certificates                   sometimes referred to herein as the
are sometimes referred to herein as the                 senior certificates. The group I
group II offered subordinate                            subordinate certificates and group II
certificates.                                           subordinate certificates are sometimes
                                                        referred to herein as the subordinate
The trust will also issue Class II-B-4,                 certificates.
Class II-B-5 and Class II-B-6
Certificates, which are not offered by                  The group I certificates and group II
this free writing prospectus, and                       certificates are sometimes referred to
together with the Class II-P                            herein as the certificates.
Certificates, are sometimes referred to
herein as the group II non-offered                      The Class R Certificates and the Class
certificates. The group II non-offered                  R-X Certificates (also referred to
certificates will each represent                        herein as the residual certificates),
subordinated interests in the group II                  which are not offered pursuant to this
mortgage loans. The group II non-offered                free writing prospectus, will represent
certificates have an initial principal                  the residual interests in the real
balance of approximately $7,292,981.                    estate mortgage investment conduits
                                                        established by the trust.
The Class II-B-1, Class II-B-2, Class
II-B-3, Class II-B-4, Class II-B-5 and                  The final scheduled distribution date
Class II-B-6 Certificates are sometimes                 for the group I offered certificates is
referred to herein as the Class II-B                    the distribution date in August 2036 and
Certificates or group II subordinate                    the final scheduled distribution date
certificates.                                           for the group II offered certificates is
                                                        the distribution date in July 2036. It
The group II senior certificates and the                is intended that the amounts deposited
group II offered subordinate                            in the final maturity reserve account
certificates are sometimes referred to                  will be sufficient to retire the related
herein as the group II offered                          group II certificates on the group II
certificates.                                           final scheduled distribution date, even
                                                        though the outstanding principal balance
The group II offered certificates and                   of the
the group II non-offered certificates
are sometimes referred to herein as the
group II certificates.

                                       S-14

group II mortgage loans having 40-year                  PASS-THROUGH RATES
original terms to maturity have not been
reduced to zero on such final scheduled                 The pass-through rates for each class of
distribution date. The actual final                     offered certificates (other than the
distribution date for each class of                     Class I-A Certificates) may change from
offered certificates may be earlier, and                distribution date to distribution date.
could be substantially earlier, than the                The pass-through rate will therefore be
distribution date in August 2036 or July                adjusted on a monthly basis. Investors
2036, respectively.                                     will be notified of a pass-through rate
                                                        adjustment through the monthly
RECORD DATE                                             distribution reports as described under
                                                        "Description of the Certificates -
For each class of certificates (other                   Reports to Certificateholders" in this
than the Class II-3A-2 certificates),                   free writing prospectus.
and for any distribution date, the close
of business on the last business day of                 Group I Certificates
the month immediately preceding the
month in which such distribution date                   The pass-through rates for each class of
occurs, and for the first distribution                  group I certificates are as follows:
date, the closing date.
                                                        On any distribution date, the
For the Class II-3A-2 certificates, and                 pass-through rate per annum for each
for any distribution date, close of                     class of Class I-A Certificates will be
business on the business day immediately                equal to the respective per annum fixed
preceding the applicable distribution                   rate set forth on the cover of this free
date so long as such certificates remain                writing prospectus.
in book-entry form; and otherwise the
record date shall be the close of                       On any distribution date, the
business on the last business day of the                pass-through rate per annum for the
month preceding the month in which such                 Class I-X certificates for any
distribution date occurs.                               distribution date, will be equal to the
                                                        excess, if any, of (a) the weighted
DENOMINATIONS                                           average of the net mortgage rates of the
                                                        sub-loan group I-3 mortgage loans with a
For each class of offered certificates,                 net mortgage rate greater than or equal
$25,000 and multiples of $1,000 in                      to 6.500%, over (b) 6.500%.
excess thereof (except that one
certificate may be issued in an amount                  The Class I-PO certificates are
equal to the remainder of that class).                  principal-only certificates which are
                                                        not entitled to receive any payments of
REGISTRATION OF CERTIFICATES                            interest.

The trust will issue the offered                        On any distribution date, the
certificates initially in book-entry                    pass-through rate for each class of
form. Persons acquiring beneficial                      Class I-B Certificates will be, for any
ownership interests in book-entry                       distribution date, a variable
certificates may elect to hold their                    pass-through rate equal to the weighted
beneficial interests through The                        average of the pass-through rates per
Depository Trust Company, in the United                 annum for each class of Class I-A
States, or Clearstream Luxembourg or                    Certificates, weighted in proportion to
Euroclear, in Europe.                                   the excess of the aggregate stated
                                                        principal balance of each related
We refer you to "Description of the                     sub-loan group over the aggregate
Certificates -- Book-Entry Registration"                certificate principal balance of the
and "Annex I--Global Clearance,                         senior certificates related to such
Settlement and Tax Documentation                        sub-loan group.
Procedures" in this free writing
prospectus.

                                       S-15

Group II Certificates                                        o    on its certificate principal
                                                                  balance, if any, the weighted
The pass-through rates for each class of                          average of the net mortgage
group II certificates are as follows:                             rates of the sub-loan group
                                                                  II-3 mortgage loans.
On any distribution date, the
pass-through rate per annum for the                     On any distribution date, the
Class II-1A certificates will be equal                  pass-through rate per annum for the
to the weighted average of the net                      Class II-X-2 certificates for any
mortgage rates of the sub-loan group                    distribution date, will be equal to:
II-1 mortgage loans.
                                                             o    on its notional amount, the
On any distribution date, the                                     excess, if any, of
pass-through rate per annum for the
Class II-2A certificates will be equal                                 (a) the weighted average
to the weighted average of the net                                     of the net mortgage rates
mortgage rates of the sub-loan group                                   of the sub-loan group
II-2 mortgage loans.                                                   II-3 mortgage loans, over

On any distribution date, the                                          (b) the applicable
pass-through rate per annum for the                                    pass-through rate on the
Class II-3A-1 certificates will be equal                               Class II-3A-2
to the lesser of (a) One-Year MTA for                                  certificates as of the
the related accrual period plus the per                                related distribution
annum pass-through margin of 1.000% and                                date, and
(b) the applicable interest rate cap for
such distribution date as described                          o    on its certificate principal
below.                                                            balance, if any, the weighted
                                                                  average of the net mortgage
On any distribution date, the                                     rates of the sub-loan group
pass-through rate per annum for the                               II-3 mortgage loans.
Class II-3A-2 certificates will be equal
to the lesser of (a) One-Month LIBOR for                On any distribution date, the
the related accrual period plus the per                 pass-through rate for each class of
annum pass-through margin of, initially,                Class II-B Certificates will be, for any
0.400% and after the optional                           distribution date, a variable
termination date, 0.800%, (b) 10.50% per                pass-through rate equal to the weighted
annum, and (c) the applicable interest                  average of the weighted average of the
rate cap for such distribution date as                  net rates of the mortgage loans in each
described below.                                        sub-loan group in loan group II,
                                                        weighted in proportion to the excess of
On any distribution date, the                           the aggregate stated principal balance
pass-through rate per annum for the                     of each such sub-loan group over the
Class II-X-1 certificates for any                       aggregate certificate principal balance
distribution date, will be equal to:                    of the senior certificates related to
                                                        such sub-loan group.
     o    on its notional amount, the
          excess, if any, of:                           The "optional termination date" is the
                                                        first distribution date that the
               (a) the weighted average                 depositor would have the option to
               of the net mortgage rates                purchase all of the remaining trust
               of the sub-loan group                    assets, as described under "Optional
               II-3 mortgage loans, over                Termination" below.

               (b) the applicable                       The "interest rate cap" for each of the
               pass-through rate on the                 Class II-3A-1 and Class II-3A-2
               Class II-3A-1                            certificates is equal to the weighted
               certificates as of the                   average of the net mortgage rates of the
               related distribution                     mortgage loans in sub-loan group II-3 as
               date, and                                of the first day of the related due
                                                        period, in the case of the Class II-3A-2
                                                        certificates, adjusted to an effective
                                                        rate reflecting the accrual of interest
                                                        on an actual/360 basis, minus the Coupon
                                                        Strip,

                                       S-16

if any, payable to the Final                                      plus
Maturity Reserve Account on such
distribution date, expressed as a per                        o    any interest due on a prior
annum rate.                                                       distribution date that was not
                                                                  paid,
If on any distribution date, the
pass-through rate for a class of Class                            minus
II-3A-1 or Class II-3A-2 certificates is
based on the interest rate cap and, in                       o    certain shortfalls in interest
the case of the Class II-3A-2                                     collections allocated to that
certificates, the amount of such                                  class of certificates.
limitation exceeds the amount available
for such class from payments under the                  However, the amount of interest
yield maintenance agreement, the holders                distributable on a distribution date
of the related certificates may receive                 with respect to any class of group II
a lesser amount of interest than they                   certificates will be reduced by the
would have received on such distribution                amount, if any, of net deferred interest
date had the pass-through rate for that                 for the related distribution date that
class not been calculated based on its                  is allocated to such class of
interest rate cap. The Class II-3A-2                    certificates. In addition, the amount of
certificates will be entitled to receive                interest collections available for
certain distributions of such shortfall                 distribution to the holders of the
amounts from amounts otherwise                          applicable group II certificates will be
distributable to the Class II-X-2                       reduced, on and after the distribution
certificates.                                           date occurring in September 2016, by any
                                                        related amounts paid into the final
We refer you to "Description of the                     maturity reserve account, as described
Certificates - Distributions" in this                   under "Description of the
free writing prospectus.                                Certificates--Final Maturity Reserve
                                                        Account" in this free writing
DISTRIBUTION DATES                                      prospectus.

The paying agent will make distributions                The Class II-3A-2 certificates may
on the certificates on the 25th day of                  receive additional amounts from payments
each calendar month beginning in                        under a yield maintenance agreement, as
September 2006 to the appropriate                       described under "Description of the
holders of record. If the 25th day of a                 Certificates--The Yield Maintenance
month is not a business day, then the                   Agreement."
paying agent will make distributions on
the next business day after the 25th day                The accrual period for the certificates
of the month.                                           (other than the Class I-PO certificates
                                                        and the Class II-3A-2 certificates) will
INTEREST PAYMENTS                                       be the calendar month immediately
                                                        preceding the calendar month in which a
On each distribution date holders of the                distribution date occurs. Calculations
interest-bearing offered certificates                   of interest on these certificates will
will be entitled to receive:                            be based on a 360-day year that consists
                                                        of twelve 30-day months.
     o    the interest that has accrued
          on the certificate principal                  The accrual period for the Class II-3A-2
          balance or notional amount of                 certificates will be the period from and
          such class of certificates at                 including the preceding distribution
          the related pass-through rate                 date (or from the closing date, in the
          (subject to the interest rate                 case of the first distribution date) to
          cap in the case of the Class                  and including the day prior to the
          II-3A-1 and Class II-3A-2                     current distribution date. Calculations
          certificates) during the                      of interest on these certificates will
          related accrual period,                       be based on a 360-day year and the
                                                        actual number of days elapsed during the
                                                        related accrual period.


                                       S-17

PRINCIPAL PAYMENTS                                                the Class I-B-5
                                                                  certificates and the Class
On each distribution date, distributions                          I-B-6 certificates;
of principal will be made on the
certificates of each related group                            o   the Class I-B-3 certificates
entitled to payments of principal, in                             will have payment priority
the respective priorities described in                            over the Class I-B-4
this free writing prospectus, if there                            certificates, the Class I-B-5
is cash available on that date for the                            certificates and the Class
payment of principal to the applicable                            I-B-6 certificates;
class. Monthly principal distributions
will generally include principal                              o   the Class I-B-4 certificates
payments on the related mortgage loans.                           will have payment priority
                                                                  over the Class I-B-5
You should review the priority of                                 certificates and the Class
payments described under "Description of                          I-B-6 certificates; and
the Certificates - Distributions" in
this free writing prospectus.                                 o   the Class I-B-5 certificates
                                                                  will have payment priority
CREDIT ENHANCEMENT                                                over the Class I-B-6
                                                                  certificates;
Credit enhancement provides limited
protection to holders of specified                      Subordination provides the holders of
certificates against shortfalls in                      group I certificates having a higher
payments received on the related                        payment priority with protection against
mortgage loans. This transaction employs                losses realized when the unpaid
the following forms of credit                           principal balance on a group I mortgage
enhancement:                                            loan exceeds the proceeds recovered on
                                                        liquidation of that mortgage loan. In
Group I Certificates                                    general, we accomplish this loss
                                                        protection by allocating any realized
SUBORDINATION. By issuing group I senior                losses on the group I mortgage loans
certificates and group I subordinate                    among the group I certificates,
certificates, the trust has increased                   beginning with the class of group I
the likelihood that group I senior                      subordinate certificates with the lowest
certificateholders will receive regular                 payment priority, until the certificate
payments of principal and, as                           principal balance of that subordinated
applicable, interest.                                   class has been reduced to zero. We then
                                                        allocate the realized losses to the next
The group I senior certificates will                    most junior class of group I subordinate
have payment priority over the group I                  certificates, until the principal
subordinate certificates.                               balance of each class of group I
                                                        subordinate certificates is reduced to
Among the classes of group I subordinate                zero. After the certificate principal
certificates:                                           balances of all of the group I
                                                        subordinate certificates have been
      o   the Class I-B-1 certificates                  reduced to zero, the principal portion
          will have payment priority                    of realized losses on a group I mortgage
          over the Class I-B-2                          loan occurring during the related due
          certificates, the Class I-B-3                 period will be allocated to the group I
          certificates, the Class I-B-4                 senior certificates (other than the
          certificates, the Class I-B-5                 Class I-X certificates), in the order of
          certificates and the Class                    priority set forth in this free writing
          I-B-6 certificates;                           prospectus, until the certificate
                                                        principal balance of each such class has
      o   the Class I-B-2 certificates                  been reduced to zero.
          will have payment priority
          over the Class I-B-3                          In addition, to extend the period during
          certificates, the Class I-B-4                 which the group I subordinate
          certificates,                                 certificates remain available as credit
                                                        enhancement to the group I senior
                                                        certificates, the entire amount of any
                                                        prepayments and certain other
                                                        unscheduled recoveries of principal with
                                                        respect to the group


                                       S-18

I mortgage loans in a sub-loan group                               certificates, the Class II-B-4
will be allocated to the related group I                           certificates, the Class II-B-5
senior certificates (other than the                                certificates and the Class
Class I-X certificates) to the extent                              II-B-6 certificates;
described in this free writing
prospectus during the first 5 years                           o    the Class II-B-3 certificates
after the cut-off date, with such                                  will have payment priority
allocation to be subject to further                                over the Class II-B-4
reduction over an additional 5 year                                certificates, the Class II-B-5
period thereafter as described in this                             certificates and the Class
free writing prospectus, unless certain                            II-B-6 certificates;
loss and delinquency tests (as set forth
in the definition of "Group I Senior                          o    the Class II-B-4 certificates
Prepayment Percentage" in the Glossary                             will have payment priority
hereto) are satisfied. This will                                   over the Class II-B-5
accelerate the amortization of the group                           certificates and the Class
I senior certificates in the related                               II-B-6 certificates; and
sub-loan group (other than the Class I-X
and Class I-PO certificates) while, in                        o    the Class II-B-5 certificates
the absence of realized losses in                                  will have payment priority
respect of the group I mortgage loans in                           over the Class II-B-6
the related sub-loan group, increasing                             certificates;
the percentage interest in the principal
balance of the related mortgage loans                   Subordination provides the holders of
that the group I subordinate                            group II certificates having a higher
certificates evidence.                                  payment priority with protection against
                                                        losses realized when the unpaid
We refer you to "Description of the                     principal balance on a group II mortgage
Certificates--Distributions" and                        loan exceeds the proceeds recovered on
"--Allocation of Realized Losses" in                    liquidation of that mortgage loan. In
this free writing prospectus.                           general, we accomplish this loss
                                                        protection by allocating any realized
Group II Certificates                                   losses on the group II mortgage loans
                                                        among the group II certificates,
SUBORDINATION. By issuing group II                      beginning with the class of group II
senior certificates and group II                        subordinate certificates with the lowest
subordinate certificates, the trust has                 payment priority, until the certificate
increased the likelihood that group II                  principal balance of that subordinated
senior certificateholders will receive                  class has been reduced to zero. We then
regular payments of interest and                        allocate the realized losses to the next
principal.                                              most junior class of group II
                                                        subordinate certificates, until the
The group II senior certificates will                   principal balance of each class of group
have payment priority over the group II                 II subordinate certificates is reduced
subordinate certificates.                               to zero. After the certificate principal
                                                        balances of all of the group II
Among the classes of group II                           subordinate certificates have been
subordinate certificates:                               reduced to zero, the principal portion
                                                        of realized losses on a group II
      o   the Class II-B-1 certificates                 mortgage loan occurring during the
          will have payment priority                    related due period will be allocated to
          over the Class II-B-2                         the group II senior certificates (other
          certificates, the Class II-B-3                than the group II interest-only
          certificates, the Class II-B-4                certificates), in the order of priority
          certificates, the Class II-B-5                set forth in this free writing
          certificates and the Class                    prospectus, until the certificate
          II-B-6 certificates;                          principal balance of each such class has
                                                        been reduced to zero.
      o   the Class II-B-2 certificates
          will have payment priority                    In addition, to extend the period during
          over the Class II-B-3                         which the group II subordinate
                                                        certificates remain available as credit
                                                        enhancement to the group II senior
                                                        certificates, the entire amount of any
                                                        prepayments and certain other
                                                        unscheduled


                                      S-19

recoveries of principal with                            interest and principal (other than
respect to the group II mortgage loans                  principal on any balloon payment and, to
in a sub-loan group will be allocated to                the extent set forth in the related
the related group II senior certificates                servicing agreement, principal on any
to the extent described in this free                    negative amortization loan) on the
writing prospectus during the first 10                  mortgage loans for which it acts as
years after the cut-off date, with such                 servicer, in general to the extent that
allocation to be subject to further                     such servicer reasonably believes that
reduction over an additional 5 year                     such cash advances can be repaid from
period thereafter as described in this                  future payments on the related mortgage
free writing prospectus, unless certain                 loans. If the related servicer fails to
loss and delinquency tests (as set forth                make any required advances, the master
in the definition of "Group II Senior                   servicer in general may be obligated to
Prepayment Percentage" in the Glossary                  do so, as described in this free writing
hereto) are satisfied. This will                        prospectus. These cash advances are only
accelerate the amortization of the group                intended to maintain a regular flow of
II senior certificates in the related                   scheduled principal and (as applicable)
sub-loan group while, in the absence of                 interest payments on the certificates
realized losses in respect of the group                 and are not intended to guarantee or
II mortgage loans in the related                        insure against losses.
sub-loan group, increasing the
percentage interest in the principal                    We refer you to "Servicing of the
balance of the related mortgage loans                   Mortgage Loans" in this free writing
that the group II subordinate                           prospectus.
certificates evidence.
                                                        FINAL MATURITY RESERVE ACCOUNT
We refer you to "Description of the
Certificates--Distributions" and                        If, on each distribution date occurring
"--Allocation of Realized Losses" in                    in and after September 2016, if any of
this free writing prospectus.                           the Class II-3A-1, Class II-3A-2 or
                                                        group II subordinate certificates are
YIELD MAINTENANCE AGREEMENT                             outstanding, the securities
                                                        administrator will be required to
The Class II-3A-2 certificates will have                deposit into a final maturity reserve
the benefit of a yield maintenance                      account, prior to the payment of
agreement between Bear Stearns Financial                interest on such certificates, a portion
Products Inc. and the trust, which will                 of interest collections with respect to
be entered into on the closing date. The                sub-loan group II-3. Each such related
yield maintenance agreement terminates                  deposit, which we refer to as a coupon
in accordance with its terms after the                  strip, will be equal to the product of
distribution date in August 2014. We                    one-twelfth of 1.000% and the aggregate
have described the amounts payable under                scheduled principal balance of the
the yield maintenance agreement under                   mortgage loans in sub-loan group II-3
"Description of the Certificates--The                   with original terms to maturity in
Yield Maintenance Agreement" in this                    excess of 30 years, not to exceed, in
free writing prospectus. Payments under                 the aggregate, a final maturity reserve
the yield maintenance agreement may                     fund target. Amounts on deposit in the
mitigate against the effects of the                     final maturity reserve account will be
interest rate cap resulting from a                      used to pay the outstanding class
mismatch between the weighted average                   certificate balances of the Class
mortgage rate of the related mortgage                   II-3A-1, Class II-3A-2 or group II
loans and the One-Month LIBOR-based rate                subordinate certificates then
on the Class II-3A-2 certificates.                      outstanding to zero on the 360th
                                                        distribution date.
ADVANCES
                                                        We refer you to "Description of the
Each servicer will make cash advances                   Certificates--Final Maturity Reserve
with respect to delinquent payments of                  Account" in this free writing
scheduled                                               prospectus.



                                      S-20

SERVICING FEE AND MASTER SERVICING FEE                  interests" in the related REMIC
                                                        identified in the pooling and servicing
The master servicer will be entitled to                 agreement and rights to receive certain
receive a fee as compensation for its                   payments of Carry-forward Shortfall
activities under the pooling and                        Amounts and certain payments under the
servicing agreement equal to 1/12th of                  yield maintenance agreement.
0.0115% per annum of the aggregate
principal balance of the mortgage loans                 The residual certificates will represent
in the related loan group as of the                     the beneficial ownership of the sole
first day of the month immediately                      class of "residual interest" in a REMIC.
preceding such distribution date. Each                  Certain classes of offered certificates
of the servicers will be entitled to                    may be issued with original issue
recover a fee as compensation for its                   discount for federal income tax purposes.
activities under the related servicing
agreement equal to 1/12th of the                        We refer you to "Federal Income Tax
applicable servicing fee rate multiplied                Consequences" in this free writing
by the stated principal balance of each                 prospectus and "Material Federal Income
mortgage loan serviced by it as of the                  Tax Considerations" in the prospectus for
due date in the month preceding the                     additional information concerning the
month in which such distribution date                   application of federal income tax laws.
occurs. The servicing fee rate will
range from 0.25% to 0.50% per annum.                    LEGAL INVESTMENT
Interest shortfalls on the related
mortgage loans resulting from                           None of the certificates will be
prepayments in full in any calendar                     "mortgage related securities" for
month will be offset by the related                     purposes of the Secondary Mortgage Market
servicer or, if and to the extent not                   Enhancement Act of 1984.
offset by the related servicer, by the
master servicer on the distribution date                We refer you to "Legal Investment
in the following calendar month to the                  Considerations" in the prospectus.
extent of compensating interest payments
as described in this free writing                       ERISA CONSIDERATIONS
prospectus.
                                                        The Class A Certificates may be purchased
OPTIONAL TERMINATION                                    by an employee benefit plan or other
                                                        retirement arrangement subject to the
The depositor may purchase all of the                   Employee Retirement Income Security Act
remaining assets in a loan group when                   of 1974 or Section 4975 of the Internal
the stated principal balance of the                     Revenue Code of 1986 ("Plan"), but the
mortgage loans and any foreclosed real                  subordinate certificates may only be
estate owned by the trust fund, in each                 purchased by or on behalf of a Plan if
case with respect to the related loan                   one of a number of prohibited transaction
group, has declined to or below 10% of                  class exemptions, based on the identity
the stated principal balance of the                     of the fiduciary of such plan or
mortgage loans in the related loan group                arrangement or the source of funds used
as of the cut-off date. We refer to this                to acquire the certificates, is
distribution date, respectively, as the                 applicable to the acquisition and holding
related "optional termination date."                    of such certificates.
Such a purchase will result in the early
retirement of all the certificates.                     We refer you to "ERISA Considerations" in
                                                        this free writing prospectus and in the
FEDERAL INCOME TAX CONSEQUENCES                         prospectus.

For federal income tax purposes, the
trust (other than the basis risk reserve fund and the yield maintenance account) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates (other than the Class R
Certificates) will represent beneficial
ownership of "regular


                                      S-21

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's," and Fitch Ratings, which we refer to as "Fitch."


              STANDARD
    CLASS     & POOR'S      FITCH
    ------   ----------     -----
    I-A-1A       AAA         AAA
    I-A-1B       AAA         AAA
    I-A-1C       AAA         AAA
    I-PO         AAA         AAA
    I-A-2A       AAA         AAA
    I-A-2B       AAA         AAA
    I-A-3        AAA         AAA
    I-X          AAA         AAA
    I-B-1        AA          AA
    I-B-2        A           A
    I-B-3        BBB         BBB
    II-1A-1      AAA         AAA
    II-1A-2      AAA         AAA
    II-2A-1      AAA         AAA
    II-2A-2      AAA         AAA
    II-3A-1      AAA         AAA
    II-X-1       AAA         AAA
    II-3A-2      AAA         AAA
    II-X-2       AAA         AAA
    II-B-1       AA          AA
    II-B-2       A           A
    II-B-3       BBB         BBB

A rating is not a recommendation to buy, sell or hold securities and any rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                              TRANSACTION STRUCTURE

                              [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE
CERTIFICATES OF A LOAN
GROUP HAVE A GREATER RISK
OF LOSS THAN THE SENIOR
CERTIFICATES OF THE RELATED
LOAN GROUP.
                            When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." References in the following paragraph to "related subordinated classes" means:

                                 o    with respect to the senior
                                      certificates of a loan group, the
                                      subordinate certificates of the
                                      related loan group; and

                                 o    with respect to the Class B
                                      Certificates of a loan group, the
                                      Class B Certificates of such loan
                                      group having a higher numerical
                                      designation.

                            We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates of a loan group to receive certain payments of interest and (as applicable) principal prior to the related subordinated classes and, second, by the allocation of realized losses to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans of a loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans of a loan group are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans of a loan group are allocated to the related subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans of a loan group would first be allocated to the Class I-B-6 Certificates, in the case of loan group I, and to the Class II-B-6 Certificates, in the case of loan group II, until the certificate principal balance of such Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a loan group would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate principal balance of all such subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans of such loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. After the certificate principal balances of all of the subordinate certificates of a loan group have been reduced to zero, the principal portion of realized losses on a mortgage loan in a sub-loan group occurring during the related due period will be allocated to the related senior certificates (other than the interest-only certificates), in the order of priority set forth in this free writing prospectus, until the certificate principal balance of each such class has been reduced to zero.

                            You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                            We refer you to "Description of the Certificates" in this free writing prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATE
CERTIFICATES
                            The weighted average lives of, and the yields to maturity on, the subordinate certificates of a loan group will be progressively more sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the mortgage loans of a loan group is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans of a loan group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans of a loan group will reduce the certificate principal balance of the related subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                            If no subordinate certificates of a loan group remain outstanding, then the principal portion of realized losses on the mortgage loans of such loan group will be allocated to the related senior certificates (other than the interest-only certificates) as described in "Description of the Certificates--Allocation of Realized Losses" in this free writing prospectus.

                            In addition, the multiple class structure of the subordinate certificates in a loan group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans in such loan group. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by a class of related subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates in a loan group may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

THE YIELDS ON THE CLASS I-X
AND CLASS I-PO CERTIFICATES
ARE SENSITIVE TO
PREPAYMENTS
                            The notional amount of the Class I-X certificates will be based upon the aggregate stated principal balance of the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.5000% per annum. As a result, the yield on the Class I-X certificates will be sensitive to the rate and timing of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.5000% per annum. A rapid rate of principal payments on such mortgage loans will have a materially adverse effect on the yield to investors in the Class I-X certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.5000% per annum could result in the failure of investors in the Class I-X certificates to recover fully their initial investments.

                            The Class I-PO certificates will receive a portion of the principal payments on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.5000% per annum. Therefore, the yield on the Class I-PO certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.5000% per annum. Investors in the Class I-PO certificates should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.5000% per annum occur at a rate slower that an investor assumed at the time of purchase, the investor's yield will be adversely affected.

THE CLASS II-X CERTIFICATES
ARE SUBJECT TO SPECIAL
RISKS
                            Because the notional amount of the Class II-X-1 Certificates on a determination date will be based upon the certificate principal balance of the Class II-3A-1 Certificates, the yield on the Class II-X-1 Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group II-3 mortgage loans, to the extent these payments are allocated to the Class II-3A-1 Certificates.

                            Interest accruing on the notional amount of the Class II-X-1 Certificates will be based on the excess, if any, of: (a) the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans (minus the related Coupon Strip payments, expressed as a per annum rate), over (b) the applicable pass-through rate on the Class II-3A-1 certificates as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class II-X-1 Certificates.

                            Because the notional amount of the Class II-X-2 Certificates on a determination date will be based upon the certificate principal balance of the Class II-3A-2 Certificates, the yield on the Class II-X-2 Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group II-3 mortgage loans, to the extent these payments are allocated to the Class II-3A-2 Certificates.

                            Interest accruing on the notional amount of the Class II-X-2 Certificates will be based on the excess, if any, of: (a) the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans (minus the related Coupon Strip payments, expressed as a per annum rate), over (b) the applicable pass-through rate on the Class II-3A-2 certificates as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class II-X-2 Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class II-X-2 Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class II-3A-2 Certificates.

                            Amounts payable to the Class II-X-2 Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rate on the Class II-3A-2 Certificates being limited to the applicable interest rate cap. As a result, such shortfalls may result in reduced distributions on the Class II-X-2 Certificates.

THE INTEREST RATE CAP MAY
REDUCE THE YIELDS ON THE
CLASS II-3A-1 AND CLASS
II-3A-2 CERTIFICATES

                            The pass-through rates on the Class II-3A-1 and Class II-3A-2 certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the sub-loan group II-3 mortgage loans. If on any distribution date the pass-through rate for a class of such certificates is based on the interest rate cap and, in the case of the Class II-3A-2 certificates, the amount of such limitation exceeds the amount payable to such class out of payments under the yield maintenance agreement, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. Any such carry-forward shortfall amount with respect to the Class II-3A-2 certificates will be payable from interest accrued on and otherwise distributable on the Class II-X-2 certificates, according to the priorities set forth under "Description of the Certificates--Distributions on the Group II Certificates" in this free writing prospectus. If the related mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a related class of certificates and result in lower interest than otherwise would be the case.

THE CLASS II-3A-1
CERTIFICATES AND THE CLASS
II-3A-2 CERTIFICATES MAY
NOT ALWAYS RECEIVE INTEREST
BASED ON THE RELATED INDEX
PLUS THE RELATED MARGIN
                            The Class II-3A-1 certificates may not always receive interest at a rate equal to One-Year MTA plus the related margin. The pass-through rate on the Class II-3A-1 certificates is subject to a interest rate cap, as further described in this free writing prospectus. If on any distribution date, the pass-through rate for the Class II-3A-1 certificates is based on the applicable interest rate cap described in this free writing prospectus, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate been calculated based on One-Year MTA plus the related margin. No amounts will be available to cover any such shortfalls.

                            The Class II-3A-2 certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. The related mortgage loans bear interest at various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the related mortgage loans may from time to time be lower than One-Month

                             LIBOR plus the applicable margin. If this is the case, the interest rate on the Class II-3A-2 certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such class of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on such class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

                             To the extent interest on the Class II-3A-2 certificates on a distribution date is limited to the interest rate cap, the difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the yield maintenance agreement.

                             Payments under the yield maintenance agreement are based on the lesser of the aggregate actual certificate principal balance of the related class of certificates and a projected certificate principal balance for such class, assuming a constant prepayment rate of approximately 25% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date. The yield maintenance agreement do not cover application of the interest rate cap if One- Month LIBOR is less than the applicable strike price set forth under "Description of the Certificates--The Yield Maintenance Agreement" in this free writing prospectus.

                             There can be no guarantee that the certificate principal balances of the Class II-3A-2 certificates will amortize at 25% CPR, or at any other rate, that the depositor will exercise its related clean-up call option on the applicable optional termination date or that One-Month LIBOR will equal or exceed the applicable strike price. As a result of the foregoing, we cannot assure you that payments, if any, under the yield maintenance agreement will cover shortfalls which may be experienced as a result of the interest rate cap. Interest shortfalls on the Class II-3A-2 certificates resulting from application of the interest rate cap to the applicable pass-through rate may be paid on future distribution dates to the extent of interest accrued on and otherwise distributable to the Class II-X-2 certificates. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date. The yield maintenance agreement terminates in accordance with its terms after the distribution date in August 2014, following payment, if any, of amounts owed for that distribution date under the yield maintenance agreement. We selected that date based on an assumed prepayment rate with respect to the sub-loan group II-3 mortgage loans (assuming no defaults or delinquencies) of 25% CPR. If the aggregate certificate principal balances of the Class II-3A-2 certificates amortize at a rate that is slower than 25% CPR, the yield maintenance agreement may terminate prior to the repayment in full of such class of certificates.

                             To the extent that payments on the Class II-3A-2 certificates depend in part on payments to be received under the yield maintenance agreement, the ability of the trust to make payments on such class of certificates will be subject to the credit risk of the yield maintenance provider.

MORTGAGE LOANS WITH
INTEREST-ONLY PAYMENTS
                             As of the cut-off date, approximately 15.67%, 6.69%, 14.51% and 24.34% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 33.76%, 43.80%, 64.17% and 0.00% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders of the related sub-loan group or group will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the related mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

NEGATIVE AMORTIZATION
PROVISIONS
                             Approximately 35.80% of the group II mortgage loans and all of the sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, are negative amortization loans. Generally, after one to twelve months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                             The amount of deferred interest, if any, accrued with respect to the negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans of the related sub-loan group during the related due period or prepayment period to interest distributions on the related certificates. For any distribution date, the net deferred interest on such mortgage loans of a sub-loan group will be allocated to each class of the related certificates in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the related mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates, in accordance with the priorities set forth in this free writing prospectus under "Description of the Certificates--Distributions."

                             The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of all principal collected on the related mortgage loans during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period, will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

                             If the interest rates on these mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more slowly. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10%, 15% or 25% due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this free writing prospectus, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

                             In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO
NON-CONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT
IN LOSSES OR SHORTFALLS TO
BE INCURRED ON THE OFFERED
CERTIFICATES
                             The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND
OTHER IMPAIRED MORTGAGE
LOANS MAY INCREASE RISK OF
LOSS
                             Approximately 4.39%, 2.41%, 3.48% and 6.68% of the
                             group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 8.38%, 10.14%, 3.38% and 10.44%
                             of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, were 30 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                  o      mortgage loans that violated the
                                         underwriting guidelines or program
                                         guidelines under which they were
                                         originated;

                                  o      mortgage loans that had missing or
                                         defective loan documentation;

                                  o      mortgage loans that were previously
                                         delinquent;

                                  o      borrowers who may have a record of
                                         credit write-offs, outstanding
                                         judgments, current or prior
                                         bankruptcies and other credit items
                                         that do not satisfy the applicable
                                         underwriting guidelines;

                                  o      mortgage loans with low credit scores
                                         and/or high current loan-to-value
                                         ratios, debt service coverage ratios or
                                         combined amortized loan-to-value
                                         ratios;

                                  o      seasoned mortgage loans;

                                  o      missing or deficient appraisals (for
                                         example, the comparable properties did
                                         not support the appraised value); or

                                  o      the absence of required primary
                                         mortgage insurance.

                             As a result of these characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE
PAYMENT DELAYS AND LOSSES
                             There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                             In the event that:

                                  o the mortgaged properties fail to provide adequate security for the related mortgage loans, and

                                  o    the protection provided by the
                                       subordination of certain classes of
                                       certificates in a related loan group is
                                       insufficient to cover any shortfall,

                             you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE
ADVERSELY AFFECTED BY THE
UNPREDICTABILITY OF
PREPAYMENTS
                             No one can accurately predict the level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                  o    general economic conditions,

                                  o    the level of prevailing interest rates,

                                  o the availability of alternative financing and

                                  o    homeowner mobility.

                             Approximately 60.25%, 54.17%, 55.94% and 68.19% of
                             the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 32.22%, 49.42%, 48.41% and 2.14% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by stated principal balance as of the cut-off date, contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 2.38%, 0.24%, 0.91% and 5.15% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 21.86%, 10.00%, 4.29% and 47.56% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the related mortgage loans.

                             The weighted average lives of the certificates in a loan group or sub-loan group, particularly the interest-only certificates and principal-only certificates, will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

                             You should note that:

                                  o    if you purchase principal-only
                                       certificates or you purchase your
                                       certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

                                  o    if you purchase interest-only
                                       certificates or you purchase your
                                       certificates at a premium and principal
                                       is repaid on the related mortgage loans
                                       faster than you anticipate, then your
                                       yield may be lower than you anticipate;

                                  o your yield on the Class II-3A-1 and Class II-3A-2 certificates will be sensitive to the related interest rate cap;

                                  o since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations in the related loan group or sub-loan group is higher than you expect; and

                                  o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                             We refer you to "The Mortgage Pool," "Yield,
                             Prepayment and Maturity Considerations," and
                             "Description of the Certificates--Optional
                             Termination" in this free writing prospectus and "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                             During the period in which the subordinate certificates of a loan group remain available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a sub-loan group will be allocated to the related senior certificates entitled to payments of principal (other than the principal-only certificates) during the first 5 years after the cut-off date, in the case of group I, and during the first 10 years after the cut-off date, in the case of group II, with such allocation to be subject to further reduction over an additional 5-year period thereafter, as described in this free writing prospectus, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of such senior certificates in the related sub-loan group while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of such mortgage loans that the related subordinate certificates evidence.

                             The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                             For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, we refer you to "Yield, Prepayment and Maturity Considerations" in this free writing prospectus, including the tables entitled "Percent of the Initial Principal Balance at the Respective Percentages of CPR" in this free writing prospectus.

MORTGAGE LOAN MODIFICATIONS
MAY EXTEND THE WEIGHTED
AVERAGE LIFE AND AFFECT THE
YIELD TO MATURITY OF YOUR
CERTIFICATES
                             Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the applicable certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED
CERTIFICATES
                             Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                             The mortgage loans are also subject to federal laws, including:

                                  o    the Federal Truth in Lending Act and
                                       Regulation Z promulgated thereunder,
                                       which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                  o    the Equal Credit Opportunity Act and
                                       Regulation B promulgated thereunder,
                                       which prohibit discrimination on the
                                       basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                  o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

                             Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                             Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                             The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE VALUE
OF YOUR CERTIFICATES
                             The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                             The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY OF
CERTAIN PARTIES
                             The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                             In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT ON
THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES
                             Approximately 15.21%, 11.68% and 6.73% of the group I mortgage loans, by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida and Georgia, respectively. Approximately 32.28% and 12.02% of the group II mortgage loans, by cut-off date principal balance are secured by mortgaged properties located in the states of California and Florida, respectively. No other state constituted more than 5.00% of the mortgage loans of either group by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                             In addition:

                                  o    economic conditions in the specified
                                       states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                  o    declines in the residential real estate
                                       market in the specified states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                  o    any increase in the market value of
                                       properties located in the specified
                                       states would reduce the loan-to-value
                                       ratios and could, therefore, make
                                       alternative sources of financing
                                       available to the borrowers at lower
                                       interest rates, which could result in an increased rate of prepayment of the mortgage loans.

CREDIT SCORES ARE NOT AN
INDICATOR OF FUTURE
PERFORMANCE OF BORROWERS

                             Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage Pool--Underwriting Guidelines" in this free writing prospectus.

THE RETURN ON YOUR
CERTIFICATES MAY BE
AFFECTED BY REVISED
SERVICING PROCEDURES
ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                             In response to the terrorist attacks on September 11, 2001 in New York City and Arlington, Virginia, EMC Mortgage Corporation and certain other servicers announced the implementation of revised servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                             Such revised servicing procedures generally include:

                                  o    increased use of repayment plans that
                                       will seek to cure delinquencies without
                                       imposing undue hardship on the affected
                                       mortgagor;

                                  o    extending due dates for payments;

                                  o waiving or reducing late payment fees or similar fees;

                                  o    waiving deficiency balances for victims
                                       of the terrorist attacks; and

                                  o    suspending the submission of reports to
                                       credit bureaus for affected mortgagors
                                       that have delinquent mortgage loans.

                             We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR
CERTIFICATES COULD BE
REDUCED BY SHORTFALLS DUE
TO THE APPLICATION OF THE
SERVICEMEMBERS CIVIL RELIEF
ACT AND SIMILAR STATE OR
LOCAL LAWS
                             The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES
                             The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                             The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of September 8, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is August 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, August 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

         We will divide the mortgage loans in the trust fund (the "mortgage pool") into two separate groups (each, a "group" or "loan group") based on whether they bear interest at a fixed or adjustable rate. Loan group I will consist of fixed rate mortgage loans, and loan group II will consist of hybrid and adjustable rate mortgage loans. For purposes of distributions to the senior certificates, the mortgage loans of each loan group will be further divided into three separate subgroups (each, a "group" or "sub-loan group").

         The mortgage loans in loan group I are fixed rate mortgage loans, substantially all of which are fully amortizing and secured by first and more junior liens on the related mortgaged properties. The cut-off date principal balance for loan group I fixed rate is approximately $193,855,373 and consists of 1,347 mortgage loans. The mortgage loans in loan group I have original terms to maturity of not greater than 40 years.

         Sub-loan group I-1 Loans. Sub-loan group I-1 includes all of the group I mortgage loans with a net mortgage rate of less than or equal to 5.5000% per annum. It also includes the sub-loan group I-1 Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than 5.5000% per annum and less than 6.0000% per annum. For example, sub-loan group I-1 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875%. The Class I-A-1A, Class I-A-1B, Class I-A-1C, Class I-PO and Class I-X Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-1.

         Sub-loan group I-2 Loans. Sub-loan group I-2 includes all of the group I mortgage loans with a net mortgage rate equal to 6.000% per annum. It also includes the sub-loan group I-2A Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than 5.5000% per annum and less than 6.0000% per annum and the sub-loan group I-2B Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than 6.0000% per annum and less than 6.5000% per annum. For example, sub-loan group I-2 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875% per annum. Similarly, sub-loan group I-2 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. It will not contain any part of a mortgage loan with a net mortgage rate less than or equal to 5.5000% or greater than or equal to 6.5000%. The Class I-A-2A and Class I-A-2B Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-2.

         Sub-loan group I-3 Loans. Sub-loan group I-3 includes all of the group I mortgage loans with a net mortgage rate greater than or equal to 6.5000% per annum, plus the sub-loan group I-3 Fraction of the principal balance of any group I mortgage loans with a net mortgage rate greater than 6.0000% per annum and less than 6.5000% per annum. For example, sub-loan group I-3 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. The Class I-A-3 Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-3.

         The mortgage loans in loan group II are adjustable rate and hybrid mortgage loans, fully or negatively amortizing and secured by first and more junior liens on the related mortgaged properties. The cut-off date aggregate principal balance for loan group II adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $163,850,981 and consists of 623 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Sub-loan group II-1 Loans. Sub-loan group II-3 includes adjustable rate group II mortgage loans and certain hybrid group II mortgage loans with less than or equal to 47 months to the next rate adjustment. The Class II-1A-1 and Class II-1A-2 Certificates generally will be paid from the mortgage loans relating to sub-loan group II-1.

         Sub-loan group II-2 Loans. Sub-loan group II-3 includes adjustable rate group II mortgage loans and certain hybrid group II mortgage loans with greater than or equal to 48 months to the next rate adjustment. The Class II-2A-1 and Class II-2A-1 Certificates generally will be paid from the mortgage loans relating to sub-loan group II-2.

         Sub-loan group II-3 Loans. Sub-loan group II-3 includes adjustable rate group II mortgage loans having a negative amortization feature. The Class II-3A-1, Class II-3A-2, Class II-X-1 and Class II-X-2 Certificates generally will be paid from the mortgage loans relating to sub-loan group II-3.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 2.38%, 21.86%, 0.24%, 0.91%, 5.15%, 10.00%, 4.29% and 47.56% of
the group I, group II, sub-loan group I-1, sub-loan group I-2, sub-loan group I-3, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 15.67%, 33.76%, 6.69%, 14.51%, 24.34%, 43.80%, 64.17% and
0.00% of the group I, group II, sub-loan group I-1, sub-loan group I-2, sub-loan group I-3, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to fifteen years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         As of the cut-off date, except with respect to approximately 4.39%, 8.38%, 2.41%, 3.48%, 6.68%, 10.14%, 3.38% and 10.44% of the group I, group II, sub-loan group I-1, sub-loan group I-2, sub-loan group I-3, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, which have scheduled payments which are 30 days past due, no scheduled payment on any mortgage loan is more than 29 days past due. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this free writing prospectus.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The group II mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the group II mortgage loans are 1-Year CMT, MTA, 1-Year LIBOR and 6-Month LIBOR.

         1-Year CMT. Approximately 37.12%, 62.20%, 52.04% and 0.00% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No. H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1998:

                                                          1-Year CMT*
------------------ ----------- ----------- ------------ ----------- ----------- ------------ ----------- ------------ -----------
Month                 1998        1999        2000         2001        2002        2003         2004        2005         2006
------------------ ----------- ----------- ------------ ----------- ----------- ------------ ----------- ------------ -----------
January 1               5.44%     4.52%        5.50%        6.11%     2.24%         1.46%       1.36%        2.77%        4.36%
February 1              5.53      4.49         5.85         5.65      2.17          1.47        1.31         2.89         4.50
March 1                 5.25      4.55         6.12         4.96      2.13          1.41        1.19         3.13         4.74
April 1                 5.28      4.67         6.20         4.78      2.24          1.30        1.24         3.38         4.86
May 1                   5.37      4.77         6.20         4.19      2.58          1.16        1.16         3.33         4.97
June 1                  5.39      4.67         6.14         4.17      2.53          1.25        1.40         3.32         5.05
July 1                  5.46      4.79         6.38         3.89      2.40          1.20        1.83         3.46         5.26
August 1                5.42      5.12         6.14         3.53      2.24          0.97        2.07         3.77         5.11
September 1             5.36      5.01         6.12         3.62      2.00          1.10        2.07         3.88
October 1               5.23      5.23         6.24         3.50      1.76          1.29        1.97         3.97
November 1              4.76      5.28         6.10         3.02      1.78          1.22        2.10         4.26
December 1              4.18      5.34         5.93         2.39      1.59          1.29        2.18         4.30

----------
* Figures are averages of daily rates and do not necessarily correspond to
1-year CMT values determined as provided in any related notes.


         MTA. Approximately 35.22%, 0.12%, 0.00% and 98.26% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1998:

                                                              MTA
                                                              ---

Month                1998         1999        2000        2001        2002         2003        2004        2005        2006
----------------- ------------ ----------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
January              5.60%       4.99%       5.21%       6.00%        3.26%       1.94%       1.23%       2.02%        3.75%
February             5.58         4.94        5.34        5.87        3.06         1.86        1.23        2.17        3.89
March                5.55         4.89        5.46        5.71        2.91         1.75        1.23        2.35        4.01
April                5.50         4.83        5.58        5.53        2.79         1.65        1.24        2.50        4.14
May                  5.46         4.78        5.70        5.32        2.67         1.55        1.29        2.63        4.28
June                 5.44         4.76        5.79        5.10        2.55         1.45        1.38        2.74        4.43
July                 5.42         4.73        5.88        4.90        2.41         1.38        1.46        2.87        4.56
August               5.39         4.73        5.96        4.67        2.27         1.34        1.52        3.02        4.66
September            5.33         4.77        6.04        4.40        2.18         1.30        1.60        3.16
October              5.21         4.88        6.08        4.09        2.12         1.27        1.68        3.33
November             5.14         4.97        6.13        3.76        2.07         1.26        1.77        3.48
December             5.05         5.08        6.11        3.48        2.00         1.24        1.87        3.62


         1-Year LIBOR. Approximately 15.52%, 14.15%, 37.38% and 0.00% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, (by Scheduled Principal Balance as of the Cut-off
Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                                         1-Year LIBOR
                                                         ------------

Month                 1998        1999        2000        2001        2002         2003        2004        2005        2006
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
January                5.66%      5.06%        6.75%       5.17%      2.49%        1.45%      1.48%       3.10%       4.84%
February               5.79       5.40         6.76        4.88       2.43         1.38       1.37        2.98        4.95
March                  5.89       5.25         6.94        4.67       3.00         1.28       1.35        2.55        5.12
April                  5.99       5.23         7.10        4.44       2.63         1.36       1.83        3.69        5.29
May                    5.88       5.56         7.50        4.24       2.59         1.21       2.06        3.78        5.38
June                   5.84       5.84         7.18        4.18       2.28         1.19       2.46        3.88        5.51
July                   5.82       5.89         7.08        3.82       2.09         1.27       2.43        4.16        5.68
August                 5.53       6.06         6.97        3.56       1.90         1.43       2.30        4.24        5.54
September              5.06       6.04         6.80        2.64       1.73         1.30       2.48        4.44
October                4.75       6.25         6.73        2.27       1.64         1.48       2.55        4.68
November               5.13       6.28         6.56        2.39       1.73         1.56       2.98        4.74
December               5.10       6.50         6.00        2.44       1.45         1.46       3.10        4.82


         6-Month LIBOR. Approximately 11.52%, 23.54%, 10.58% and 0.00% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, (by Stated Principal Balance as of the Cut-off
Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                                   6-Month LIBOR
                                                   -------------

----------------- ------------ ----------- ------------ ----------- ------------ ----------- ------------ -----------
Month                1999         2000        2001         2002        2003         2004        2005         2006
----------------- ------------ ----------- ------------ ----------- ------------ ----------- ------------ -----------
January 1             5.06%        6.21%      5.26%        2.03%       1.38%       1.22%         2.78%        4.71%
February 1            4.98         6.31       4.91         2.03        1.35        1.21          2.97         4.82
March 1               5.12         6.33       4.71         2.04        1.34        1.17          3.19         4.98
April 1               5.06         6.52       4.30         2.36        1.23        1.16          3.41         5.14
May 1                 5.07         6.78       3.98         2.12        1.29        1.38          3.54         5.22
June 1                5.25         7.11       3.91         2.08        1.21        1.58          3.71         5.39
July 1                5.58         7.00       3.69         1.95        1.12        1.94          3.92         5.58
August 1              5.74         6.90       3.45         1.87        1.21        1.98          3.95         5.51
September 1           5.94         6.76       2.52         1.80        1.20        1.99          4.00
October 1             5.96         6.72       2.12         1.71        1.16        2.20          4.23
November 1            6.11         6.64       2.03         1.60        1.23        2.32          4.47
December 1            6.07         6.20       1.98         1.47        1.27        2.63          4.63


         The remaining group II mortgage loans, representing approximately 0.62% of the mortgage pool will bear interest based on one other index.

NEGATIVE AMORTIZATION

         Approximately 35.80%, 0.00%, 0.00% and 100.00% of the group II, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

              (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

              (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

              (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

              (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD3, Asset-Backed Certificates, Series 2006-SD3 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

              (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

              (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD3, Asset-Backed Certificates, Series 2006-SD3, without recourse;" in recordable form, as described in the pooling and servicing agreement;

              (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

              (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

              (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

              (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

              (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

              (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

              (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

              (e) With respect to any first lien mortgage loans, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien mortgage loan, other than any piggyback loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related mortgaged property;

              (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

              (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The following table shows the percentage of the initial mortgage loans which were originated by Wells Fargo Bank, N.A., SunTrust Mortgage, Inc., Greenpoint Mortgage Funding, Inc. and Washington Mutual Bank and its affiliates, for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                                       SUB-LOAN    SUB-LOAN   SUB-LOAN               SUB-LOAN    SUB-LOAN   SUB-LOAN     TOTAL
NAME OF ORIGINATOR          GROUP I    GROUP I-1  GROUP I-2   GROUP I-3   GROUP II  GROUP II-1  GROUP II-2 GROUP II-3

Wells Fargo Bank, N.A.       38.41%     39.88%      40.54%     35.85%      42.22%     66.73%      64.48%      0.00%      40.15%

SunTrust Mortgage, Inc.      34.66%     27.71%      37.41%     39.23%      11.95%      7.13%      15.47%     14.14%      24.26%

Greenpoint Mortgage          0.00%       0.00%      0.00%       0.00%      19.57%      0.00%      0.00%      54.65%      8.96%
Funding, Inc.

Washington Mutual Bank       7.81%      16.48%      5.79%       1.28%      18.33%     15.46%      8.21%      29.08%      12.63%
and its affiliates


         The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A., and SunTrust Mortgage, Inc. has been provided by Wells Fargo Bank, N.A., and SunTrust Mortgage, Inc., respectively.

WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for Alt-A Loans and ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):

                                                        2003                           2004                          2005
                                                  ----------------               ----------------             -----------------
                                                     AGGREGATE                      AGGREGATE                     AGGREGATE
                                                     ORIGINAL                        ORIGINAL                      ORIGINAL
                                         NO. OF      PRINCIPAL        NO. OF         PRINCIPAL      NO. OF    PRINCIPAL BALANCE
ASSET TYPE                                LOANS   BALANCE OF LOANS     LOANS     BALANCE OF LOANS    LOANS         OF LOANS
---------------------------------       --------  ---------------    --------    ----------------   -------   ---------------------
ALT-A FIXED-RATE LOANS                    7,821   $  1,218,547,744     1,971        $363,156,775     1,712    $   386,302,325

ALT-A ADJUSTABLE-RATE LOANS               2,138        353,752,693       500         100,031,808     3,208         966,796,725

ALT-A MINUS FIXED-RATE LOANS              4,257        671,401,750    10,504       1,710,604,264    16,298       3,032,243,542

ALT-A MINUS ADJUSTABLE-RATE LOANS         1,644        347,514,301    12,874       2,857,345,640     6,841       1,476,803,195

ZA CONVENTIONAL LOANS                      3319   $ 567,521,651.77      3472     $554,206,472.72      2142    $ 396,206,038.42



         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells

Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.


         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.


         MORTGAGE LOAN UNDERWRITING - GENERAL

         With respect to the Wells Fargo Mortgage Loans that are "Alt-A" Mortgage Loans (as defined below), such Mortgage Loans were underwritten in accordance with Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program. See "--Mortgage Loan Underwriting--Prime & Alt-A-- Modified Standards" below.

         With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, Wells Fargo Bank has acquired or originated such Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank.

         Regarding the ZA Conventional Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o   had document deficiencies; or

         o   became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o   the failure to comply with minimum credit score requirements;

         o   the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o   the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o   the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.


         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program and (iv) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

         General Standards

         Wells Fargo Bank's prime and Alt-A underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                                                              MAXIMUM COMBINED
      CREDIT                        EXISTING MORTGAGE                    DOCUMENTATION       CREDIT BUREAU           LOAN
       LEVEL                             HISTORY                             TYPE               SCORE*         TO VALUE RATIO**
      -------                        ----------------                    -------------       -------------    -----------------

F9                   2 x 30; Mortgage or rent payments no more than   No documentation         700 or higher       95% CLTV @
                     30 days late at application time and a maximum                                                LTV < 95%
                     of two 30-day late payments in the last 12
                            months

-------------------  -----------------------------------------------
F8                   2 x 30; Mortgage or rent payments no more than  No documentation          660-699             95% CLTV @
                     30 days late at application time and a maximum                                                LTV <95%
                     of two 30-day late payments in the last 12
                            months

-------------------  -----------------------------------------------
F7                   0 x 30; Mortgage or rent payments no more than    No documentation        620-659             95% CLTV @
                     30 days late at application time and no 30-day                                                LTV <95%
                     late payments in the last 12 months

-------------------  -----------------------------------------------
F6                   2 x 30; Mortgage or rent payments no more than    Stated with option      700 or higher       95% CLTV @
                     30 days late at application time and a maximum    of verification of                          LTV <95%
                     of two 30-day late payments in the last 12        assets; maximum
                            months                                     debt-to-income
                                                                         ratio of 50%

-------------------  -----------------------------------------------
F6 Stated Reduced    1 x 30; Mortgage or rent payments no more than     Stated with option     700 or higher       95% CLTV @
                     30 days late at application time and a             of verification of                         LTV <80%
                     maximum of two 30-day late payment in the          ratio of 50%
                     last 12 months

-------------------  -----------------------------------------------
F5                   2 x 30; Mortgage or rent payments no more than     Stated with option     660-699             95% CLTV @
                     30 days late at application time and a maximum     of verification of                         LTV <95%
                     of two 30-day late payments in the last 12         assets; maximum
                     months                                             debt-to-income of 50%

------------------- -----------------------------------------------
F5 Stated Reduced   1 x 30; Mortgage or rent payments no more           Stated with option of  660-699             95% CLTV @
                    than 30 days late at application time and a         verification of assets;                    LTV <80%
                    maximum of one 30-day late payment in the last      maximum debt-to-
                    12 months                                           income ratio of 50%

------------------- -----------------------------------------------
F4                   0 x 30; Mortgage or rent payments no more than     Stated with option     640-659             95% CLTV @
                     30 days late at application time and no 30-day     of verification of                        LTV <95%
                     late payments in the last 12 months                assets; maximum
                                                                        debt-to-income
                                                                          ratio of 50%

------------------- -----------------------------------------------
F4 Stated Reduced   1 x 30; Mortgage or rent payments no more           Stated with option of  640-659             95% CLTV @
                    than of 30 days late at application time            verification of assets;                    LTV <80%
                    and a maximum of one 30-day late payment            maximum debt-to-
                    in the last 12 months                               income ratio of 50%

-------------------  -----------------------------------------------
F3                   1 x 30; Mortgage or rent payments no more than     Stated with option     620-639             95% CLTV @
                     30 days late at application time and no 30-day     of verification of                         LTV <95%
                     late payments in the last 12 months                assets; maximum
                                                                        debt-to-income
                                                                        ration of 50%

------------------- -----------------------------------------------
F3 Stated Reduced   1 x 30; Mortgage or rent                            Stated with option of   620-639            95% CLTV @
                    payments no more than 30 days late at               verification of assets;                    LTV <80%
                    application time and a maximum of 30-               maximum debt-to-debt
                    day late payment in the last 12 months.             income ratio of 50%

-------------------  -----------------------------------------------
F2                   2 x 30; Mortgage or rent payments no more than     No Ratio with option                       95% CLTV @
                     30 days late at application time and a maximum     of verification of                         LTV <95%
                     of two 30-day late payments in the last 12              assets
                            months
-------------------  -----------------------------------------------
F1                   0 x 30; Mortgage or rent payments no more than     No Ratio with          620-659             95% CLTV @
                     30 days late at application time and no 30-day     option of                                  LTV <95%
                     late payments in the last 12 months                verification of
                                                                        assets

---------------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.


         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The subprime underwriting functions of Wells Fargo Bank are performed in offices throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained.

Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision.

         With respect to loans originated prior to May 15, 2006, loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         With respect to loans originated prior to May 15, 2006, Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:



                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------


                                      S-65

                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

---------------    --------------------------     ----------------     ----------------------    --------------------


                                      S-66

                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.



-----------------------------------
* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines. The middle score is the numerical middle of the three credit scores reported by the credit bureaus. If two of the scores are the same, one of the identical scores is considered to be the middle score. If a credit bureau shows more than one credit score for the primary borrower, the primary score reported by the credit bureau must be used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

         With respect to loans originated on or after May 15, 2006, the maximum loan amount and loan-to-value ratio allowed for an applicant are based on the following factors: the applicant's housing payment history for the last twelve months (including both mortgage and rental payments), applicant's credit bureau score, property type, purpose of the loan and documentation type.

         With respect to loans originated on or after May 15, 2006, Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of six credit levels denoted as "0x30" through "1x120+", with each level subdivided by "stated," as described in the table below. Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                                                           MAXIMUM COMBINED
                   EXISTING HOUSING       DOCUMENTATION        MAXIMUM LOAN         MAXIMUM LOAN TO         LOAN TO VALUE
CREDIT LEVEL       PAYMENT HISTORY            TYPE                AMOUNT            VALUE RATIO* **            RATIO**
--------------    -------------------   ------------------    ----------------    --------------------    -------------------

0x30              0 x 30; Current       (a) Full or (b)       $2,000,000 @        100% LTV @ Credit       100% CLTV @
                  at application        12 month              LTV < 70%           Bureau Score of         LTV < 80% and
                  time and no           personal and                              600+                    Credit Bureau
                  mortgage or rent      business bank                                                     Score of 580+
                  late payments in      statements                                95% LTV@ Credit
                  the last 12 months                                              Bureau Score of
                                                                                  560 - 599

                                                                                  85% LTV@ Credit
                                                                                  Bureau Score of
                                                                                  520 - 559

                                                                                  80% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

0x30              0 x 30; Current       (a) Lite or           $1,000,000 @        100% LTV @ Credit       100% CLTV @
Stated/Lite       at application        (b) Stated if         LTV < 70%           Bureau Score of         LTV < 80% and
                  time and no           Credit Bureau                             640+                    Credit Bureau
                  mortgage or rent      Score of 620+                                                     Score of 580+
                  late payments in                                                95% LTV@ Credit
                  the last 12 months                                              Bureau Score of
                                                                                  620 - 639

                                                                                  85% LTV@ Credit
                                                                                  Bureau Score of
                                                                                  540 - 619

                                                                                  80% LTV@ Credit
                                                                                  Bureau Score of
                                                                                  520 - 539

                                                                                  75% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

1x30              1 x 30; Current       (a) Full or (b)       $2,000,000 @        100% LTV @ Credit       100% CLTV @
                  at application        12 month              LTV < 70%           Bureau Score of         LTV < 80% and
                  time and a            personal and                              600+                    Credit Bureau
                  maximum of one        business bank                                                     Score of 580+
                  30-day late           statements                                95% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  560 - 599
                  last 12 months
                                                                                  85% LTV@ Credit
                                                                                  Bureau Score of
                                                                                  520 - 559

                                                                                  80% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------                        --------------------    -------------------

1x30              1 x 30; Current       (a) Lite or           $1,000,000 @        95% LTV@ Credit         100% CLTV @
Stated/Lite       at application        (b) Stated if         LTV < 70%           Bureau Score of         LTV < 80% and
                  time and a            Credit Bureau                             620+                    Credit Bureau
                  maximum of one        Score of 620+                                                     Score of 580+
                  30-day late                                                     85% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  540 - 619
                  last 12 months
                                                                                  80% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 539

                                                                                  75% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------


                                      S-68

                                                                                                           MAXIMUM COMBINED
                   EXISTING HOUSING       DOCUMENTATION        MAXIMUM LOAN         MAXIMUM LOAN TO         LOAN TO VALUE
CREDIT LEVEL       PAYMENT HISTORY            TYPE                AMOUNT            VALUE RATIO* **            RATIO**
--------------    -------------------   ------------------    ----------------    --------------------    -------------------
2x30              2 x 30; Current       (a) Full or (b)       $1,000,000 @        100% LTV @ Credit       100% CLTV @
                  at application        12 month              LTV < 70%           Bureau Score of         LTV < 80% and
                  time and a            personal and                              600+                    Credit Bureau
                  maximum of two        business bank                                                     Score of 580+
                  30-day late           statements                                95% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payments in the                                                 560 - 599
                  last 12 months
                                                                                  85% LTV@ Credit
                                                                                  Bureau Score of
                                                                                  520 - 559

                                                                                  70% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

2x30              2 x 30; Current       (a) Lite or           $1,000,000 @        95% LTV@ Credit         100% CLTV @
Stated/Lite       at application        (b) Stated if         LTV < 70%           Bureau Score of         LTV < 80% and
                  time and a            Credit Bureau                             620+                    580+ Credit
                  maximum of two        Score of 620+                                                     Bureau Score
                  30-day late                                                     85% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payments in the                                                 540 - 619
                  last 12 months
                                                                                  75% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 539

                                                                                  70% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

1x60              1 x 60; Current       (a) Full or (b)       $850,000 @          95% LTV@ Credit         No second liens
                  at application        12 month              LTV < 70%           Bureau Score of         permitted
                  time and a            personal and                              600+
                  maximum of one        business bank
                  60-day late           statements                                90% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  560 - 599
                  last 12 months
                                                                                  85% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 559

                                                                                  70% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519
--------------    -------------------   ------------------                        --------------------    -------------------

1x60              1 x 60; Current       (a) Lite or           $850,000 @          90% LTV@ Credit         No second liens
Stated/Lite       at application        (b) Stated if         LTV < 70%           Bureau Score of         permitted
                  time and a            Credit Bureau                             620+
                  maximum of one        Score of 620+
                  60-day late                                                     85% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  580 - 619
                  last 12 months
                                                                                  80% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  540 - 579

                                                                                  75% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 539

                                                                                  70% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------


                                      S-69

                                                                                                           MAXIMUM COMBINED
                   EXISTING HOUSING       DOCUMENTATION        MAXIMUM LOAN         MAXIMUM LOAN TO         LOAN TO VALUE
CREDIT LEVEL       PAYMENT HISTORY            TYPE                AMOUNT            VALUE RATIO* **            RATIO**
--------------    -------------------   ------------------    ----------------    --------------------    -------------------
1x90              1 x 90; Current       (a) Full or (b)       $650,000 @          95% LTV@ Credit         No second liens
                  at application        12 month              LTV < 80%           Bureau Score of         permitted
                  time and a            personal and                              620+
                  maximum of one        business bank
                  90-day late           statements                                90% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  600 - 619
                  last 12 months
                                                                                  85% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 599

                                                                                  65% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

1x90              1 x 90; Current       (a) Lite or           $650,000            75% LTV@ Credit         No second liens
Stated/Lite       at application        (b) Stated if                             Bureau Score of         permitted
                  time and a            Credit Bureau                             520+
                  maximum of one        Score of 620+
                  90-day late                                                     65% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  500 - 519
                  last 12 months

--------------    -------------------   ------------------    ----------------    --------------------    -------------------

1x120+            1 x 120+; Current     (a) Full or (b)       $400,000            90% LTV@ Credit         No second liens
                  at application        12 month                                  Bureau Score of         permitted
                  time and a            personal and                              600+
                  maximum of one        business bank
                  120+ day late         statements                                85% LTV@ Credit
                  mortgage or rent                                                Bureau Score of
                  payment in the                                                  580 - 599
                  last 12 months
                                                                                  80% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  560 - 579

                                                                                  75% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  540 - 559

                                                                                  70% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  520 - 539

                                                                                  65% LTV @ Credit
                                                                                  Bureau Score of
                                                                                  500 - 519


1x120+            1 x 120+; Current     (a) Lite or           $400,000            65% LTV @ Credit        No second liens
Stated/Lite       at application        (b) Stated if                             Bureau Score of         permitted
                  time and a            Credit Bureau                             520+
                  maximum of one        Score of 620+
                  120+ day late
                  mortgage or rent
                  payment in the
                  last 12 months


-----------------------------------
* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines. The middle score is the numerical middle of the three credit scores reported by the credit bureaus. If two of the scores are the same, one of the identical scores is considered to be the middle score. If a credit bureau shows more than one credit score for the primary borrower, the primary score reported by the credit bureau must be used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

         For purposes of determining credit level, if a borrower's credit report reports a credit score between 300 and 780 and there is credit appearing on the report, then Wells Fargo considers the credit score valid for purposes of determining the borrower's credit level. If there is no credit or "trade-line" appearing on the report, then the credit score is not valid. Type of credit or "trade line" reporting is not considered in determining validity of the credit score, but is considered for certain programs and documentation types. All borrowers must have a minimum credit score of 500, unless the borrower meets the "no score" policy requirements discussed below or has an invalid credit score due to no credit data reporting. Wells Fargo will not originate a loan to a borrower with a valid credit score below 500 and any borrower that had been declined a loan due to a valid credit score below 500 cannot apply for a loan for at least six months. A "trade line" is a line item reported on a credit report that consists of an open date, high credit amount and a monthly history that tracks payments on the account. One-time collection or judgment accounts not showing a payment history do not constitute valid trade lines.

         For loans originated prior to May 15, 2006, an applicant that has no credit bureau score may still eligible for financing. In such case, the applicant is assigned a credit level no greater than Y2.

         For loans originated on or after May 15, 2006, an applicant that has no housing payment history and/or no credit bureau score may still be eligible for financing. In such case, the applicant is assigned a housing payment history of 1x90 and a credit bureau score of 520. For such borrowers, if there is evidence of bankruptcy within the last year, then the maximum LTV/CLTV is 85%/85% for owner-occupied and 70%/70% for non-owner-occupied property.

         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30 days late, 60 days late or 90 days late) are counted as a single late payment of such delinquency characterization; provided that for loans originated on or after May 15, 2006, each instance of consecutive or "rolling" late payments having a delinquency characterization of 90-days late will be counted as a new 90-day late payment. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of (a) $950,000 for mortgage loans originated prior to March 6, 2006, and (b) $2,000,000 for mortgage loans originated on or after March 6, 2006. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for First Lien Home Mortgage Loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes. In addition, Wells Fargo Bank will accept properties that are zoned for agricultural use.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following tables (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios for mortgage loan originated prior to January 15, 2006 are as follows:


             LOAN-TO-VALUE RATIOS                COVERAGE PERCENTAGE
             97.01% to 100.00%                           35%
             95.01% to 97.00%                            35%
             90.01% to 95.00%                            16%
             85.01% to 90.00%                            12%
             80.01% to 85.00%                             6%

         The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios for mortgage loan originated on or after January 15, 2006 are as follows:


             LOAN-TO-VALUE RATIOS                  COVERAGE PERCENTAGE
                                          30 YEAR MORTGAGE     15 YEAR MORTGAGE
                                                LOANS                 LOANS
             97.01 to 100.00%                    35%                   35%
             95.01% to 97.00%                    30%                   25%
             90.01% to 95.00%                    30%                   25%
             85.01% to 90.00%                    25%                   12%
             80.01% to 85.00%                    12%                   6%

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program, a "lite" documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For loans originated prior to May 15, 2006, borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. For loans originated on or after May 15, 2006, borrowers who are 100% owners of a business and have a credit bureau score of 560+, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.


         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.


         Under Wells Fargo Bank's "lite" documentation program, the applicant's income must be stated on the initial signed application. The applicant's income as stated must be reasonable and consistent for the applicant's occupation and reflect an overall ability of the applicant to repay all its debt as determined in the discretion of the loan underwriter. Income is calculated using the most recent and consecutive six-month average of personal bank statements. Maximum loan-to-value ratios within each credit level are lower under the lite documentation program than under the full documentation program.


         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

SUNTRUST MORTGAGE, INC. AS ORIGINATOR

         General. SunTrust Mortgage, Inc. ("SunTrust") is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"), one of the nation's largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of March 31, 2006, STI had total assets of $178.9 billion and total deposits of $122.0 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust's executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

         In December 1998, Crestar Financial Corporation ("CFC") merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust has originated Alt-A mortgage loans since 2004.

         Origination Process. SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states. SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

         Origination Volume. The following table sets forth selected information regarding SunTrust's residential mortgage loan originations for the past three years:


                       MARCH 31, 2006           DECEMBER 31, 2005       DECEMBER 31, 2004         DECEMBER 31, 2003
                   -----------------------   -----------------------  -----------------------  ------------------------
                                Principal                 Principal                Principal                 Principal
                                Balance of                Balance of               Balance of                Balance of
                   Number         Loans      Number of      Loans      Number of     Loans     Number of       Loans
                   of Loans     Originated     Loans      Originated    Loans      Originated  Loans         Originated
                   Originated    ($000's)    Originated    ($000's)   Originated    ($000's)   Originated    ($000's)
                   ----------  -----------   ----------  -----------  ----------  -----------  ----------   -----------
LOAN TYPE
Agency Fixed           25,158    4,294,851      118,353   19,604,164      78,436   11,719,353     131,696    19,305,042
Agency ARM                935      192,243        4,762      871,644      17,877    3,184,106      19,208     3,385,699
EZ Option Fixed
(1)                     7,120    1,405,556       19,421    4,021,560       2,326      412,966       1,804       401,453
EZ Option ARM (1)       2,839      688,610       15,750    3,778,697       6,862    1,622,846         560       135,911
Jumbo Fixed             1,424      874,766        5,091    2,746,943       3,454    1,673,674       8,285     3,973,186
ARM Plus (2)              130       37,676        2,854      940,210           1          333           1           150
Other                  27,161    4,057,551      103,398   15,690,489      74,762   11,616,584     113,587    16,498,292
             Total:    64,767   11,551,253      269,629   47,653,707     183,718   30,229,862     275,141    43,699,733


-----------------------------------

(1) "EZ" means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2) "ARM Plus" means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

         UNDERWRITING PROCESS - SUNTRUST MORTGAGE, INC.

         Underwriting Standard

         SunTrust underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower's capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

         The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower's sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower's financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower's credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower's most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower's employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

         To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         SunTrust may, as part of its overall evaluation of a borrower's creditworthiness, use credit scores to assist in making a credit decision. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

         As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower's primary residence, 2nd home or investment property.

The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV's > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank and SunTrust, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-sd3.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-SD3 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-SD3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-SD3 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-SD3's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of March 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,960,758,571. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                              DECEMBER 31, 2003                  DECEMBER 31, 2004
                          --------------------------------   --------------------------------
                                        TOTAL PORTFOLIO OF                TOTAL PORTFOLIO OF
     LOAN TYPE            NUMBER                LOANS        NUMBER               LOANS
------------------------  ------     ---------------------   ------     ---------------------
Alt-A ARM                 12,268     $    3,779,319,393.84   44,821     $   11,002,497,283.49
Alt-A Fixed               15,907     $    3,638,653,583.24   15,344     $    4,005,790,504.28
HELOC                         --     $               --          --     $               --
Prime ARM                 16,279     $    7,179,048,567.39   30,311     $   11,852,710,960.78
Prime Fixed                2,388     $    1,087,197,396.83    1,035     $      509,991,605.86
Prime Short Duration ARM   7,089     $    2,054,140,083.91   23,326     $    7,033,626,375.35
Reperforming               2,800     $      247,101,330.36    2,802     $      311,862,677.46
Seconds                       --     $               --      14,842     $      659,832,093.32
SubPrime                  29,303     $    2,898,565,285.44   98,426     $   13,051,338,552.19
Totals                    86,034     $   20,884,025,641.01  230,907     $   48,427,650,052.73

                              DECEMBER 31, 2005                      JUNE 30, 2006
                          --------------------------------   --------------------------------
                                        TOTAL PORTFOLIO OF                 TOTAL PORTFOLIO OF
     LOAN TYPE            NUMBER                LOANS        NUMBER                LOANS
------------------------  ------     ---------------------   ------     ---------------------
Alt-A ARM                 73,638     $   19,087,119,981.75   45,516     $   12,690,441,830.33
Alt-A Fixed               17,294     $    3,781,150,218.13    9,735     $    2,365,141,449.49
HELOC                      9,309     $      509,391,438.93    4,360     $      310,097,521.60
Prime ARM                 27,384     $   13,280,407,388.92    4,203     $    2,168,057,808.87
Prime Fixed                3,526     $    1,307,685,538.44    1,803     $      484,927,212.35
Prime Short Duration ARM  38,819     $   14,096,175,420.37   39,946     $   15,102,521,877.81
Reperforming               2,877     $      271,051,465.95    1,084     $      115,127,847.83
Seconds                  114,899     $    5,609,656,263.12   68,788     $    3,755,330,847.76
SubPrime                 101,156     $   16,546,152,274.44   34,396     $    6,069,878,975.92
Totals                   388,902     $   74,488,789,990.05  209,831     $   43,061,525,370.96


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor, Wells Fargo Bank, N.A., Washington Mutual Bank, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o    receiving funds from servicers,

         o    reconciling servicing activity with respect to the mortgage loans,

         o    calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o    investor and tax reporting,

         o    oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o    communicating with borrowers;

         o    sending monthly remittance statements to borrowers;

         o    collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o    paying escrows for borrowers, if applicable;

         o    calculating and reporting payoffs and liquidations;

         o    maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The following table shows the percentage of the mortgage loans which are or will be serviced as of the closing date by each of the sponsor, Wells Fargo Bank, N.A., and Washington Mutual Bank, for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                                       SUB-LOAN    SUB-LOAN   SUB-LOAN               SUB-LOAN    SUB-LOAN   SUB-LOAN     TOTAL
NAME OF SERVICER            GROUP I    GROUP I-1  GROUP I-2   GROUP I-3   GROUP II  GROUP II-1  GROUP II-2 GROUP II-3
EMC                          51.57%     40.13%      50.17%     62.56%      50.44%     33.45%      33.36%     80.98%      51.05%
Wells Fargo Bank, N.A.       40.74%     43.39%      44.11%     36.41%      34.87%     51.21%      58.43%      0.00%      38.05%
Washington Mutual Bank       7.69%      16.48%      5.72%       1.03%      14.68%     15.34%      8.21%      19.02%      10.89%

         The information set forth in the following paragraphs with respect to EMC and Wells Fargo Bank, N.A., has been provided by EMC and Wells Fargo Bank, N.A., respectively.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2006 EMC's servicing portfolio grew by approximately 95.9%.

         As of June 30, 2006, EMC was acting as servicer for approximately 250 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $64.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                                 AS OF DECEMBER 31, 2003                                     AS OF DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY   PERCENT BY                                 PERCENT BY  PERCENT BY
                                                         NO. OF     DOLLAR     NO. OF                            NO. OF     DOLLAR
  LOAN TYPE.       NO. OF LOANS      DOLLAR AMOUN        LOANS      AMOUNT      LOANS         DOLLAR AMOUNT      LOANS      AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM .......      2,439    $    653,967,868.93      1.40%      4.75%     19,498    $  4,427,820,707.76     7.96%      15.94%
ALTA-A FIXED .....     19,396    $  3,651,416,056.79     11.14%     26.51%     25,539    $  4,578,725,473.28    10.43%      16.48%
PRIME ARM ........      7,978    $    868,798,347.46      4.58%      6.31%      8,311    $  1,045,610,015.30     3.39%       3.76%
PRIME FIXED ......     16,377    $  1,601,411,491.35      9.40%     11.63%     14,560    $  1,573,271,574.42     5.95%       5.66%
SECONDS ..........     25,290    $    690,059,168.80     14.52%      5.01%     39,486    $  1,381,961,155.08    16.13%       4.98%
SUBPRIME .........     76,166    $  5,058,932,125.93     43.73%     36.73%    114,436    $ 13,706,363,249.78    46.74%      49.34%
OTHER ............     26,523    $  1,249,014,372.71     15.23%      9.07%     23,010    $  1,063,682,459.11     9.40%       3.83%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ............    174,169    $ 13,773,599,431.97    100.00%    100.00%    244,840    $ 27,777,434,634.73   100.00%     100.00%

                                 AS OF DECEMBER 31, 2005                                      AS OF JUNE 30, 2006
------------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT    PERCENT BY                                   PERCENT    PERCENT BY
                       NO. OF                         BY NO. OF     DOLLAR    NO. OF                          BY NO. OF     DOLLAR
  LOAN TYPE            LOANS        DOLLAR AMOUNT        LOANS      AMOUNT    LOANS        DOLLAR AMOUNT        LOANS       AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM .......     57,510    $ 13,625,934,321.62     12.69%     23.00%    45,369    $ 11,945,448,033.57      9.46%      18.50%
ALTA-A FIXED .....     17,680    $  3,569,563,859.33      3.90%      6.03%    26,199    $  5,240,887,578.52      5.46%       8.11%
PRIME ARM ........      7,428    $  1,010,068,678.92      1.64%      1.71%     7,050    $    935,151,471.50      1.47%       1.45%
PRIME FIXED ......     15,975    $  2,140,487,565.90      3.52%      3.61%    15,683    $  2,139,403,359.36      3.27%       3.31%
SECONDS ..........    155,510    $  7,164,515,426.20     34.31%     12.10%   179,330    $  8,547,703,139.94     37.38%      13.24%
SUBPRIME .........    142,890    $ 20,373,550,690.52     31.53%     34.40%   139,890    $ 20,361,085,084.49     29.16%      31.53%
OTHER ............     56,216    $ 11,347,144,055.57     12.40%     19.16%    66,235    $ 15,414,138,024.47     13.81%      23.87%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ............    453,209    $ 59,231,264,598.06    100.00%    100.00%   479,756    $ 64,583,816,691.85    100.00%     100.00%


         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:


                                    AS OF                             AS OF                                AS OF
                              DECEMBER 31, 2003                 DECEMBER 31, 2004                   DECEMBER 31, 2005
                              -----------------                 -----------------                   -----------------
                                          AGGREGATE                          AGGREGATE                          AGGREGATE
                                           ORIGINAL                           ORIGINAL                          ORIGINAL
                                           PRINCIPAL                         PRINCIPAL                          PRINCIPAL
                            NO. OF        BALANCE OF           NO. OF       BALANCE OF            NO. OF        BALANCE OF
ASSET TYPE                   LOANS           LOANS              LOANS          LOANS               LOANS          LOANS
-------------------
FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS          472,694    $141,120,796,584        553,262    $171,086,652,776        635,091    $218,067,611,101

FIRST LIEN SUBPRIME
LOANS                        91,491    $ 12,527,230,580        136,814    $ 19,729,933,615        174,704    $ 26,301,059,617

SECOND LIEN LOANS                 *                   *              *                   *              *                   *


-------------------------------
       * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion,
(i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.0115% per annum of the aggregate principal balance of the mortgage loans in the related loan group as of the first day of the month immediately preceding such distribution date.

Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.50% per annum and the weighted average net servicing fee, by stated principal balance as of the cut-off date is approximately 0.398% per annum, in the case of loan group I, and 0.380% per annum, in the case of loan group II. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer (other than EMC, in the case of the mortgage loans serviced by EMC) will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from the master servicer. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee and the master servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency, if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, as successor servicer, (or the sponsor, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates in two certificate groups (each, a "group") pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 Certificates, the Class II-P Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates," and together with the Class X and Class I-PO Certificates, as the "senior certificates". We sometimes refer to the classes with the letter "B" in their class name as "Class B Certificates" or the "subordinate certificates."

         We sometimes refer to the Class I-A-1A, Class I-A-1B and Class I-A-1C Certificates as "Class I-A-1 Certificates." We sometimes refer to the Class I-A-2A and Class I-A-2B Certificates as "Class I-A-2 Certificates." We sometimes refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates as "Class I-A Certificates," and together with the Class I-X and Class I-PO Certificates, as "group I senior certificates." We sometimes refer to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates as "Class I-B Certificates." We sometimes refer to the Class I-A, Class I-X, Class I-PO and Class I-B Certificates as "group I certificates."

         We sometimes refer to the Class II-1A-1 and Class II-1A-2 Certificates as "Class II-1A Certificates." We sometimes refer to the Class II-2A-1 and Class II-2A-2 Certificates as "Class II-2A Certificates." We sometimes refer to the Class II-3A-1 and Class II-3A-2 Certificates as "Class II-3A Certificates." We sometimes refer to the Class II-1A, Class II-2A and Class II-3A Certificates as "Class II-A Certificates," and together with the Class II-X-1 and Class II-X-2 Certificates, as "group II senior certificates." We sometimes refer to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates as "Class II-B Certificates." We sometimes refer to the Class II-X-1 and Class II-X-2 Certificates as "Class II-X Certificates." We sometimes refer to the Class II-A, Class II-X and Class II-B Certificates as "group II certificates."

         We sometimes refer to the Class II-X-1 and Class II-X-2 as "Class II-X Certificates," and together with the Class I-X Certificates, as "interest-only certificates" or "Class X Certificates."

         We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear

Bank S.A./NV under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-SD3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the paying agent will withdraw from the Distribution Account the Available Funds with respect to group I for such distribution date and apply such amount as follows:

         (A) On each distribution date, the Available Funds for sub-loan group I-1 will be distributed to the Class I-A-1 and Class I-PO Certificates as follows:

                           first, to each class of Class I-A-1 Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-1 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to each class of Class I-A-1 Certificates,
                  any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan groups I-1;

                           third, to each class of Class I-A-1 Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-1, until each such Certificate Principal Balance has been reduced to zero;

                           fourth, to the Class I-PO Certificates, the Class
                  I-PO Certificate Principal Distribution Amount for such distribution date, to the extent of remaining Available Funds for sub-loan group I-1, until the certificate principal balance thereof has been reduced to zero; and
                           fifth, to the Class I-PO Certificates, the Class I-PO
                  Certificate Deferred Amount, to the extent of remaining Available Funds for sub-loan group I-1, provided, that (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for sub-loan group I-1 remaining after giving effect to distributions pursuant to priority first through fourth above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of group I subordinate certificates then outstanding, (ii) such distributions shall not reduce the certificate principal balance of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-over Date.

         (B) On each distribution date, the Available Funds for sub-loan group I-2 will be distributed to the Class I-A-2 Certificates as follows:

                           first, to each class of Class I-A-2 Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-2 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to each class of Class I-A-2 Certificates,
                  any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-2; and

                           third, to the Class I-A-2A and Class I-A-2B
                  Certificates, sequentially, in that order, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-2 for such distribution date, to the extent of remaining Available Funds for sub-loan group I-2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for sub-loan group I-3 will be distributed to the Class I-A-3 and Class I-X certificates as follows:

                           first, to each class of Class I-A-3 and Class I-X
                  certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-3 and Class I-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-3 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to each class of Class I-A-3 and Class I-X
                  Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-3; and
                           third, to the Class I-A-3 Certificates, in reduction
                  of the Certificate Principal Balance of such class, the Senior Optimal Principal Amount with respect to sub-loan group I-3 for such distribution date, to the extent of remaining Available Funds for sub-loan group I-3, until such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero, such date being referred to herein as the related Cross-Over Date, an amount equal to the remaining Available Funds for all sub-loan groups in Loan Group I after the distributions set forth in paragraphs (A) through (C) above, will be distributed, sequentially, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, and
(c) such Class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for loan group I.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO certificates) in any certificate group or groups to zero, the remaining certificate groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the group I senior certificates in each certificate group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective sub-loan group allocated to such group I senior certificates, 100% of the Principal Prepayments on any mortgage loan in the sub-loan group or groups relating to the fully paid certificate group or groups. Such amounts allocated to the group I senior certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through
(C) above, in reduction of the Certificate Principal Balances thereof.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO certificates) in a certificate group would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group and any group I subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date,
(i) 100% of amounts otherwise allocable to the group I subordinate certificates in respect of principal will be distributed to such group I senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such group I senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the group I subordinate certificates on such distribution date will be reduced and distributed to the related group I senior certificates (other than the Class I-PO Certificates), to the extent of any amount due and unpaid on such group I senior certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such group I senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Certificate Interest on the group I subordinate certificates will be allocated first to the group I subordinate certificates in reverse order of their respective numerical designations, commencing with the Class I-B-6 Certificates. If there exists more than one undercollateralized certificate group on a distribution date, amounts distributable to such undercollateralized certificate groups pursuant to this paragraph will be allocated among such undercollateralized certificate groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any distribution date, the remaining Available Funds for any sub-loan group in loan group I is less than the Senior Optimal Principal Amount for that sub-loan group plus, in the case of sub-loan group I-1, the Class I-PO Certificate Principal Distribution Amount, the Senior Optimal Principal Amount for that sub-loan group and, in the case of sub-loan group I-1, the Class I-PO Certificate Principal Distribution Amount, shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of group I senior certificates (other than the Class I-X certificates), pro rata, based on their respective Certificate Principal Balances. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between
(i) principal distributable to the Class I-PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this paragraph (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any distribution date will be added to the Class I-PO Certificate Deferred Amount.

         Payments made on a class of group I certificates with Available Funds from another sub-loan group in loan group I are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the sub-loan groups in loan group I.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of group I certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any sub-loan group in loan group I remaining after payment of principal and interest to the certificates entitled thereto, such amounts will be distributed to the other classes of group I senior certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of group I senior certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group I Certificates

         Holders of each class of group I senior certificates (other than the Class I-PO Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related sub-loan group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of each class of group I subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all sub-loan groups in loan group I on that distribution date after distributions of interest and principal (in each case, as applicable) to the group I senior certificates, and reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of group I subordinate certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of group I certificates (other than the Class I-PO Certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto and on the interest portion of Realized Losses on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month (in the case of group I mortgage loans serviced by EMC) or related Prepayment Period (in the case of group I mortgage loans serviced by servicers other than EMC) that are being distributed to the holders of the group I certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the group I mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus.

         Accrued Certificate Interest on the group I certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group I mortgage loans will further reduce the Accrued Certificate Interest payable to the group I certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the group I subordinate certificates, beginning with the class of group I subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the applicable group I senior certificates. Once the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the group I senior certificates (other than the Class I-PO certificates) related to the group I mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any sub-loan group in loan group I is less than Accrued Certificate Interest on the related group I senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans allocable thereto, the shortfall will be allocated among the holders of each class of related group I senior certificates (other than the Class I-PO certificates) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related sub-loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related group I certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related sub-loan group remaining after current interest distributions as described in this free writing prospectus. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this free writing prospectus, the Accrued Certificate Interest allocable to each class of group I certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of certificates. All distributions of interest on the group I certificates other than the Class I-PO certificates and the residual certificates will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group I Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-1 and Class I-PO Certificates will be made on each distribution date pursuant to priority third, fourth and fifth of clause (A) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-1 remaining after the distribution of interest on each class of Class I-A-1 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-2 Certificates will be made on each distribution date pursuant to priority third of clause (B) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-2 remaining after the distribution of interest on each class of Class I-A-2 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the Class I-A-3 certificates will be made on each distribution date pursuant to priority third of clause (C) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-3 remaining after the distribution of interest on each class of Class I-A-3 and Class I-X certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of group I senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group in the group I, amounts otherwise allocable to the Class I-B Certificates in respect of principal will be distributed to such class or classes of group I senior certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) above under "--Distributions on the Group I Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the group I senior certificates (other than the Class I-X and Class I-PO certificates) of a related sub-loan group and the percentage interest of such sub-loan group evidenced by the group I subordinate certificates on a pro rata basis, the related Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of the related sub-loan group on each distribution date for the first five years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to such group I senior certificates of a sub-loan group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met). The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the group I mortgage loans in each sub-loan group evidenced by the group I subordinate certificates. Increasing the respective percentage interest in a sub-loan group of the group I subordinate certificates relative to that of the group I senior certificates is intended to preserve the availability of the subordination provided by the group I subordinate certificates.

         The initial Senior Percentage for each certificate group in loan group I will be approximately 86.80%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group I Subordinate Certificates

         All unscheduled principal collections on the group I mortgage loans not otherwise distributable to the group I senior certificates will be allocated on a pro rata basis among the class of Class I-B Certificates with the highest payment priority then outstanding and each other class of Class I-B Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group I Senior Certificates," unless the amount of subordination provided to the group I senior certificates by the group I subordinate certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first five years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group I mortgage loans in a sub-loan group will be allocated to the Class I-A Certificates in the related sub-loan group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this free writing prospectus.

         The initial Subordinate Percentages for each sub-loan group in loan group I will be approximately 13.20%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this free writing prospectus.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         On each distribution date, the paying agent will withdraw from the Distribution Account the Available Funds with respect to group II for such distribution date and apply such amount as follows:

         (A) On each distribution date, the Available Funds for sub-loan group II-1 will be distributed to the Class II-1A Certificates as follows:

                           first, to each class of Class II-1A Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date; pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class II-1A Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses on the sub-group II-1 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this free writing prospectus;

                           second, to each class of Class II-1A Certificates,
                  any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group II-1; and

                           third, to each class of Class II-1A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group II-1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group II-1, until each such Certificate Principal Balance has been reduced to zero.

         (B) On each distribution date, the Available Funds for sub-loan group II-2 will be distributed to the Class II-2A Certificates as follows:

                           first, to each class of Class II-2A Certificates, the
                  Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class II-2A Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and any net deferred interest on the sub-group II-2 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this free writing prospectus;

                           second, to each class of Class II-2A Certificates,
                  any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group II-2; and

                           third, to each class of Class II-2A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group II-2 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group II-2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for sub-loan group II-3 will be distributed as follows: first, on each distribution date on and after the distribution date in September 2016, if applicable, an amount equal to the Coupon Strip with respect to sub-loan group II-3 for such distribution date will be distributed to the Final Maturity Reserve Account; and thereafter, on each distribution date, the remaining Available Funds for sub-loan group II-3 will be distributed to the Class II-3A-1, Class II-3A-2, Class II-X-1 and Class II-X-2 Certificates as follows:

                           first, to each class of Class II-3A-1, Class II-3A-2
                  and Class II-X Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class II-X-2 Certificates will be reduced by the amount of any Carry-forward Shortfall Amounts for such distribution date payable to the Class II-3A-2 Certificates as set forth in clause second below and paragraph (H) below; and provided further, however, that Accrued Certificate Interest on the Class II-3A-1, Class II-3A-2 and Class II-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and any net deferred interest on the sub-group II-3 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below in this free writing prospectus;

                           second, to the Class II-3A-2 Certificates, any
                  Carry-forward Shortfall Amounts due to such class (in accordance with paragraph (H) below), to the extent such amounts were deducted from the Accrued Certificate Interest on the Class II-X-2 certificates for such distribution date;

                           third, to each class of Class II-3A-1, Class II-3A-2
                  and Class II-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group II-3;

                           fourth, to each class of Class II-3A-1, Class II-3A-2
                  and Class II-X Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group II-3 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group II-3, until each such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the group II subordinate certificates are reduced to zero, such date being referred to herein as the related Cross-Over Date, an amount equal to the remaining Available Funds for all sub-loan groups in Loan Group II after the distributions set forth in paragraphs (A) through (C) above, will be distributed, sequentially, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, and (c) such Class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for loan group II.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the group II senior certificates in any certificate group or groups to zero, the remaining certificate groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the group II senior certificates in each certificate group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective sub-loan group allocated to such group II senior certificates, 100% of the Principal Prepayments on any mortgage loan in the sub-loan group or groups relating to the fully paid certificate group or groups. Such amounts allocated to the group II senior certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) and (B) above, and clause fourth in paragraph (C) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the group II subordinate certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the related group II senior certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any mortgage loan in the sub-loan group relating to the fully paid certificate group will be allocated to the group II subordinate certificates.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the group II senior certificates in a certificate group would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group and any group II subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the group II subordinate certificates in respect of principal will be distributed to such group II senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such group II senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the group II subordinate certificates on such distribution date will be reduced and distributed to such group II senior certificates, to the extent of any amount due and unpaid on such group II senior certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such group II senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Certificate Interest on the group II subordinate certificates will be allocated first to the group II subordinate certificates in reverse order of their respective numerical designations, commencing with the Class II-B-6 Certificates. If there exists more than one undercollateralized certificate group on a distribution date, amounts distributable to such undercollateralized certificate groups pursuant to this paragraph will be allocated among such undercollateralized certificate groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) and (B) above, and priorities first, second and third of paragraph (C) above, on any distribution date, the remaining Available Funds for any sub-loan group in loan group II is less than the Senior Optimal Principal Amount for that sub-loan group, the Senior Optimal Principal Amount for that sub-loan group shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of group II senior certificates, pro rata, based on their respective Certificate Principal Balances.

         (H) On each distribution date, Carry-forward Shortfall Amounts with respect to the Class II-3A-2 certificates will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-2 Certificates.

         Payments made on a class of group II certificates with Available Funds from another sub-loan group in loan group II are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the sub-loan groups in loan group II.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of group II certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any sub-loan group in loan group II remaining after payment of interest and principal to the certificates entitled thereto, such amounts will be distributed to the other classes of group II senior certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of group II senior certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the group II mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group II Senior Certificates and the Group II Subordinate Certificates. Prepayment charges received by the Trust with respect to the group II mortgage loans serviced by EMC will be distributed to the Class II-P Certificates as set forth in the Agreement.

Interest Distributions on the Group II Certificates

         Holders of each class of group II senior certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related sub-loan group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of each class of group II subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all sub-loan groups in loan group II on that distribution date after distributions of interest and principal to the group II senior certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of group II subordinate certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of group II certificates is subject to reduction in the event of specified interest shortfalls, or the interest portion of Realized Losses and in the event of any shortfalls resulting from net deferred interest on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month (in the case of group I mortgage loans serviced by EMC) or related Prepayment Period (in the case of group I mortgage loans serviced by servicers other than EMC) that are being distributed to the holders of the group II certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the group II mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus.

         Accrued Certificate Interest on the group II certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the group II certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the group II subordinate certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the group II subordinate certificates, beginning with the class of group II subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the group II senior certificates. Once the aggregate Certificate Principal Balances of the group II subordinate certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the group II senior certificates related to the group II mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any sub-loan group in loan group II is less than Accrued Certificate Interest on the related group II senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the related mortgage loans allocable thereto, the shortfall will be allocated among the holders of each class of related group II senior certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses and/or net deferred interest for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related sub-loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related group II certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related sub-loan group remaining after current interest distributions as described in this free writing prospectus. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this free writing prospectus, the Accrued Certificate Interest allocable to each class of group II certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of certificates. All distributions of interest on the group II certificates other than the Class II-3A-2 Certificates and the residual certificates will be based on a 360-day year consisting of twelve 30-day months. All distributions of interest on the Class II-3A-2 Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Principal Distributions on the Group II Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of each class of Class II-1A Certificates will be made on each distribution date pursuant to priority third of clause (A) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for sub-loan group II-1 remaining after the distribution of interest on each class of Class II-1A Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class II-2A Certificates will be made on each distribution date pursuant to priority third of clause (B) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for sub-loan group II-2 remaining after the distribution of interest on each class of Class II-2A Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class II-3A and Class II-X Certificates will be made on each distribution date pursuant to priority fourth above of clause (C) under "--Distributions on the Group II Certificates." In accordance with such priority fourth, the Available Funds for sub-loan group II-3 remaining after the distribution of interest on each class of Class II-3A and Class II-X Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of group II senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group, amounts otherwise allocable to the Class II-B Certificates in respect of principal will be distributed to such class or classes of group II senior certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) above under "--Distributions on the Group II Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the group II senior certificates of a sub-loan group and the percentage interest of such sub-loan group evidenced by the group II subordinate certificates on a pro rata basis, the related Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the group II senior certificates of the related sub-loan group on each distribution date for the first ten years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to such group II senior certificates of a sub-loan group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the related definition of Senior Prepayment Percentage are met, the Class II-B Certificates will receive, on or prior to the distribution date occurring in August 2009, 20% (and after the distribution date occurring in August 2009, 30%) of the related Subordinate Percentage of prepayments on the group II mortgage loans in the related sub-loan group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related certificate group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the group II mortgage loans in the related sub-loan group during the related Prepayment Period will be allocated to the Class II-A Certificates in such certificate group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the group II senior certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each sub-loan group evidenced by the group II subordinate certificates. Increasing the respective percentage interest in a sub-loan group of the group II subordinate certificates relative to that of the group II senior certificates is intended to preserve the availability of the subordination provided by the group II subordinate certificates.

         The initial Senior Percentage for each certificate group in group II will be approximately 84.00%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates

         All unscheduled principal collections on the group II mortgage loans not otherwise distributable to the group II senior certificates will be allocated on a pro rata basis among the class of Class II-B Certificates with the highest payment priority then outstanding and each other class of Class II-B Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group II Senior Certificates," unless the amount of subordination provided to the group II senior certificates by the group II subordinate certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first ten years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a sub-loan group will be allocated to the Class II-A Certificates in the related certificate group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this free writing prospectus.

         The initial Subordinate Percentages for each sub-loan group in group II will be approximately 16.00%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this free writing prospectus.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.


             Item                            Fee                          Paid From
------------------------------- ------------------------------- ------------------------------------
Master Servicing Fee(1)         0.0115% per annum               Mortgage Loan Collections
Servicing Fee(1)                0.25% - 0.50% per annum         Mortgage Loan Collections

(1) The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.


         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans of a loan group is less than the aggregate certificate principal balance of the related certificates, the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class I-B-6 certificates, in the case of loan group I, and the Class II-B-6 certificates, in the case of loan group II, until the certificate principal balance of each such class has been reduced to zero.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under "--Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses on the Group I Certificates

         The applicable Non-PO Percentage of any Realized Losses on the group I mortgage loans will be allocated on any distribution date as follows: first, to the Class I-B-6 Certificates; second, to the Class I-B-5 Certificates; third, to the Class I-B-4 Certificates; fourth, to the Class I-B-3 Certificates; fifth, to the Class I-B-2 Certificates; and sixth, to the Class I-B-1 Certificates; in each case until the Certificate

Principal Balance of such class has been reduced to zero. Thereafter, the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-1 will be allocated, first, to the Class I-A-1B certificates and second, to the Class I-A-1A certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-2 will be allocated, first, to the Class I-A-2B certificates and second, to the Class I-A-2A certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-3 will be allocated, first, to the Class I-A-1C certificates and second, to the Class I-A-3 certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) group I subordinate certificates will be made on any distribution date on account of Realized Losses on the group I mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group I certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group I mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group I mortgage loans as of the first day of the month of such distribution date and
(ii) group I senior certificates of a certificate group will be made on any distribution date on account of Realized Losses in the related sub-loan group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such certificate group as of such distribution date to an amount less than the Stated Principal Balances of the group I mortgage loans in the related sub-loan group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

         On any distribution date, the PO Percentage of any Realized Loss on a Discount Mortgage Loan in loan group I and any Class I-PO Certificate Cash Shortfall will be allocated to the Class I-PO certificates until the certificate principal balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO certificates on or before the Cross-over Date and any Class I-PO Certificate Cash Shortfall will be treated as a Class I-PO Certificate Deferred Amount. To the extent funds are available on the distribution date or on any future distribution date from amounts that would otherwise be allocable from group I Available Funds for the Subordinate Optimal Principal Amount, Class I-PO Certificate Deferred Amounts will be paid on the Class I-PO certificates before distributions of principal on the group I subordinated certificates. Any distribution of group I Available Funds in respect of unpaid Class I-PO Certificate Deferred Amounts will not further reduce the certificate principal balance of the Class I-PO certificates. The Class I-PO Certificate Deferred Amounts will not bear interest. The certificate principal balance of the class of group I subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of Class I-PO Certificate Deferred Amounts. After the Cross-over Date, no new Class I-PO Certificate Deferred Amounts will be created.

Allocation of Realized Losses on the Group II Certificates

         The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses with respect to sub-loan group II-1 will be allocated, first, to the Class II-1A-2 certificates and second, to the Class II-1A-1 certificates; the principal portion of Realized Losses with respect to sub-loan group II-2 will be allocated, first, to the Class II-2A-2 certificates and second, to the Class II-2A-1 certificates; the principal portion of Realized Losses with respect to sub-loan group II-3 will be allocated, first, to the Class II-3A-2 certificates, and second, to the Class II-3A-1 certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) group II subordinate certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group II certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and
(ii) group II senior certificates of a certificate group will be made on any distribution date on account of Realized Losses in the related sub-loan group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such certificate group as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related sub-loan group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

PASS-THROUGH RATES

Group I Certificates

         The Class I-A-1A, Class I-A-1B, Class I-A-1C, Class I-A-2A, Class I-A-2B and Class I-A-3 certificates will bear interest at a fixed pass-through rate per annum equal to 5.500%, 5.500%, 5.500%, 6.000%, 6.000% and 6.500%, respectively.

         The Class I-X certificates will bear interest at a variable pass-through rate per annum equal to the excess, if any, of (a) the weighted average of the net mortgage rates of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500%, over (b) 6.500%.

         Each class of Class I-B Certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the pass-through rates for each class of Class I-A Certificates, weighted in proportion to the excess of the aggregate stated principal balance of each related sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

Group II Certificates

         The Class II-1A-1 and Class II-1A-2 certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the net mortgage rates of the sub-loan group II-1 mortgage loans.

         The Class II-2A-1 and Class II-2A-2 certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the net mortgage rates of the sub-loan group II-2 mortgage loans.

         The Class II-3A-1 certificates will bear interest at an adjustable pass-through rate per annum equal to the lesser of (a) One-Year MTA for the related accrual period plus the per annum pass-through margin of 1.000% and (b) the applicable interest rate cap for such distribution date as described below.

         The Class II-3A-2 certificates will bear interest at an adjustable pass-through rate per annum equal to the lesser of (a) One-Month LIBOR for the related accrual period plus the per annum pass-through margin of, initially, 0.400% and after the optional termination date, 0.800%, (b) 10.50% per annum, and (c) the applicable interest rate cap for such distribution date as described below.

         The Class II-X-1 certificates will bear interest at a variable pass-through rate per annum equal to:

         o        on its notional amount, the excess, if any, of:

                  (a) (i) the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans minus (ii) the Coupon Strip, if any, with respect to sub-loan group II-3, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over

                  (b) the applicable pass-through rate on the Class II-3A-1 certificates as of the related distribution date, and

         o on its certificate principal balance, if any, the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans.

         The Class II-X-2 certificates will bear interest at a variable pass-through rate per annum equal to:

         o        on its notional amount, the excess, if any, of:

                  (a) (i) the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans minus (ii) the Coupon Strip, if any, with respect to sub-loan group II-3, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over

                  (b) the applicable pass-through rate on the Class II-3A-2 certificates as of the related distribution date, and

         o on its certificate principal balance, if any, the weighted average of the net mortgage rates of the sub-loan group II-3 mortgage loans.

         Each class of Class II-B Certificates will bear interest at a variable pass-through rate per annum equal to a variable pass-through rate equal to the weighted average of the weighted average of the net rates of the mortgage loans in each sub-loan group in loan group II, weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

         The "interest rate cap," with respect to any distribution date and each class of Class II-3A-1 and Class II-3A-2 certificates, is a the per annum rate equal to (i) the weighted average of the net rates of the mortgage loans in sub-loan group II-3, in the case of the Class II-3A-2 certificates, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip with respect to sub-loan group II-3, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate.

         For purposes of calculating the interest rate cap, the "net rate of a mortgage loan" is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Carry-forward Shortfall Amounts as described under "--Distributions" above.

         Carry-forward Shortfall Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Carry-forward Amount payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-YEAR MTA

         With respect to the Class II-3A-1 certificates, the securities administrator will determine One-Year MTA for the related Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release `Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the pass-through rate on the Class II-3A-1 certificates will be based on One-Year MTA as of fifteen days before the beginning of the related Interest Accrual Period. The establishment of One-Year MTA on each interest determination date by the securities administrator and the securities administrator's calculation of the pass-through rates applicable to the Class II-3A-1 certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the Class II-3A-2 certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE YIELD MAINTENANCE PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the yield maintenance agreement. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at
(212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the yield maintenance agreement is less than 10%.

THE YIELD MAINTENANCE AGREEMENT

         On the closing date, the trustee on behalf of the trust will enter into a yield maintenance agreement with the yield maintenance provider. The paying agent will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC and will deposit into the Yield Maintenance Account amounts paid pursuant to the yield maintenance agreement. The yield maintenance agreement relates to and is primarily for the benefit of the Class II-3A-2 certificates. The yield maintenance agreement has been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on the Class II-3A-2 certificates.

         With respect to the Class II-3A-2 certificates and any distribution date through the distribution date in August 2014, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Price, provide for the payment to the trust of a yield maintenance payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and (ii) 10.50% over (y) the applicable Strike Price and (b) an amount equal to the lesser of the aggregate certificate principal balance of the Class II-3A-2 certificates and the Projected Principal Balance for such class of certificates for that distribution date.

         The "Strike Price" under the yield maintenance agreement is set forth in Schedule B to this free writing prospectus.

         The "Projected Principal Balances" for each yield maintenance agreement for each applicable distribution date are set forth on Schedule B to this free writing prospectus. They have been calculated assuming that the related mortgage loans prepay at a rate equal to approximately 25% CPR (which we describe under "Yield, Prepayment and Maturity Considerations--Prepayments and Yields on the Offered Certificates" in this free writing prospectus), that the depositor exercises its clean-up call option on the optional termination date and that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed.

         With respect to each distribution date on which a yield maintenance payment is received under a yield maintenance agreement, the paying agent will apply that yield maintenance payment to pay to the applicable classes the amount of Accrued Certificate Interest that such classes would have been entitled to receive had the applicable pass-through rate been calculated without regard to the interest rate cap, to the extent not paid out of the available funds.

         In the event that the yield maintenance payments received by the paying agent under the yield maintenance agreements exceed amounts required to pay the applicable certificateholders as set forth above, that excess will be payable to the Class II-X-2 Certificates.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in September 2016 or on any distribution date thereafter, any Class II-3A-1, Class II-3A-2 or group II subordinate certificates are outstanding, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from sub-loan group II-3 Available Funds for such distribution date, prior to the distribution of any amounts to the sub-loan group II-3 senior certificates, the Coupon Strip with respect to sub-loan group II-3 for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" with respect to sub-loan group II-3 shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.000%, and (ii) the Scheduled Principal Balance of the mortgage loans in sub-loan group II-3 with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and (b) the amount, if any, which when added to the aggregate amount on deposit in the Final Maturity Reserve Account on such distribution date would equal the Final Maturity Reserve Fund Target.

         On any applicable distribution date, the "Final Maturity Reserve Fund Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the mortgage loans in sub-loan group II-3 with original terms to maturity in excess of 30 years as of the related due date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $100,359.94.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the sum of the Certificate Principal Balances of the Class II-3A-1 and Class II-3A-2 Certificates and the proportion of group II subordinate certificates attributable to sub-loan group II-3 and (ii) the aggregate Scheduled Principal Balance of the sub-loan group II-3 mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class II-X Certificates.

         In addition, on the earlier of the distribution date occurring in September 2036, and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the Class II-3A-1, Class II-3A-2 and group II subordinate certificates in the following order of priority:

         (1) to the Class II-3A-1, Class II-3A-2 Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero;

         (2) to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Class II-3A-1, Class II-3A-2 and group II subordinate certificates, any Accrued Certificate Interest and, in the case of the Class II-3A-2 Certificates, any Carry-forward Shortfall Amount for such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Distributions on the Group II Certificates";

         (4)      to the Class II-X Certificates, any remaining amount.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, and (B) the aggregate of all scheduled payments of principal included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Yield Maintenance Agreement;

                  6. the Carry-forward Amounts and Carry-forward Shortfall Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of the applicable Realized Losses on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  13. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  14. the cumulative Realized Losses through the end of the preceding calendar month;

                  15. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  16. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

                  o    to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

                  o holders of the group I and group II certificates will be allocated 99% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties of a loan group, and thereby effect early retirement of all the certificates of the related loan group, on and after the first distribution date on which the stated principal balance of the related mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans in the related loan group. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase of the applicable loan group at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan of the related loan group plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any related REO property, up to the stated principal balance of the related mortgage loan, and

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, in each case with respect to the related loan group.

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of June 30, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,010 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as trustee until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 2.38%, 21.86%, 0.24%, 0.91%, 5.15%, 10.00%, 4.29% and 47.56% of the group I, group II, sub-loan group I-1, sub-loan group I-2, sub-loan group I-3, sub-loan group II-1, sub-loan group II-2 and sub-loan group II-3 mortgage loans, respectively, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If a Realized Loss is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Realized Loss so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Realized Loss.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate of a group may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans of the related group. In particular, in the case of the principal-only certificate and any offered certificate of a group purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the interest-only certificate and any offered certificate of a group purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates of a group have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the group I mortgage loans are fixed rate loans and certain of the group II mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans in a loan group may reduce the interest rate cap applicable to the related offered certificates.

         Subject to the circumstances described under "Description of the Certificates--Distributions--Principal Distributions on the Group I Senior Certificates" and "--Principal Distributions on the Group II Senior Certificates" in this free writing prospectus, on each distribution date during the first five years after the closing date, in the case of the group I mortgage loans, and during the first ten years after the closing date, in the case of the group II mortgage loans, all principal prepayments on the mortgage loans in the related loan group will generally be allocated to the related senior certificates (other than the related interest-only certificates). Thereafter, as further described in this free writing prospectus, during some periods, subject to loss and delinquency criteria described in this free writing prospectus, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of principal prepayments payable to the related subordinate certificates may continue to be disproportionately small.

         To the extent that the Pass-Through Rate on the Class II-3A-1 and Class II-3A-2 certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Accrued Certificate Interest payable to such class on such distribution date will create a Carry-forward Amount. The Yield Maintenance Agreement will provide some protection for the Class II-3A-2 certificates against such Carry-forward Amount; however, the Yield Maintenance Agreement may not provide sufficient funds to cover all such Carry-forward Amounts with respect to the Class II-3A-2 certificates. In addition, payments under the Yield Maintenance Agreement are limited to a specified rate in effect from time to time.

         The "final scheduled distribution date" for the group I certificates is the distribution date in August 2036, and for the group II certificates is the distribution date in July 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the related group II certificates on the group II final scheduled distribution date, even though the outstanding principal balance of the group II mortgage loans having 40-year original terms to maturity have not been reduced to zero on such final scheduled distribution date. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof, and

                  o the depositor may purchase all the mortgage loans and REO properties of a loan group when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans of such loan group and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in September 2006, in accordance with the payment priorities defined in this free writing prospectus, and in the case of group II, no amounts are received by the trust from the yield maintenance agreement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in September 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in August 2006, and include 30 days' interest thereon;

                  o the closing date for the Certificates is September 8, 2006;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                            INDEX                            RATE
                            -----                            ----
                       1-Month LIBOR                      5.328130%
                       1-Year LIBOR                       5.470000%
                       1-Year CMT                         5.070000%
                       6-Month LIBOR                      5.460000%
                       MTA                                4.561000%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of a loan group on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a negative amortization mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a negative amortization mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

                  o the certificate principal balance of Class II-P Certificates is $0;

                  o no Coupon Strip payments to the Final Maturity Reserve Account are made; and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS


                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

      1           I             355,635.00       348,915.84     N/A       4.0000000000   3.7385000000          360        344
      2           I              86,813.00        82,629.80     N/A       4.5000000000   3.9885000000          360        326
      3           I             639,100.00       593,073.14     N/A       4.4236396497   4.1080955945          312        283
      4           I           1,137,419.00     1,020,340.02     N/A       4.8472106423   4.4767617279          230        207
      5           I              91,000.00        85,291.97     N/A       5.1500000000   4.6385000000          360        335
      6           I           2,330,193.00     2,107,753.78     N/A       4.9882704848   4.6793071207          290        264
      7           I           4,751,460.45     4,578,631.37     N/A       5.3223675826   4.9584632242          299        281
      8           I             750,000.00       750,000.00     N/A       5.5000000000   4.9885000000          360        353
      9           I          12,296,916.00    11,696,707.91     N/A       5.4977366011   5.1909000045          315        300
     10           I          23,001,734.23    22,581,050.80     N/A       5.8129625902   5.4370267832          338        325
     11           I           1,190,382.00     1,188,649.90     N/A       6.0000000000   5.4885000000          360        350
     12           I          30,717,858.66    30,216,955.62     N/A       6.0510071738   5.6852139640          352        338
     13           I           4,033,600.00     4,030,476.49     N/A       6.1951859239   5.7115982564          360        350
     14           I             190,000.00       187,499.62     N/A       6.4790336482   5.9675336482          360        346
     15           I          18,251,393.46    17,928,210.60     N/A       6.3238919324   5.9245877276          343        328
     16           I             255,000.00       245,404.93     N/A       6.3750000000   5.8635000000          360        324
     17           I           2,589,925.00     2,542,386.11     N/A       6.3461344002   5.9226422756          352        344
     18           I             121,900.00       120,823.40     N/A       6.7500000000   6.2385000000          360        350
     19           I          17,482,172.06    17,248,429.86     N/A       6.5361287109   6.1812653446          345        334
     20           I           3,498,800.00     3,497,947.25     N/A       6.7003956960   6.1888956960          360        353
     21           I          10,632,976.02    10,340,045.69     N/A       6.7738228025   6.4271253484          353        332
     22           I           4,175,282.00     4,174,660.06     N/A       6.9280689857   6.4222580717          360        352
     23           I          10,213,291.61    10,036,444.85     N/A       7.0208547189   6.6796632647          354        338
     24           I              26,400.00        26,100.33     N/A       7.2500000000   6.7385000000          360        347
     25           I           3,994,700.00     3,994,681.46     N/A       7.1947207704   6.6832207704          360        353
     26           I             432,000.00       430,161.31     N/A       7.1610772015   6.8995772015          360        355
     27           I              52,000.00        51,437.23     N/A       7.5000000000   6.9885000000          360        346
     28           I             108,840.00       108,513.85     N/A       7.5000000000   6.9885000000          360        356
     29           I           9,923,917.15     9,844,116.97     N/A       7.2567638292   6.9266440341          355        347
     30           I           3,222,918.00     3,221,618.38     N/A       7.4401427769   6.9568383154          360        352
     31           I             114,700.00       113,693.34     N/A       7.7500000000   7.2385000000          360        348
     32           I             246,500.00       238,173.59     N/A       7.6250000000   7.1135000000          360        319
     33           I           5,676,869.00     5,602,704.79     N/A       7.5612986061   7.1829476618          359        344
     34           I           3,452,056.00     3,450,667.79     N/A       7.7079139579   7.1964139579          357        351
     35           I             198,000.00       197,049.33     N/A       7.9900000000   7.4785000000          360        353
     36           I             214,500.00       211,258.82     N/A       7.8232961433   7.3117961433          360        341
     37           I           1,193,985.74     1,188,950.68     N/A       7.8846629963   7.4022282768          344        331
     38           I             709,420.00       709,419.50     N/A       7.9408143736   7.4293143736          360        354
     39           I              76,760.00        76,505.53     N/A       8.1250000000   7.6135000000          360        355
     40           I           1,537,685.00     1,485,238.32     N/A       8.0083531922   7.6537904186          360        324
     41           I             661,120.00       661,119.00     N/A       8.1563103617   7.6448103617          360        353
     42           I              71,100.00        70,701.14     N/A       8.5000000000   7.9885000000          360        351
     43           I           1,233,494.49     1,216,105.24     N/A       8.3745071880   7.8785615203          354        339
     44           I             702,400.00       702,399.20     N/A       8.3750000000   7.8635000000          360        354
     45           I           1,859,108.00     1,809,774.94     N/A       8.5983544295   8.1787389403          360        334
     46           I             651,200.00       651,200.00     N/A       8.6524877150   8.1409877150          360        354
     47           I             230,000.00       227,340.46     N/A       8.8000000000   8.2885000000          360        341
     48           I             365,600.00       360,412.44     N/A       8.8636047149   8.4218729366          360        337
     49           I             280,000.00       279,896.46     N/A       8.8750000000   8.3635000000          360        356
     50           I              75,000.00        73,814.78     N/A       9.2500000000   8.7385000000          180        174
     51           I             456,442.13       440,054.84     N/A       8.9157042876   8.6356660640          323        281
     52           I              16,428.94        16,229.19     N/A       9.5000000000   8.9885000000          138        135
     53           I             122,000.00       113,812.96     N/A       9.5000000000   9.2385000000          360        272
     54           I              58,700.00        57,789.35     N/A       9.6250000000   9.3635000000          360        332
     55           I             100,000.00        97,062.93     N/A       6.8750000000   6.3635000000          180        171
     56           I              32,700.00        32,271.74     N/A       7.0000000000   6.4885000000          360        345
     57           I              27,546.49        27,003.58     N/A       7.1250000000   6.6135000000          180        170
     58           I             150,000.00       148,767.90     N/A       7.1250000000   6.6135000000          360        350
     59           I              11,350.00        10,483.36     N/A       7.5000000000   6.9885000000          180        157
     60           I              86,635.00        85,911.94     N/A       7.4366262128   6.9251262128          360        349
     61           I             154,300.00       150,889.63     N/A       7.6250000000   7.1135000000          240        228

Table Cont'd

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

       1         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       2         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       3         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       4         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       5         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       6         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       7         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       8         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
       9         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      10         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      11         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      12         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      13         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      14         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      15         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      16         144       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      17         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      18         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      19         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      20         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      21         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      22         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      23         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      24         167       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      25         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      26         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      27         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      28         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      29         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      30         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      31         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      32         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      33         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      34         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      35         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      36         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      37         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      38         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      39         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      40         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      41         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      42         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      43         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      44         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      45         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      46         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      47         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      48         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      49         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      50         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      51         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      52         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      53         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      54         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      55         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      56         165       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      57         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      58         170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      59         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      60         169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      61         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A

(Table Cont'd)

                                                                                                                        Maximum
                  Initial             Subsequent                                            Remaining                   Negative
                  Periodic            Periodic          Gross              Gross             Interest     Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

         1          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         2          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         3          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         4          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         5          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         6          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         7          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         8          N/A                N/A                N/A                N/A                113          N/A        N/A
         9          N/A                N/A                N/A                N/A                N/A          N/A        N/A
         10         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         11         N/A                N/A                N/A                N/A                110          N/A        N/A
         12         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         13         N/A                N/A                N/A                N/A                110          N/A        N/A
         14         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         15         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         16         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         17         N/A                N/A                N/A                N/A                106          N/A        N/A
         18         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         19         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         20         N/A                N/A                N/A                N/A                113          N/A        N/A
         21         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         22         N/A                N/A                N/A                N/A                112          N/A        N/A
         23         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         24         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         25         N/A                N/A                N/A                N/A                109          N/A        N/A
         26         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         27         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         28         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         29         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         30         N/A                N/A                N/A                N/A                112          N/A        N/A
         31         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         32         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         33         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         34         N/A                N/A                N/A                N/A                109          N/A        N/A
         35         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         36         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         37         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         38         N/A                N/A                N/A                N/A                100          N/A        N/A
         39         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         40         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         41         N/A                N/A                N/A                N/A                113          N/A        N/A
         42         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         43         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         44         N/A                N/A                N/A                N/A                114          N/A        N/A
         45         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         46         N/A                N/A                N/A                N/A                114          N/A        N/A
         47         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         48         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         49         N/A                N/A                N/A                N/A                116          N/A        N/A
         50         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         51         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         52         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         53         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         54         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         55         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         56         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         57         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         58         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         59         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         60         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         61         N/A                N/A                N/A                N/A                N/A          N/A        N/A


                                     S-135



                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     62           I             108,000.00       107,074.11     N/A       7.7500000000   7.2385000000          360        349
     63           I              51,400.00        49,899.27     N/A       7.9216413386    7.4101413386         315        292
     64           I             212,825.00       211,058.68     N/A       7.9876879323    7.4761879323         360        348
     65           I              47,000.00        46,658.71     N/A       8.2500000000    7.7385000000         360        349
     66           I             162,150.00       159,495.33     N/A       8.1858679577    7.6743679577         360        338
     67           I              98,600.00        98,057.15     N/A       8.4376779704    7.9838835534         360        351
     68           I             171,890.00       170,372.98     N/A       8.4803120703    7.9688120703         360        347
     69           I             201,437.00       199,906.54     N/A       8.6044897808    8.1504407652         360        349
     70           I              87,100.00        86,528.24     N/A       8.6260155066    8.1145155066         360        350
     71           I              40,327.79        39,542.61     N/A       9.0000000000    8.4885000000         162        156
     72           I              62,400.00        62,000.68     N/A       8.8750000000    8.3635000000         360        349
     73           I             587,810.00       581,720.76     N/A       8.8878852437    8.3763852437         360        347
     74           I             122,500.00       121,501.89     N/A       9.2014383171    8.6899383171         360        345
     75           I             101,720.00       101,118.65     N/A       9.4900000000    8.9785000000         360        349
     76           I             119,994.00       118,560.25     N/A       9.4713697483    8.9598697483         331        318
     77           I              27,500.00        27,274.15     N/A       9.2500000000    8.9885000000         360        345
     78           I             125,200.00       124,296.70     N/A       9.3954103086    8.8839103086         360        348
     79           I             118,833.00       116,877.18     N/A       9.6572588148    9.1457588148         325        309
     80           I              68,730.00        67,931.37     N/A       9.5528979837    9.1427935171         324        310
     81           I             178,400.00       174,465.74     N/A       9.6619400247    9.2012936622         360        323
     82           I              57,800.00        57,683.56     N/A       9.6250000000    9.1135000000         240        230
     83           I             401,100.00       398,384.08     N/A       9.9662647187    9.4547647187         360        346
     84           I             190,299.00       188,406.74     N/A       9.9481466465    9.4366466465         347        333
     85           I              68,000.00        67,478.84     N/A       9.9900000000    9.4785000000         360        345
     86           I             470,830.00       468,531.67     N/A       9.9214967510    9.4099967510         360        350
     87           I              68,000.00        67,513.38     N/A      10.2500000000    9.7385000000         360        346
     88           I              75,200.00        75,000.67     N/A      10.2180000000    9.7065000000         360        354
     89           I              82,580.00        82,302.67     N/A      10.1450407684    9.7385000000         360        352
     90           I             276,725.00       272,804.62     N/A      10.0965621489    9.6572332599         360        349
     91           I              55,600.00        55,271.74     N/A      10.4900000000    9.9785000000         360        346
     92           I              17,000.00        16,907.34     N/A      10.5000000000    9.9885000000         360        347
     93           I             187,978.00       171,594.63     N/A      10.4155919652    9.9519793904         268        241
     94           I             265,000.00       263,267.31     N/A      10.4990022449    9.9875022449         360        346
     95           I              42,300.00        42,281.71     N/A      10.3750000000    9.8635000000         360        348
     96           I              60,950.00        60,652.86     N/A      10.6250000000   10.1135000000         360        348
     97           I              17,400.00        16,759.91     N/A      10.7500000000   10.2385000000         240        213
     98           I              52,800.00        52,542.55     N/A      10.6250000000   10.1135000000         360        348
     99           I             221,540.00       220,506.46     N/A      10.6802249560   10.1687249560         360        351
     100          I             109,000.00       108,848.88     N/A      10.6732311462   10.1617311462         314        304
     101          I              57,000.00        56,392.75     N/A      10.9900000000   10.4785000000         360        345
     102          I             144,400.00       143,716.79     N/A      10.8683879942   10.4590330358         360        348
     103          I             155,600.00       154,175.74     N/A      10.9226123131   10.4111123131         360        344
     104          I             483,900.00       479,631.54     N/A      10.9046045684   10.4408735131         360        348
     105          I              65,000.00        65,000.00     N/A      11.0000000000   10.4885000000         360        351
     106          I             101,400.00       100,887.34     N/A      11.1923904823   10.6808904823         360        347
     107          I             240,880.00       240,008.73     N/A      11.2474683429   10.7359683429         360        350
     108          I              46,500.00        46,089.92     N/A      11.3900000000   10.8785000000         360        345
     109          I              98,200.00        97,736.07     N/A      11.4572535503   10.9457535503         360        347
     110          I              93,000.00        92,383.88     N/A      11.5000000000   10.9885000000         360        341
     111          I             159,300.00       158,390.18     N/A      11.3182733295   10.9243943367         360        346
     112          I             107,000.00       106,126.45     N/A      11.7000000000   11.1885000000         360        338
     113          I              45,560.00        44,855.35     N/A      11.6184840560   11.1069840560         278        258
     114          I              31,980.00        31,645.11     N/A      11.5000000000   11.2385000000         360        342
     115          I             134,700.00       133,825.59     N/A      11.6871781865   11.1756781865         360        350
     116          I              74,877.00        74,877.00     N/A      11.7500000000   11.2385000000         360        351
     117          I              48,750.00        48,582.77     N/A      11.9000000000   11.3885000000         360        349
     118          I              13,500.00        13,445.11     N/A      11.8750000000   11.3635000000         360        347
     119          I             420,046.00       418,737.20     N/A      11.9301628188   11.4186628188         360        351
     120          I             121,000.00       120,510.45     N/A      12.2263628486   11.7148628486         360        350
     121          I              78,000.00        77,523.24     N/A      12.0000000000   11.7385000000         360        341
     122          I              62,280.00        62,228.91     N/A      12.2500000000   11.7385000000         360        357

(Table Break)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      62         169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      63         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      64         168       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      65         169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      66         158       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      67         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      68         167       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      69         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      70         170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      71         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      72         169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      73         167       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      74         165       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      75         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      76         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      77         165       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      78         168       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      79         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      80         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      81         143       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      82         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      83         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      84         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      85         165       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      86         170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      87         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      88         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      89         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      90         169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      91         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      92         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      93         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      94         166       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      95         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      96         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      97         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      98         N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      99         171       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      100        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      101        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      102        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      103        164       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      104        168       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      105        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      106        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      107        170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      108        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      109        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      110        161       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      111        166       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      112        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      113        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      114        162       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      115        170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      116        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      117        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      118        167       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      119        171       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      120        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      121        161       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      122        177       Fixed          N/A           N/A            N/A           N/A            N/A           N/A


(Table con'td)


                                                                                                                        Maximum
                  Initial             Subsequent                                          Remaining                     Negative
                  Periodic            Periodic          Gross              Gross           Interest       Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

         62         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         63         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         64         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         65         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         66         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         67         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         68         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         69         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         70         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         71         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         72         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         73         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         74         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         75         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         76         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         77         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         78         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         79         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         80         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         81         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         82         N/A                N/A                N/A                N/A                 50          N/A        N/A
         83         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         84         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         85         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         86         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         87         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         88         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         89         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         90         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         91         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         92         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         93         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         94         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         95         N/A                N/A                N/A                N/A                 48          N/A        N/A
         96         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         97         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         98         N/A                N/A                N/A                N/A                N/A          N/A        N/A
         99         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        100         N/A                N/A                N/A                N/A                110          N/A        N/A
        101         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        102         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        103         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        104         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        105         N/A                N/A                N/A                N/A                111          N/A        N/A
        106         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        107         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        108         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        109         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        110         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        111         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        112         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        113         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        114         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        115         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        116         N/A                N/A                N/A                N/A                111          N/A        N/A
        117         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        118         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        119         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        120         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        121         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        122         N/A                N/A                N/A                N/A                N/A          N/A        N/A


                                     S-136



                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     123          I             111,500.00        42,337.92     N/A      12.0000000000   11.7385000000         360        341
     124          I             122,239.00       121,720.84     N/A      12.4440100656   11.9325100656         329        322
     125          I             316,600.00       314,625.07     N/A      12.4257337035   11.9142337035         360        350
     126          I              85,580.00        85,276.68     N/A      12.7349425705   12.2234425705         344        335
     127          I              45,146.00        45,055.28     N/A      12.7500000000   12.2385000000         360        352
     128          I             179,530.00       178,855.65     N/A      12.6592906053   12.1772733614         360        348
     129          I              63,200.00        63,200.00     N/A      12.7500000000   12.2385000000         360        351
     130          I              76,643.00        76,140.68     N/A      12.6250000000   12.3635000000         360        354
     131          I              27,180.00        27,121.53     N/A      13.0000000000   12.4885000000         360        351
     132          I              60,800.00        60,659.95     N/A      12.9165862031   12.4050862031         360        351
     133          I              48,000.00        47,859.79     N/A      13.2500000000   12.7385000000         360        351
     134          I              42,000.00        41,884.21     N/A      13.2500000000   12.7385000000         360        349
     135          I              83,849.00        83,692.15     N/A      13.4615511879   12.9500511879         360        351
     136          I             185,800.00       185,539.37     N/A      13.5000000000   12.9885000000         360        355
     137          I              31,800.00        30,269.80     N/A      13.5000000000   13.2385000000         180        127
     138          I              96,060.00        95,956.67     N/A      13.7104568135   13.1989568135         360        355
     139          I              77,400.00        77,400.00     N/A      13.7500000000   13.2385000000         360        351
     140          I              42,000.00        41,925.76     N/A      13.8750000000   13.3635000000         360        351
     141          I              41,250.00        41,162.38     N/A      14.0000000000   13.4885000000         360        349
     142          I              24,840.00        24,496.00     N/A      14.1250000000   13.6135000000         360        352
     143          I              42,200.00        42,072.97     N/A      14.2500000000   13.7385000000         360        344
     144          I              32,895.00        32,751.13     N/A      14.7500000000   14.2385000000         360        350
     145          I              37,390.00        37,390.00     N/A      15.2032294731   14.6917294731         360        352
     146          I              49,980.00        49,926.22     N/A      15.5000000000   14.9885000000         360        352
     147          I              69,600.00        69,497.71     N/A      15.5000000000   14.9885000000         360        352
     148          I              35,050.00        35,042.85     N/A      16.5000000000   15.9885000000         360        358
     149          II            910,000.00       871,791.00     N/A       3.6250000000    3.2385000000         360        334
     150          II             53,498.24        65,094.07     N/A       8.0000000000    7.6135000000         124         74
     151          II            340,000.00       334,381.99     N/A       5.2500000000    4.7385000000         360        346
     152          II            113,600.00       112,079.21     N/A       6.9900000000    6.4785000000         360        346
     153          II            118,221.49       106,970.75     N/A       6.2500000000    5.7385000000         249        212
     154          II            419,951.00       395,706.41     N/A       5.3889778536    4.8774778536         360        320
     155          II            274,870.00       258,417.15     N/A       6.6265411080    6.3650411080         360        323
     156          II            282,600.00       279,749.80     N/A       7.6841480226    7.1726480226         360        347
     157          II            168,000.00       166,189.85     N/A       7.1250000000    6.6135000000         360        347
     158          II            502,055.00       494,918.68     N/A       6.6806052714    6.1691052714         360        347
     159          II            318,600.00       315,355.16     N/A       7.4611726664    6.9496726664         360        347
     160          II            118,860.00       115,437.51     N/A       6.0000000000    5.4885000000         360        336
     161          II            449,205.00       424,971.87     N/A       4.3207625925    4.0592625925         360        324
     162          II            752,850.00       745,681.35     N/A       7.4811018406    6.9696018406         360        348
     163          II            202,850.00       200,993.17     N/A       7.6322833258    7.1207833258         360        348
     164          II             70,000.00        69,332.10     N/A       8.5000000000    8.2385000000         360        348
     165          II            336,000.00       333,311.71     N/A       7.8706192583    7.3591192583         360        349
     166          II            214,800.00       213,269.95     N/A       8.6472290543    8.1357290543         360        349
     167          II            201,520.00       200,438.94     N/A       9.7420683014    9.2305683014         360        349
     168          II            264,000.00       261,206.89     N/A       6.9500000000    6.6885000000         360        349
     169          II            462,000.00       458,167.35     N/A       7.0760094439    6.5645094439         360        350
     170          II             88,200.00        87,688.75     N/A       8.8750000000    8.3635000000         360        350
     171          II            600,000.00       458,311.28     N/A       5.3750000000    4.9885000000         360        314
     172          II            129,769.00       124,067.36     N/A       4.6250000000    4.1135000000         360        339
     173          II            315,000.00       313,300.76     N/A       8.7087672178    8.1972672178         360        351
     174          II            356,500.00       353,939.79     N/A       7.4658499077    6.9543499077         360        351
     175          II             68,000.00        67,698.08     N/A       9.0500000000    8.5385000000         360        352
     176          II            397,375.00       375,383.69     N/A       5.4897416361    5.1722190303         360        317
     177          II            239,400.00       239,400.00     N/A       5.6250000000    5.1135000000         360        342
     178          II            371,350.00       371,044.50     N/A       6.9050878668    6.3935878668         360        354
     179          II            132,930.00       132,385.81     N/A       8.0000000000    7.7385000000         360        354
     180          II            221,600.00       221,600.00     N/A       6.5000000000    5.9885000000         360        343
     181          II            275,000.00       274,120.02     N/A       8.3000000000    7.7885000000         360        355
     182          II          1,941,266.00     1,833,188.53     N/A       4.3031282597    4.0416282597         360        325
     183          II            221,000.00       220,818.23     N/A       7.6250000000    7.1135000000         360        337

(Table Cont'd)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      123        161       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      124        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      125        170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      126        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      127        172       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      128        168       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      129        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      130        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      131        171       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      132        171       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      133        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      134        169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      135        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      136        175       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      137        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      138        175       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      139        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      140        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      141        169       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      142        172       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      143        164       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      144        170       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      145        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      146        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      147        172       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      148        N/A       Fixed          N/A           N/A            N/A           N/A            N/A           N/A
      149        N/A    Adjustable    1-YearLibor   2.2500000000       10             12            11             12
      150        N/A    Adjustable   1-YearTreasury 3.2500000000       10             12            11             12
      151        N/A    Adjustable    6-MonthLibor  2.6250000000       10             6             11             6
      152        N/A    Adjustable    6-MonthLibor  6.5000000000       10             6             11             6
      153        N/A    Adjustable    1-YearLibor   2.3750000000       11             12            12             12
      154        N/A    Adjustable   1-YearTreasury 2.2880345747       11             12            12             12
      155        N/A    Adjustable   1-YearTreasury 2.7500000000       11             12            12             12
      156        N/A    Adjustable    6-MonthLibor  3.9712804889       11             6             12             6
      157        N/A    Adjustable    6-MonthLibor  3.7500000000       11             6             12             6
      158        N/A    Adjustable    6-MonthLibor  3.1250000000       11             6             12             6
      159        N/A    Adjustable    6-MonthLibor  4.0340719968       11             6             12             6
      160        N/A    Adjustable   1-YearTreasury 2.2500000000       12             12            13             12
      161        N/A    Adjustable   1-YearTreasury 2.7500000000       12             12            13             12
      162        N/A    Adjustable    6-MonthLibor  4.8750000000       12             6             13             6
      163        N/A    Adjustable    6-MonthLibor  5.5764566652       12             6             13             6
      164        N/A    Adjustable    6-MonthLibor  5.5000000000       12             6             13             6
      165        N/A    Adjustable    6-MonthLibor  4.9241238517       13             6             14             6
      166        N/A    Adjustable    6-MonthLibor  6.5576002819       13             6             14             6
      167        N/A    Adjustable    6-MonthLibor  6.9047590191       13             6             14             6
      168        N/A    Adjustable    6-MonthLibor  5.5000000000       13             6             14             6
      169        N/A    Adjustable    6-MonthLibor  3.9525432847       14             6             15             6
      170        N/A    Adjustable    6-MonthLibor  5.6250000000       14             6             15             6
      171        N/A    Adjustable   1-YearTreasury 2.7500000000       15             12            16             12
      172        N/A    Adjustable   1-YearTreasury 2.2500000000       15             12            16             12
      173        N/A    Adjustable    6-MonthLibor  7.0883103763       15             6             16             6
      174        N/A    Adjustable    6-MonthLibor  4.7522811154       15             6             16             6
      175        N/A    Adjustable    6-MonthLibor  6.5000000000       16             6             17             6
      176        N/A    Adjustable   1-YearTreasury 2.7500000000       17             12            18             12
      177        N/A    Adjustable    6-MonthLibor  2.6250000000       18             6             19             6
      178        N/A    Adjustable    6-MonthLibor  2.7500000000       18             6             19             6
      179        N/A    Adjustable    6-MonthLibor  5.1250000000       18             6             19             6
      180        N/A    Adjustable    6-MonthLibor  3.1250000000       19             6             20             6
      181        N/A    Adjustable    6-MonthLibor  7.3000000000       19             6             20             6
      182        N/A    Adjustable   1-YearTreasury 2.7500000000        1             12             2             12
      183        N/A    Adjustable    6-MonthLibor  2.8750000000        1             6              2             6

(Table Cont'd)


                                                                                                                        Maximum
                  Initial             Subsequent                                          Remaining                     Negative
                  Periodic            Periodic          Gross              Gross           Interest       Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

        123         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        124         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        125         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        126         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        127         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        128         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        129         N/A                N/A                N/A                N/A                111          N/A        N/A
        130         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        131         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        132         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        133         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        134         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        135         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        136         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        137         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        138         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        139         N/A                N/A                N/A                N/A                111          N/A        N/A
        140         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        141         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        142         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        143         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        144         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        145         N/A                N/A                N/A                N/A                 52          N/A        N/A
        146         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        147         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        148         N/A                N/A                N/A                N/A                N/A          N/A        N/A
        149         2.0000000000       2.0000000000       2.2500000000        8.6250000000      N/A          N/A        N/A
        150         3.0000000000       2.0000000000       3.2500000000       14.0000000000      N/A          N/A        N/A
        151         3.0000000000       1.0000000000       2.6250000000       11.2500000000      N/A          N/A        N/A
        152         3.0000000000       1.0000000000       6.5000000000       12.9900000000      N/A          N/A        N/A
        153         1.0000000000       1.0000000000       2.3750000000       10.2500000000      N/A          N/A        N/A
        154         2.5841370879       1.0000000000       2.2880345747        8.8275159101      N/A          N/A        N/A
        155         2.0000000000       2.0000000000       2.7500000000       10.6265411080      N/A          N/A        N/A
        156         3.0000000000       1.0000000000       3.9712804889       13.6841480226      N/A          N/A        N/A
        157         6.0000000000       1.0000000000       3.7500000000       13.1250000000      N/A          N/A        N/A
        158         3.0000000000       1.0000000000       3.1250000000       12.6806052714      N/A          N/A        N/A
        159         3.0000000000       1.0000000000       4.0340719968       14.0047553368      N/A          N/A        N/A
        160         1.0000000000       1.0000000000       2.2500000000       10.0000000000      N/A          N/A        N/A
        161         2.0000000000       2.0000000000       2.7500000000       10.3207625925      N/A          N/A        N/A
        162         3.0000000000       1.0000000000       4.8750000000       13.4811018406      N/A          N/A        N/A
        163         3.0000000000       1.0000000000       5.5764566652       13.6322833258      N/A          N/A        N/A
        164         3.0000000000       1.0000000000       8.5000000000       14.5000000000      N/A          N/A        N/A
        165         3.0000000000       2.2140183734       4.9241238517       13.8706192583      N/A          N/A        N/A
        166         2.4502598233       1.0000000000       6.5576002819       14.6472290543      N/A          N/A        N/A
        167         3.0000000000       1.0000000000       8.8135141867       15.7420683014      N/A          N/A        N/A
        168         3.0000000000       1.0000000000       5.5000000000       12.9500000000      N/A          N/A        N/A
        169         3.0000000000       1.8400629595       3.9525432847       13.0760094439      N/A          N/A        N/A
        170         3.0000000000       1.0000000000       5.6250000000       14.8750000000      N/A          N/A        N/A
        171         5.0000000000       2.0000000000       2.7500000000       10.3750000000       14          N/A        N/A
        172         1.0000000000       1.0000000000       4.6200000000        9.6250000000      N/A          N/A        N/A
        173         3.0000000000       1.0000000000       7.0883103763       14.7087672178      N/A          N/A        N/A
        174         3.0000000000       1.0000000000       4.7522811154       13.4658499077      N/A          N/A        N/A
        175         3.0000000000       1.0000000000       6.5000000000       15.0500000000      N/A          N/A        N/A
        176         3.6554574601       2.0000000000       2.9180678175       10.9379224827      N/A          N/A        N/A
        177         3.0000000000       2.0000000000       2.6250000000       10.6250000000      102          N/A        N/A
        178         6.0000000000       2.0000000000       2.7500000000       12.9050878668      114          N/A        N/A
        179         3.0000000000       1.0000000000       5.1250000000       14.0000000000      N/A          N/A        N/A
        180         3.0000000000       1.0000000000       3.1250000000       11.5000000000       19          N/A        N/A
        181         3.0000000000       1.0000000000       7.3000000000       14.3000000000      N/A          N/A        N/A
        182         2.0000000000       2.0000000000       2.7500000000       10.3031282597      N/A          N/A        N/A
        183         6.0000000000       6.0000000000       2.8750000000       12.0000000000       97          N/A        N/A

                                     S-137

                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     184          II            151,000.00       151,000.00     N/A       5.5000000000    4.9885000000         360        337
     185          II            108,000.00       106,731.31     N/A       9.7500000000    9.2385000000         360        337
     186          II            397,500.00       391,361.32     N/A       8.8180351957    8.3065351957         360        337
     187          II            120,000.00       116,190.80     N/A       9.8750000000   9.3635000000          360        325
     188          II            150,950.00       147,270.23     N/A       5.3750000000   5.1135000000          360        344
     189          II            122,400.00       116,900.92     N/A       5.8750000000   5.6135000000          360        320
     190          II            150,300.00       150,299.97     N/A       8.5000000000   7.9885000000          360        356
     191          II            310,000.00       323,135.55     N/A       7.2500000000   6.9885000000          360        344
     192          II             96,500.00        95,532.78     N/A       8.6000000000   8.0885000000          360        344
     193          II            325,300.00       308,698.54     N/A       5.1050888150   4.8435888150          360        321
     194          II            103,426.56       103,216.97     N/A       8.0000000000   7.4885000000          360        357
     195          II            145,078.39       144,770.97     N/A       8.5000000000   7.9885000000          341        338
     196          II            660,000.00       638,925.50     N/A       4.5016104655   4.2401104655          360        338
     197          II            124,000.00       123,850.58     N/A       8.5750000000   8.0635000000          360        358
     198          II            248,625.00       248,625.00     N/A       4.7500000000   4.4885000000          360        347
     199          II            391,384.00       368,233.50     N/A       4.6398972663   4.3783972663          360        323
     200          II            260,000.00       260,000.00     N/A       6.7500000000   6.2385000000          360        347
     201          II            468,500.00       468,466.41     N/A       6.0548779874   5.5433779874          360        348
     202          II          1,934,205.00     1,784,573.94     N/A       4.4827523664   4.2212523664          360        324
     203          II            176,000.00       176,000.00     N/A       6.5000000000   5.9885000000          360        349
     204          II            200,000.00        10,000.00     N/A       5.6250000000   5.1135000000          360        349
     205          II            220,000.00       220,000.00     N/A       5.0000000000   4.7385000000          360        349
     206          II            231,600.00       231,099.79     N/A       5.7500000000   5.2385000000          360        349
     207          II            337,000.00       337,000.00     N/A       5.5000000000   4.9885000000          360        349
     208          II            622,580.00       620,814.82     N/A       4.9553211878   4.6938211878          360        325
     209          II          1,637,471.00     1,551,428.75     N/A       4.9932750513   4.7317750513          360        330
     210          II            320,000.00       317,664.98     N/A       5.8750000000   5.6135000000          360        350
     211          II            684,437.00       651,990.20     N/A       5.1672163861   4.9057163861          360        326
     212          II            650,000.00       650,000.00     N/A       6.3750000000   5.8635000000          360        350
     213          II            240,000.00       237,907.21     N/A       6.2500000000   5.9885000000          360        351
     214          II          1,915,601.00     1,833,087.26     N/A       4.9369140452   4.6754140452          360        327
     215          II            345,600.00       345,600.00     N/A       8.0000000000   7.4885000000          360        352
     216          II          1,155,151.00     1,104,571.20     N/A       5.0767130731   4.8152130731          360        328
     217          II            725,500.00       725,499.07     N/A       5.8750000000   5.3635000000          360        353
     218          II            584,000.00       583,689.59     N/A       6.2500000000   5.9885000000          360        353
     219          II             88,000.00        85,509.63     N/A       4.8750000000   4.4885000000          360        329
     220          II            156,540.79       155,494.31     N/A       4.8750000000   4.3635000000          348        341
     221          II          1,037,700.00       984,164.92     N/A       4.4477230872   4.1862230872          360        326
     222          II            168,000.00       165,264.33     N/A       7.6000000000   7.3385000000          360        338
     223          II            179,200.00       178,923.69     N/A       4.7500000000   4.4885000000          360        330
     224          II            322,400.00       322,400.00     N/A       5.6250000000   5.1135000000          360        354
     225          II            360,000.00       359,647.51     N/A       4.2500000000   3.9885000000          360        333
     226          II            249,114.63       248,343.97     N/A       6.8750000000   6.3635000000          330        327
     227          II            105,019.98       104,664.93     N/A       5.8750000000   5.3635000000          344        341
     228          II            595,000.00       595,000.00     N/A       4.6915966387   4.2412310924          360        334
     229          II            516,600.00       496,101.69     N/A       4.9438616305   4.6207704348          360        335
     230          II            613,000.00       612,897.58     N/A       5.6712547021   5.2168396028          360        336
     231          II            144,000.00       140,093.01     N/A       5.1250000000   4.8635000000          360        338
     232          II          1,276,000.00     1,274,279.97     N/A       4.6788681072   4.2923681072          360        338
     233          II          1,215,000.00     1,213,703.86     N/A       4.6175846821   4.2310846821          360        339
     234          II            151,200.00       144,648.54     N/A       4.8750000000   4.6135000000          360        327
     235          II            191,002.00       182,587.66     N/A       5.6250000000   5.1135000000          360        327
     236          II            942,263.56       895,427.73     N/A       4.7664881132   4.5049881132          360        327
     237          II            275,905.00       277,930.00     N/A       7.2963228826   6.7848228826          360        339
     238          II             38,400.00        37,815.60     N/A       7.9500000000   7.4385000000          360        339
     239          II            255,000.00       255,000.00     N/A       4.8750000000   4.4885000000          360        340
     240          II            602,000.00       586,610.41     N/A       4.8750000000   4.4885000000          360        340
     241          II             85,600.00        85,600.00     N/A       5.5000000000   4.9885000000          360        340
     242          II            359,650.00       359,650.00     N/A       5.0000000000   4.6135000000          360        341
     243          II            204,000.00       192,888.41     N/A       5.2500000000   4.7385000000          360        317
     244          II            273,360.00       273,324.57     N/A       5.3750000000   4.9915478005          360        342

(Table Cont'd)
                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      184        N/A    Adjustable    6-MonthLibor  2.2500000000        1             6              2             6
      185        N/A    Adjustable    6-MonthLibor  7.5000000000        1             6              2             6
      186        N/A    Adjustable    6-MonthLibor  7.1570058862        1             6              2             6
      187        N/A    Adjustable    6-MonthLibor  5.1250000000        1             6              2             6
      188        N/A    Adjustable    1-YearLibor   2.7500000000       20             12            21             12
      189        N/A    Adjustable   1-YearTreasury 2.7500000000       20             12            21             12
      190        N/A    Adjustable    6-MonthLibor  7.2500000000       20             6             21             6
      191        N/A    Adjustable    6-MonthLibor  3.5000000000       20             6             21             6
      192        N/A    Adjustable    6-MonthLibor  7.5000000000       20             6             21             6
      193        N/A    Adjustable   1-YearTreasury 2.7500000000       21             12            22             12
      194        N/A    Adjustable    6-MonthLibor  6.6250000000       21             6             22             6
      195        N/A    Adjustable    6-MonthLibor  6.1250000000       21             6             22             6
      196        N/A    Adjustable   1-YearTreasury 2.7500000000       22             12            23             12
      197        N/A    Adjustable    6-MonthLibor  2.2500000000       22             6             23             6
      198        N/A    Adjustable    1-YearLibor   2.7500000000       23             12            24             12
      199        N/A    Adjustable   1-YearTreasury 2.7500000000       23             12            24             12
      200        N/A    Adjustable    6-MonthLibor  2.2500000000       23             6             24             6
      201        N/A    Adjustable    1-YearLibor   2.2500000000       24             12            25             12
      202        N/A    Adjustable   1-YearTreasury 2.7500000000       24             12            25             12
      203        N/A    Adjustable    1-YearLibor   2.2500000000       25             12            26             12
      204        N/A    Adjustable    1-YearLibor   2.2500000000       25             12            26             12
      205        N/A    Adjustable    1-YearLibor   2.7500000000       25             12            26             12
      206        N/A    Adjustable   1-YearTreasury 2.7500000000       25             12            26             12
      207        N/A    Adjustable   1-YearTreasury 2.7500000000       25             12            26             12
      208        N/A    Adjustable   1-YearTreasury 2.7500000000       25             12            26             12
      209        N/A    Adjustable   1-YearTreasury 2.7500000000       25             12            26             12
      210        N/A    Adjustable    1-YearLibor   2.2500000000       26             12            27             12
      211        N/A    Adjustable   1-YearTreasury 2.7500000000       26             12            27             12
      212        N/A    Adjustable    6-MonthLibor  2.7500000000       26             6             27             6
      213        N/A    Adjustable    1-YearLibor   2.7500000000       27             12            28             12
      214        N/A    Adjustable   1-YearTreasury 2.7500000000       27             12            28             12
      215        N/A    Adjustable    1-YearLibor   2.2500000000       28             12            29             12
      216        N/A    Adjustable   1-YearTreasury 2.7500000000       28             12            29             12
      217        N/A    Adjustable    1-YearLibor   2.2500000000       29             12            30             12
      218        N/A    Adjustable    1-YearLibor   2.7500000000       29             12            30             12
      219        N/A    Adjustable   1-YearTreasury 2.2500000000       29             12            30             12
      220        N/A    Adjustable   1-YearTreasury 1.7500000000       29             12            30             12
      221        N/A    Adjustable   1-YearTreasury 2.7500000000        2             12             3             12
      222        N/A    Adjustable    6-MonthLibor  5.8000000000        2             6              3             6
      223        N/A    Adjustable   1-YearTreasury 2.7500000000       30             12            31             12
      224        N/A    Adjustable    6-MonthLibor  2.7500000000       30             6             31             6
      225        N/A    Adjustable   1-YearTreasury 2.7500000000       33             12            34             12
      226        N/A    Adjustable    6-MonthLibor  4.3750000000       33             6             34             6
      227        N/A    Adjustable    6-MonthLibor  4.1250000000       33             6             34             6
      228        N/A    Adjustable   1-YearTreasury 2.7500000000       34             12            35             12
      229        N/A    Adjustable   1-YearTreasury 2.7500000000       35             12            36             12
      230        N/A    Adjustable   1-YearTreasury 2.7500000000       36             12            37             12
      231        N/A    Adjustable    1-YearLibor   2.2500000000       38             12            39             12
      232        N/A    Adjustable   1-YearTreasury 2.7500000000       38             12            39             12
      233        N/A    Adjustable   1-YearTreasury 2.7500000000       39             12            40             12
      234        N/A    Adjustable    1-YearLibor   2.2500000000        3             12             4             12
      235        N/A    Adjustable   1-YearTreasury 2.0000000000        3             12             4             12
      236        N/A    Adjustable   1-YearTreasury 2.7500000000        3             12             4             12
      237        N/A    Adjustable    6-MonthLibor  5.1897084698        3             6              4             6
      238        N/A    Adjustable    6-MonthLibor  4.8750000000        3             6              4             6
      239        N/A    Adjustable   1-YearTreasury 2.7500000000       40             12            41             12
      240        N/A    Adjustable   1-YearTreasury 2.7500000000       40             12            41             12
      241        N/A    Adjustable    6-MonthLibor  2.7500000000       40             6             41             6
      242        N/A    Adjustable   1-YearTreasury 2.7500000000       41             12            42             12
      243        N/A    Adjustable   1-YearTreasury 2.7500000000       41             12            42             12
      244        N/A    Adjustable   1-YearTreasury 2.7500000000       42             12            43             12

(Table Cont'd)

                                                                                                                        Maximum
                  Initial             Subsequent                                          Remaining                     Negative
                  Periodic            Periodic          Gross              Gross           Interest       Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

        184         3.0000000000       1.0000000000       2.2500000000       10.5000000000        1          N/A        N/A
        185         3.0000000000       3.0000000000       9.7500000000       15.7500000000      N/A          N/A        N/A
        186         3.0000000000       1.0000000000       8.8180351957       14.8180351957      N/A          N/A        N/A
        187         3.0000000000       1.0000000000       6.1250000000       12.1250000000      N/A          N/A        N/A
        188         2.0000000000       1.0000000000       2.7500000000       11.3750000000      N/A          N/A        N/A
        189         5.0000000000       2.0000000000       2.7500000000       10.8750000000      N/A          N/A        N/A
        190         3.0000000000       1.0000000000       7.2500000000       14.5000000000       20          N/A        N/A
        191         3.0000000000       1.0000000000       3.5000000000       13.2500000000      N/A          N/A        N/A
        192         3.0000000000       1.0000000000       7.5000000000       14.6000000000      N/A          N/A        N/A
        193         5.0000000000       2.0000000000       2.7500000000       10.1050888150      N/A          N/A        N/A
        194         3.0000000000       1.0000000000       6.6250000000       14.0000000000      N/A          N/A        N/A
        195         3.0000000000       1.0000000000       8.5000000000       14.5000000000      N/A          N/A        N/A
        196         3.0128837243       2.0000000000       2.7500000000       10.1639825574      N/A          N/A        N/A
        197         3.0000000000       1.0000000000       8.5750000000       14.5750000000      N/A          N/A        N/A
        198         2.0000000000       1.0000000000       2.7500000000       10.7500000000       47          N/A        N/A
        199         5.0000000000       2.0000000000       2.7500000000        9.6398972663      N/A          N/A        N/A
        200         6.0000000000       2.0000000000       6.7500000000       12.7500000000      107          N/A        N/A
        201         4.3597559748       2.0000000000       2.2500000000       11.0548779874      108          N/A        N/A
        202         5.0000000000       2.0000000000       2.7500000000        9.4827523664      N/A          N/A        N/A
        203         3.0000000000       1.0000000000       2.2500000000       11.5000000000      109          N/A        N/A
        204         2.0000000000       2.0000000000       2.2500000000       11.6250000000      109          N/A        N/A
        205         2.0000000000       1.0000000000       2.7500000000       11.0000000000       25          N/A        N/A
        206         2.0000000000       2.0000000000       2.7500000000       11.7500000000      109          N/A        N/A
        207         2.0000000000       2.0000000000       2.7500000000       11.5000000000       25          N/A        N/A
        208         5.0000000000       2.0000000000       2.7500000000        9.9553211878       25          N/A        N/A
        209         4.7717233357       2.0000000000       2.7500000000       10.2215517156      N/A          N/A        N/A
        210         2.0000000000       1.0000000000       2.2500000000       11.8750000000       26          N/A        N/A
        211         5.0000000000       2.0000000000       2.7500000000       10.1672163861      N/A          N/A        N/A
        212         6.0000000000       2.0000000000       2.7500000000       12.3750000000      110          N/A        N/A
        213         2.0000000000       1.0000000000       2.7500000000       12.2500000000      N/A          N/A        N/A
        214         5.0000000000       2.0000000000       2.7500000000        9.9369140452      N/A          N/A        N/A
        215         3.0000000000       1.0000000000       2.2500000000       13.0000000000      112          N/A        N/A
        216         5.0000000000       2.0000000000       2.7500000000       10.0767130731      N/A          N/A        N/A
        217         2.0000000000       1.0000000000       2.2500000000       11.8750000000      113          N/A        N/A
        218         4.0000000000       2.0000000000       2.7500000000       12.2500000000       29          N/A        N/A
        219         2.0000000000       2.0000000000       2.2500000000        9.8750000000       29          N/A        N/A
        220         1.0000000000       1.0000000000       4.8750000000        9.8750000000      N/A          N/A        N/A
        221         2.0000000000       2.0000000000       2.7500000000       10.4477230872      N/A          N/A        N/A
        222         3.0000000000       1.0000000000       5.8000000000       13.6000000000      N/A          N/A        N/A
        223         5.0000000000       2.0000000000       2.7500000000        9.7500000000       30          N/A        N/A
        224         6.0000000000       2.0000000000       2.7500000000       11.6250000000      114          N/A        N/A
        225         5.0000000000       2.0000000000       2.7500000000        9.2500000000       33          N/A        N/A
        226         1.0000000000       1.0000000000       6.8750000000       12.8750000000      N/A          N/A        N/A
        227         3.0000000000       1.0000000000       5.8750000000       11.8750000000      N/A          N/A        N/A
        228         3.5327731092       3.5327731092       2.7500000000        9.6915966387       34          N/A        N/A
        229         3.5218113045       2.0000000000       2.7500000000        9.9438616305       35          N/A        N/A
        230         3.6299623829       2.0000000000       2.7500000000       10.6712547021       36          N/A        N/A
        231         5.0000000000       1.0000000000       2.2500000000       10.1250000000      N/A          N/A        N/A
        232         4.3535827139       2.0000000000       2.7500000000        9.6788681072       38          N/A        N/A
        233         4.3548673397       2.0000000000       2.7500000000        9.6175846821       39          N/A        N/A
        234         2.0000000000       1.0000000000       2.2500000000       10.8750000000      N/A          N/A        N/A
        235         3.0000000000       1.0000000000       2.0000000000        9.5000000000      N/A          N/A        N/A
        236         2.0000000000       2.0000000000       2.7500000000       10.7664881132      N/A          N/A        N/A
        237         3.0000000000       1.0000000000       7.2963228826       13.2963228826      N/A          N/A        N/A
        238         3.0000000000       1.0000000000       7.9500000000       13.9500000000      N/A          N/A        N/A
        239         2.0000000000       2.0000000000       2.7500000000        9.8750000000       40          N/A        N/A
        240         5.0000000000       2.0000000000       2.7500000000        9.8750000000      N/A          N/A        N/A
        241         6.0000000000       2.0000000000       5.5000000000       11.5000000000       40          N/A        N/A
        242         2.0000000000       2.0000000000       2.7500000000       10.0000000000       41          N/A        N/A
        243         5.0000000000       2.0000000000       2.7500000000       10.2500000000      N/A          N/A        N/A
        244         3.4634263945       2.0000000000       2.7500000000       10.3750000000       42          N/A        N/A


                                     S-138


                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     245          II          1,687,500.00     1,644,395.62     N/A       4.7053070599   4.4184203147          360        341
     246          II            161,200.00       161,156.34     N/A       6.5000000000   5.9885000000          360        342
     247          II             76,000.00        72,459.32     N/A       5.8750000000   5.6135000000          360        319
     248          II            169,210.00       166,079.37     N/A       5.6250000000   5.3635000000          360        344
     249          II            126,495.00        95,933.44     N/A       5.5000000000   5.2385000000          360        320
     250          II            159,749.00       149,757.70     N/A       4.8750000000   4.6135000000          360        320
     251          II            199,920.00       198,775.86     N/A       4.6250000000   4.3635000000          360        345
     252          II            639,720.00       639,720.00     N/A       5.3770634027   4.9364928719          360        345
     253          II            953,250.00       910,802.96     N/A       5.1108586922   4.8493586922          360        336
     254          II            275,000.00       269,918.13     N/A       4.6250000000   4.2385000000          360        346
     255          II          2,219,367.00     2,219,335.60     N/A       5.2500000000   4.9885000000          360        346
     256          II            311,710.00       297,533.18     N/A       5.5518012352   5.2903012352          360        322
     257          II            137,800.00       137,792.26     N/A       6.3750000000   5.8635000000          360        347
     258          II          1,320,000.00     1,320,000.00     N/A       5.2500000000   4.7385000000          360        347
     259          II          1,415,000.00     1,413,544.79     N/A       5.5150196567   5.1188058099          360        347
     260          II            238,000.00       212,756.59     N/A       4.8750000000   4.4885000000          360        347
     261          II          6,160,290.00     5,924,006.24     N/A       5.2941573786   4.9852273678          360        347
     262          II          1,372,480.00     1,338,066.67     N/A       5.0691717065   4.8076717065          360        341
     263          II            164,000.00       163,963.21     N/A       5.1250000000   4.7385000000          360        316
     264          II          1,015,567.00       968,527.64     N/A       4.7404018150   4.4629275032          360        327
     265          II            597,500.00       595,325.00     N/A       7.6052891278   7.0937891278          360        336
     266          II             95,400.00        93,948.87     N/A       7.7500000000   7.2385000000          360        340
     267          II            257,605.00       250,893.29     N/A       8.4941767923   7.9826767923          360        331
     268          II             63,000.00        62,296.57     N/A       9.2500000000   8.7385000000          360        340
     269          II            283,500.00       278,992.40     N/A       7.6000000000   7.0885000000          360        340
     270          II            243,856.00       231,219.13     N/A       6.0600454156   5.5485454156          360        317
     271          II            245,565.00       241,494.41     N/A       6.9500000000   6.4385000000          360        341
     272          II             72,000.00        70,450.93     N/A      12.1250000000  11.8635000000          360        335
     273          II            178,500.00       175,923.09     N/A       7.3750000000   6.8635000000          360        342
     274          II            386,700.00       384,291.18     N/A       7.2577145408   6.7462145408          360        343
     275          II            243,000.00       240,046.42     N/A       7.9500000000   7.4385000000          360        343
     276          II             76,000.00        69,137.86     N/A       6.6260000000   6.1145000000          360        283
     277          II            176,325.00       169,935.81     N/A       5.3750000000   5.1135000000          360        332
     278          II            278,250.00       275,141.67     N/A       8.0894770530   7.7429079957          360        344
     279          II            215,000.00       212,123.03     N/A       7.1250000000   6.6135000000          360        344
     280          II             81,852.00        78,646.65     N/A       4.7500000000   4.4885000000          360        333
     281          II            212,500.00       212,401.13     N/A       4.8750000000   4.3635000000          360        333
     282          II            277,850.00       274,413.33     N/A       7.3177140620   6.8062140620          360        345
     283          II            172,500.00       169,406.02     N/A       6.3750000000   5.8635000000          360        345
     284          II             56,700.00        56,156.68     N/A       8.5000000000   8.2385000000          360        345
     285          II            326,400.00       326,400.00     N/A       5.8750000000   5.6135000000          360        344
     286          II            306,000.00       306,000.00     N/A       5.7500000000   5.4885000000          360        346
     287          II            565,200.00       565,200.00     N/A       5.5475937721   5.2860937721          360        347
     288          II            359,000.00       196,339.68     N/A       5.6250000000   5.3635000000          360        347
     289          II            358,500.00       358,485.75     N/A       5.3750000000   5.1135000000          360        348
     290          II            755,000.00       726,000.00     N/A       5.7889118457   5.5274118457          360        349
     291          II            700,000.00       691,375.99     N/A       5.5000000000   5.2385000000          360        349
     292          II            315,000.00       315,000.00     N/A       5.5000000000   5.2385000000          360        350
     293          II            359,650.00       359,640.77     N/A       5.7500000000   5.4885000000          360        351
     294          II            404,700.00       400,823.48     N/A       5.7500000000   5.4885000000          360        351
     295          II            468,030.07       361,290.10     N/A       6.0432318516   5.7817318516          360        352
     296          II            337,600.00       334,062.92     N/A       5.5000000000   5.2385000000          360        353
     297          II            128,750.00       127,933.75     N/A       5.7500000000   5.4885000000          360        354
     298          II            266,701.00       265,227.96     N/A       5.5000000000   5.2385000000          360        355
     299          II            520,000.00       517,323.08     N/A       5.8750000000   5.6135000000          360        355
     300          II            440,000.00       438,149.20     N/A       5.7500000000   5.4885000000          360        356
     301          II          1,201,000.00     1,200,213.44     N/A       6.2467784511   5.7352784511          360        348
     302          II            695,762.00       693,889.15     N/A       6.0274769356   5.5159769356          360        348
     303          II            274,647.00       271,564.18     N/A       6.6790209316   6.1675209316          360        348
     304          II            696,031.00       684,806.27     N/A       5.0234278685   4.6369278685          360        348
     305          II          1,245,600.00     1,245,600.00     N/A       4.8978805395   4.5870870263          360        348

(Table Cont'd)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      245        N/A    Adjustable   1-YearTreasury 2.7500000000       42             12            43             12
      246        N/A    Adjustable    6-MonthLibor  3.1250000000       42             6             43             6
      247        N/A    Adjustable   1-YearTreasury 2.7500000000       43             12            44             12
      248        N/A    Adjustable    1-YearLibor   2.2500000000       44             12            45             12
      249        N/A    Adjustable   1-YearTreasury 2.7500000000       44             12            45             12
      250        N/A    Adjustable   1-YearTreasury 2.7500000000       44             12            45             12
      251        N/A    Adjustable    1-YearLibor   2.7500000000       45             12            46             12
      252        N/A    Adjustable   1-YearTreasury 2.7500000000       45             12            46             12
      253        N/A    Adjustable   1-YearTreasury 2.7500000000       45             12            46             12
      254        N/A    Adjustable    1-YearLibor   2.2500000000       46             12            47             12
      255        N/A    Adjustable   1-YearTreasury 2.7500000000       46             12            47             12
      256        N/A    Adjustable   1-YearTreasury 2.7500000000       46             12            47             12
      257        N/A    Adjustable    1-YearLibor   2.2500000000       47             12            48             12
      258        N/A    Adjustable    1-YearLibor   2.2500000000       47             12            48             12
      259        N/A    Adjustable    1-YearLibor   2.4410091579       47             12            48             12
      260        N/A    Adjustable    1-YearLibor   2.2500000000       47             12            48             12
      261        N/A    Adjustable   1-YearTreasury 2.7500000000       47             12            48             12
      262        N/A    Adjustable   1-YearTreasury 2.7500000000       47             12            48             12
      263        N/A    Adjustable   1-YearTreasury 2.7500000000        4             12             5             12
      264        N/A    Adjustable   1-YearTreasury 2.7500000000        4             12             5             12
      265        N/A    Adjustable    6-MonthLibor  2.9439381850        4             6              5             6
      266        N/A    Adjustable    6-MonthLibor  5.8750000000        4             6              5             6
      267        N/A    Adjustable    6-MonthLibor  4.9463391438        4             6              5             6
      268        N/A    Adjustable    6-MonthLibor  6.2500000000        4             6              5             6
      269        N/A    Adjustable    6-MonthLibor  6.6000000000        4             6              5             6
      270        N/A    Adjustable   1-YearTreasury 2.3897275065        5             12             6             12
      271        N/A    Adjustable    6-MonthLibor  5.0000000000        5             6              6             6
      272        N/A    Adjustable    6-MonthLibor  6.8750000000        5             6              6             6
      273        N/A    Adjustable    6-MonthLibor  4.8750000000        6             6              7             6
      274        N/A    Adjustable    6-MonthLibor  5.7875257572        7             6              8             6
      275        N/A    Adjustable    6-MonthLibor  5.2500000000        7             6              8             6
      276        N/A    Adjustable        MTA       2.8750000000        7             12             8             12
      277        N/A    Adjustable   1-YearTreasury 2.0000000000        8             12             9             12
      278        N/A    Adjustable    6-MonthLibor  5.2682251020        8             6              9             6
      279        N/A    Adjustable    6-MonthLibor  2.8750000000        8             6              9             6
      280        N/A    Adjustable   1-YearTreasury 2.2500000000        9             12            10             12
      281        N/A    Adjustable    6-MonthLibor  2.2500000000        9             6             10             6
      282        N/A    Adjustable    6-MonthLibor  3.8750000000        9             6             10             6
      283        N/A    Adjustable    6-MonthLibor  5.3750000000        9             6             10             6
      284        N/A    Adjustable    6-MonthLibor  4.7500000000        9             6             10             6
      285        N/A    Adjustable    1-YearLibor   2.2500000000       104            12            105            12
      286        N/A    Adjustable    1-YearLibor   2.7500000000       106            12            107            12
      287        N/A    Adjustable    1-YearLibor   2.7500000000       107            12            108            12
      288        N/A    Adjustable   1-YearTreasury 2.7500000000       107            12            108            12
      289        N/A    Adjustable   1-YearTreasury 2.7500000000       108            12            109            12
      290        N/A    Adjustable    1-YearLibor   2.7500000000       109            12            110            12
      291        N/A    Adjustable    1-YearLibor   2.7500000000       109            12            110            12
      292        N/A    Adjustable    1-YearLibor   2.2500000000       110            12            111            12
      293        N/A    Adjustable   1-YearTreasury 2.7500000000       111            12            112            12
      294        N/A    Adjustable   1-YearTreasury 2.7500000000       111            12            112            12
      295        N/A    Adjustable   1-YearTreasury 2.7500000000       112            12            113            12
      296        N/A    Adjustable    1-YearLibor   2.7500000000       113            12            114            12
      297        N/A    Adjustable   1-YearTreasury 2.7500000000       114            12            115            12
      298        N/A    Adjustable    1-YearLibor   2.7500000000       115            12            116            12
      299        N/A    Adjustable   1-YearTreasury 2.7500000000       115            12            116            12
      300        N/A    Adjustable   1-YearTreasury 2.7500000000       116            12            117            12
      301        N/A    Adjustable    1-YearLibor   2.2500000000       48             12            49             12
      302        N/A    Adjustable    1-YearLibor   2.2500000000       48             12            49             12
      303        N/A    Adjustable    1-YearLibor   2.2500000000       48             12            49             12
      304        N/A    Adjustable    1-YearLibor   2.2500000000       48             12            49             12
      305        N/A    Adjustable   1-YearTreasury 2.7500000000       48             12            49             12

(Table Cont'd)

                                                                                                                        Maximum
                  Initial             Subsequent                                          Remaining                     Negative
                  Periodic            Periodic          Gross              Gross           Interest       Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

        245         4.7305568474       2.0000000000       2.7500000000        9.7053070599       N/A          N/A        N/A
        246         5.0000000000       1.0000000000       3.1250000000       11.5000000000       42          N/A        N/A
        247         5.0000000000       2.0000000000       2.7500000000       10.8750000000      N/A          N/A        N/A
        248         5.0000000000       1.0000000000       2.2500000000       10.6250000000      N/A          N/A        N/A
        249         5.0000000000       2.0000000000       2.7500000000       10.5000000000       44          N/A        N/A
        250         5.0000000000       2.0000000000       2.7500000000        9.8750000000       N/A          N/A        N/A
        251         5.0000000000       1.0000000000       2.7500000000        9.6250000000       45          N/A        N/A
        252         3.2976927406       3.2976927406       2.7500000000       10.3770634027       45          N/A        N/A
        253         5.0000000000       2.0000000000       2.7500000000       10.1108586922      N/A          N/A        N/A
        254         5.0000000000       2.0000000000       2.2500000000        9.6250000000      N/A          N/A        N/A
        255         5.0000000000       2.0000000000       2.7500000000       10.2500000000       46          N/A        N/A
        256         5.0000000000       2.0000000000       2.7500000000       10.5518012352      N/A          N/A        N/A
        257         5.0000000000       1.0000000000       6.3750000000       11.3750000000      107          N/A        N/A
        258         5.0000000000       2.0000000000       2.2500000000       10.2500000000      107          N/A        N/A
        259         5.0000000000       1.6179816842       2.4410091579       10.9394844521       47          N/A        N/A
        260         5.0000000000       2.0000000000       2.2500000000        9.8750000000       N/A          N/A        N/A
        261         5.0000000000       2.1371889439       2.7500000000       10.2232594114       47          N/A        N/A
        262         5.0000000000       2.0000000000       2.7500000000       10.0691717065      N/A          N/A        N/A
        263         2.0000000000       2.0000000000       2.7500000000       10.1250000000       16          N/A        N/A
        264         2.0000000000       2.0000000000       2.7500000000       10.6205944765      N/A          N/A        N/A
        265         5.1030109604       4.8787637005       3.3083399824       11.4113509428       96          N/A        N/A
        266         3.0000000000       1.0000000000       7.7500000000       13.7500000000      N/A          N/A        N/A
        267         3.0000000000       1.0000000000       7.5225455183       13.5225455183      N/A          N/A        N/A
        268         3.0000000000       1.0000000000       9.2500000000       15.2500000000      N/A          N/A        N/A
        269         3.0000000000       1.0000000000       6.6000000000       13.6000000000      N/A          N/A        N/A
        270         3.0000000000       1.0000000000       2.3897275065        9.8799091688      N/A          N/A        N/A
        271         3.0000000000       1.0000000000       6.9500000000       12.9500000000      N/A          N/A        N/A
        272         3.0000000000       1.0000000000       6.8750000000       15.1250000000      N/A          N/A        N/A
        273         3.0000000000       1.0000000000       7.3750000000       16.5000000000      N/A          N/A        N/A
        274         3.0000000000       1.0000000000       7.5528195443       13.2577145408      N/A          N/A        N/A
        275         3.0000000000       1.0000000000       7.9500000000       13.9500000000      N/A          N/A        N/A
        276         2.0000000000       2.0000000000       2.8750000000       11.9500000000      N/A          N/A        N/A
        277         3.0000000000       1.0000000000       2.0000000000        9.5000000000      N/A          N/A        N/A
        278         3.0000000000       1.0000000000       5.2682251020       14.0894770530      N/A          N/A        N/A
        279         3.0000000000       1.0000000000       7.1250000000       13.1250000000      N/A          N/A        N/A
        280         3.0000000000       1.0000000000       2.2500000000        8.7500000000      N/A          N/A        N/A
        281         3.0000000000       1.0000000000       2.2500000000        9.8750000000        9           N/A        N/A
        282         3.0000000000       1.6439477266       7.3177140620       13.3177140620      N/A          N/A        N/A
        283         3.0000000000       1.0000000000       5.3750000000       12.3750000000      N/A          N/A        N/A
        284         3.0000000000       1.0000000000       4.7500000000       14.5000000000      N/A          N/A        N/A
        285         5.0000000000       2.0000000000       2.2500000000       10.8750000000      104          N/A        N/A
        286         5.0000000000       1.0000000000       2.7500000000       10.7500000000      106          N/A        N/A
        287         5.0000000000       1.0000000000       2.7500000000       10.5475937721      107          N/A        N/A
        288         5.0000000000       2.0000000000       2.7500000000       10.6250000000      N/A          N/A        N/A
        289         5.0000000000       2.0000000000       2.7500000000       10.3750000000       48          N/A        N/A
        290         5.0000000000       1.0000000000       2.7500000000       10.7889118457      109          N/A        N/A
        291         5.0000000000       2.0000000000       2.7500000000       10.5000000000      N/A          N/A        N/A
        292         5.0000000000       2.0000000000       2.2500000000       10.5000000000      110          N/A        N/A
        293         5.0000000000       2.0000000000       2.7500000000       10.7500000000       51          N/A        N/A
        294         5.0000000000       2.0000000000       2.7500000000       10.7500000000      N/A          N/A        N/A
        295         5.0000000000       2.0000000000       2.7500000000       11.0432318516      N/A          N/A        N/A
        296         5.0000000000       1.0000000000       2.7500000000       10.5000000000      N/A          N/A        N/A
        297         5.0000000000       2.0000000000       2.7500000000       10.7500000000      N/A          N/A        N/A
        298         5.0000000000       1.0000000000       2.7500000000       10.5000000000      N/A          N/A        N/A
        299         5.0000000000       2.0000000000       2.7500000000       10.8750000000      N/A          N/A        N/A
        300         5.0000000000       2.0000000000       2.7500000000       10.7500000000      N/A          N/A        N/A
        301         5.0000000000       1.0000000000       2.2500000000       11.2467784511      108          N/A        N/A
        302         5.0000000000       1.5895193634       3.7379923076       11.0274769356      108          N/A        N/A
        303         5.0000000000       1.0000000000       2.2500000000       11.6790209316      N/A          N/A        N/A
        304         5.0000000000       2.0000000000       2.2500000000       10.0234278685      N/A          N/A        N/A
        305         5.0000000000       2.0000000000       2.7500000000        9.8978805395      108          N/A        N/A


                                     S-139


                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     306          II          1,123,000.00     1,123,000.00     N/A       5.1884461264   4.8653922529          360        348
     307          II          1,757,950.00     1,673,797.70     N/A       4.9058286995   4.6142326834          360        327
     308          II            165,200.00       165,200.00     N/A       6.5000000000   5.9885000000          360        348
     309          II          1,068,000.00     1,067,970.33     N/A       7.2012093140   6.6897093140          360        349
     310          II            224,320.00       224,167.66     N/A       6.6250000000   6.1135000000          360        349
     311          II            518,480.00       518,364.04     N/A       5.3369077377   5.0277924097          360        349
     312          II             84,000.00        83,292.31     N/A       7.5000000000   6.9885000000          360        349
     313          II            499,000.00       488,228.81     N/A       5.0461431803   4.7846431803          360        342
     314          II            496,000.00       494,751.13     N/A       5.6000000000   5.2135000000          360        349
     315          II          3,662,162.00     3,460,426.67     N/A       4.8206916111   4.5217435288          360        325
     316          II            114,400.00       113,115.41     N/A       6.0000000000   5.4885000000          360        349
     317          II            155,500.00       155,500.00     N/A       7.2005627010   6.6890627010          360        350
     318          II            475,000.00       474,976.34     N/A       6.1710362457   5.7911217474          360        350
     319          II             73,600.00        72,678.27     N/A       4.8750000000   4.6135000000          360        350
     320          II          1,235,263.00     1,095,420.49     N/A       4.8407002856   4.5792002856          360        326
     321          II            650,000.00       650,000.00     N/A       6.8750000000   6.3635000000          360        350
     322          II            359,600.00       359,427.72     N/A       5.7500000000   5.2385000000          360        350
     323          II            533,879.00       533,869.22     N/A       5.7985813689   5.2870813689          360        350
     324          II          1,143,950.00     1,139,056.26     N/A       6.6335088861   6.1220088861          360        351
     325          II            623,452.00       623,158.25     N/A       6.1089186615   5.6647475663          360        351
     326          II            557,600.00       557,600.00     N/A       5.6250000000   5.3635000000          360        351
     327          II          1,060,719.00     1,060,712.95     N/A       5.7500000000   5.4885000000          360        351
     328          II          1,897,414.00     1,822,973.47     N/A       5.2592639993   4.9795365083          360        332
     329          II            128,000.00       127,142.36     N/A       8.1250000000   7.6135000000          360        351
     330          II            725,996.00       725,959.50     N/A       7.2898670656   6.7783670656          360        352
     331          II            211,000.00       211,000.00     N/A       5.8750000000   5.3635000000          360        352
     332          II            408,000.00       408,000.00     N/A       5.0000000000   4.7385000000          360        352
     333          II            204,000.00       202,226.38     N/A       5.6250000000   5.1135000000          360        352
     334          II            143,500.00       142,364.01     N/A       6.1250000000   5.8635000000          360        352
     335          II          2,742,250.00     2,741,982.36     N/A       5.7056216009   5.2697694891          360        352
     336          II            210,000.00       201,005.43     N/A       4.7500000000   4.4885000000          360        328
     337          II            230,000.00       230,000.00     N/A       5.6250000000   5.1135000000          360        353
     338          II            912,000.00       911,992.66     N/A       5.9495620036   5.6880620036          360        353
     339          II            126,400.00       125,484.50     N/A       5.8750000000   5.6135000000          360        353
     340          II          2,940,000.00     2,940,000.00     N/A       5.6250000000   5.3635000000          360        353
     341          II            386,500.00       382,522.74     N/A       4.8750000000   4.6135000000          360        353
     342          II            211,190.00       209,926.47     N/A       6.8750000000   6.3635000000          360        353
     343          II            238,000.00       237,844.15     N/A       6.1250000000   5.8635000000          360        354
     344          II            332,000.00       332,000.00     N/A       7.6250000000   7.1135000000          360        354
     345          II            211,000.00       210,999.75     N/A       6.7500000000   6.2385000000          360        354
     346          II            325,600.00       325,586.98     N/A       5.5000000000   4.9885000000          360        355
     347          II            132,050.00       132,050.00     N/A       6.2500000000   5.9885000000          360        355
     348          II            192,000.00       192,000.00     N/A       7.3750000000   6.8635000000          360        355
     349          II            114,596.00       114,596.00     N/A       7.8750000000   7.3635000000          360        355
     350          II            304,638.00       304,271.80     N/A       8.2500000000   7.7385000000          360        355
     351          II            240,320.00       240,320.00     N/A       7.6910369507   7.1795369507          360        356
     352          II             86,900.00        86,658.40     N/A       7.8750000000   7.3635000000          360        356
     353          II            280,800.00       280,713.80     N/A       7.3750000000   6.8635000000          360        357
     354          II            368,000.00       368,000.00     N/A       7.1250000000   6.6135000000          360        357
     355          II            140,350.00       140,350.00     N/A       8.5000000000   7.9885000000          360        358
     356          II            159,920.00       159,920.00     N/A       7.6250000000   7.1135000000          360        358
     357          II            359,650.00       352,706.80     N/A       5.5000000000   5.2385000000          360        343
     358          II            340,000.00       340,000.00     N/A       5.6250000000   5.3635000000          360        346
     359          II            580,000.00       580,000.00     N/A       5.3750000000   5.1135000000          360        347
     360          II            291,000.00       286,989.18     N/A       5.3750000000   5.1135000000          360        348
     361          II            592,000.00       592,000.00     N/A       5.6250000000   5.3635000000          360        348
     362          II            720,000.00       720,000.00     N/A       5.6250000000   5.3635000000          360        348
     363          II            116,000.00       116,000.00     N/A       5.7500000000   5.2385000000          360        349
     364          II            321,000.00       221,000.00     N/A       5.5000000000   5.2385000000          360        350
     365          II            270,800.00       270,800.00     N/A       5.6250000000   5.3635000000          360        351
     366          II            114,400.00       113,472.77     N/A       6.0000000000   5.7385000000          360        352

(Table Cont'd)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      306        N/A    Adjustable   1-YearTreasury 2.7500000000       48             12            49             12
      307        N/A    Adjustable   1-YearTreasury 2.7500000000       48             12            49             12
      308        N/A    Adjustable    6-MonthLibor  2.2500000000       48             6             49             6
      309        N/A    Adjustable    1-YearLibor   2.2500000000       49             12            50             12
      310        N/A    Adjustable    1-YearLibor   2.2500000000       49             12            50             12
      311        N/A    Adjustable    1-YearLibor   2.5214464260       49             12            50             12
      312        N/A    Adjustable    1-YearLibor   2.2500000000       49             12            50             12
      313        N/A    Adjustable    1-YearLibor   2.7500000000       49             12            50             12
      314        N/A    Adjustable   1-YearTreasury 2.6000000000       49             12            50             12
      315        N/A    Adjustable   1-YearTreasury 2.7500000000       49             12            50             12
      316        N/A    Adjustable    6-MonthLibor  2.2500000000       49             6             50             6
      317        N/A    Adjustable    1-YearLibor   2.2500000000       50             12            51             12
      318        N/A    Adjustable    1-YearLibor   2.5131710034       50             12            51             12
      319        N/A    Adjustable    1-YearLibor   2.7500000000       50             12            51             12
      320        N/A    Adjustable   1-YearTreasury 2.7500000000       50             12            51             12
      321        N/A    Adjustable    6-MonthLibor  2.2500000000       50             6             51             6
      322        N/A    Adjustable    6-MonthLibor  2.7500000000       50             6             51             6
      323        N/A    Adjustable    6-MonthLibor  2.2500000000       50             6             51             6
      324        N/A    Adjustable    1-YearLibor   2.2500000000       51             12            52             12
      325        N/A    Adjustable    1-YearLibor   2.3846578096       51             12            52             12
      326        N/A    Adjustable    1-YearLibor   2.7500000000       51             12            52             12
      327        N/A    Adjustable   1-YearTreasury 2.7500000000       51             12            52             12
      328        N/A    Adjustable   1-YearTreasury 2.7135450180       51             12            52             12
      329        N/A    Adjustable    6-MonthLibor  2.7500000000       51             6             52             6
      330        N/A    Adjustable    1-YearLibor   2.2500000000       52             12            53             12
      331        N/A    Adjustable    1-YearLibor   2.2500000000       52             12            53             12
      332        N/A    Adjustable    1-YearLibor   2.7500000000       52             12            53             12
      333        N/A    Adjustable    1-YearLibor   2.7500000000       52             12            53             12
      334        N/A    Adjustable    1-YearLibor   2.7500000000       52             12            53             12
      335        N/A    Adjustable   1-YearTreasury 2.7500000000       52             12            53             12
      336        N/A    Adjustable   1-YearTreasury 2.7500000000       52             12            53             12
      337        N/A    Adjustable    1-YearLibor   2.7500000000       53             12            54             12
      338        N/A    Adjustable    1-YearLibor   2.7500000000       53             12            54             12
      339        N/A    Adjustable    1-YearLibor   2.7500000000       53             12            54             12
      340        N/A    Adjustable   1-YearTreasury 2.7500000000       53             12            54             12
      341        N/A    Adjustable   1-YearTreasury 2.7500000000       53             12            54             12
      342        N/A    Adjustable    6-MonthLibor  2.7500000000       53             6             54             6
      343        N/A    Adjustable   1-YearTreasury 2.7500000000       54             12            55             12
      344        N/A    Adjustable    6-MonthLibor  2.2500000000       54             6             55             6
      345        N/A    Adjustable    6-MonthLibor  2.7500000000       54             6             55             6
      346        N/A    Adjustable    1-YearLibor   2.2500000000       55             12            56             12
      347        N/A    Adjustable   1-YearTreasury 2.7500000000       55             12            56             12
      348        N/A    Adjustable    6-MonthLibor  2.7500000000       55             6             56             6
      349        N/A    Adjustable    6-MonthLibor  2.7500000000       55             6             56             6
      350        N/A    Adjustable    6-MonthLibor  2.7500000000       55             6             56             6
      351        N/A    Adjustable    6-MonthLibor  2.7500000000       56             6             57             6
      352        N/A    Adjustable    6-MonthLibor  2.7500000000       56             6             57             6
      353        N/A    Adjustable    6-MonthLibor  2.7500000000       57             6             58             6
      354        N/A    Adjustable    6-MonthLibor  5.0000000000       57             6             58             6
      355        N/A    Adjustable    6-MonthLibor  2.2500000000       58             6             59             6
      356        N/A    Adjustable    6-MonthLibor  5.0000000000       58             6             59             6
      357        N/A    Adjustable    1-YearLibor   2.2500000000       67             12            68             12
      358        N/A    Adjustable    1-YearLibor   2.7500000000       70             12            71             12
      359        N/A    Adjustable    1-YearLibor   2.2500000000       71             12            72             12
      360        N/A    Adjustable    1-YearLibor   2.7500000000       72             12            73             12
      361        N/A    Adjustable   1-YearTreasury 2.7500000000       72             12            73             12
      362        N/A    Adjustable   1-YearTreasury 2.7500000000       72             12            73             12
      363        N/A    Adjustable   1-YearTreasury 2.7500000000       73             12            74             12
      364        N/A    Adjustable    1-YearLibor   2.2500000000       74             12            75             12
      365        N/A    Adjustable   1-YearTreasury 2.7500000000       75             12            76             12
      366        N/A    Adjustable    1-YearLibor   2.7500000000       76             12            77             12

(Table Cont'd)
                                                                                                                     Maximum
                  Initial          Subsequent                                             Remaining                  Negative
   Mortgage      Periodic          Periodic              Gross               Gross        Interest       Period     Amortization
     Loan          Rate               Rate              Minimum             Maximum       Only Term     Payment     Percentage
    Number        Cap (%)           Cap (%)             Rate (%)            Rate (%)       (months)      Cap (%)        (%)
    ------        -------           -------           ------------       -------------    ---------     -------        ---

    306         5.0000000000       2.0000000000       2.7500000000       10.1884461264       48          N/A            N/A
    307         5.0000000000       2.0000000000       2.7500000000        9.9058286995       N/A         N/A            N/A
    308         6.0000000000       2.0000000000       2.2500000000       12.5000000000      108          N/A            N/A
    309         5.0000000000       1.0000000000       2.2500000000       12.2012093140      109          N/A            N/A
    310         5.0000000000       2.0000000000       2.2500000000       11.6250000000      109          N/A            N/A
    311         5.0000000000       1.3809226234       2.5595386883       10.3369077377       49          N/A            N/A
    312         5.0000000000       1.0000000000       2.2500000000       12.5000000000      N/A          N/A            N/A
    313         5.0000000000       1.0000000000       2.7500000000       10.0461431803      N/A          N/A            N/A
    314         5.0000000000       2.0000000000       2.6000000000       10.6000000000       49          N/A            N/A
    315         4.8362737911       2.1964070575       2.7500000000        9.8206916111      N/A          N/A            N/A
    316         6.0000000000       2.0000000000       2.2500000000       12.0000000000      N/A          N/A            N/A
    317         5.0000000000       1.0000000000       2.2500000000       12.2005627010      110          N/A            N/A
    318         5.0000000000       1.4736579932       2.5131710034       11.0526217474      110          N/A            N/A
    319         5.0000000000       1.0000000000       2.7500000000        9.8750000000      N/A          N/A            N/A
    320         5.0000000000       2.0000000000       2.7500000000        9.8407002856      N/A          N/A            N/A
    321         5.0000000000       5.0000000000       2.2500000000       11.8750000000      110          N/A            N/A
    322         6.0000000000       2.0000000000       2.7500000000       11.7500000000      110          N/A            N/A
    323         6.0000000000       2.0000000000       2.2500000000       11.7985813689       50          N/A            N/A
    324         5.0000000000       1.2604474076       2.2500000000       11.6335088861      111          N/A            N/A
    325         4.7117907048       1.7306843807       2.3846578096       10.9648140139      111          N/A            N/A
    326         5.0000000000       1.0000000000       2.7500000000       10.6250000000       51          N/A            N/A
    327         5.0000000000       2.0000000000       2.7500000000       10.7500000000       51          N/A            N/A
    328         4.7812701081       2.0000000000       2.7135450180       10.2592639993      N/A          N/A            N/A
    329         6.0000000000       2.0000000000       8.1250000000       14.1250000000      111          N/A            N/A
    330         5.0000000000       1.0000000000       2.2500000000       12.2898670656      112          N/A            N/A
    331         2.0000000000       2.0000000000       2.2500000000       11.8750000000      112          N/A            N/A
    332         5.0000000000       1.0000000000       2.7500000000       10.0000000000       52          N/A            N/A
    333         2.0000000000       1.0000000000       2.7500000000       11.6250000000      N/A          N/A            N/A
    334         5.0000000000       1.0000000000       2.7500000000       11.1250000000      N/A          N/A            N/A
    335         5.0000000000       2.0000000000       2.7500000000       10.7056216009       52          N/A            N/A
    336         5.0000000000       2.0000000000       2.7500000000        9.7500000000      N/A          N/A            N/A
    337         5.0000000000       1.0000000000       2.7500000000       10.6250000000      113          N/A            N/A
    338         5.0000000000       1.0000000000       4.9429749550       10.9495620036       53          N/A            N/A
    339         5.0000000000       1.0000000000       2.7500000000       10.8750000000      N/A          N/A            N/A
    340         5.0000000000       2.0000000000       2.7500000000       10.6250000000       53          N/A            N/A
    341         5.0000000000       1.0000000000       2.7500000000        9.8750000000      N/A          N/A            N/A
    342         6.0000000000       2.0000000000       6.8750000000       12.8750000000      N/A          N/A            N/A
    343         5.0000000000       2.0000000000       2.7500000000       11.1250000000       54          N/A            N/A
    344         5.0000000000       5.0000000000       2.2500000000       12.6250000000      114          N/A            N/A
    345         6.0000000000       2.0000000000       6.7500000000       12.7500000000       54          N/A            N/A
    346         5.0000000000       2.0000000000       2.2500000000       10.5000000000       55          N/A            N/A
    347         5.0000000000       2.0000000000       2.7500000000       11.2500000000       55          N/A            N/A
    348         6.0000000000       2.0000000000       7.7500000000       13.7500000000      115          N/A            N/A
    349         6.0000000000       1.0000000000       7.8750000000       13.8750000000       55          N/A            N/A
    350         6.0000000000       2.0000000000       8.2500000000       14.2500000000      N/A          N/A            N/A
    351         6.0000000000       2.0000000000       7.6910369507       13.6910369507      116          N/A            N/A
    352         6.0000000000       2.0000000000       2.7500000000       13.8750000000      N/A          N/A            N/A
    353         6.0000000000       2.0000000000       7.3750000000       13.3750000000      117          N/A            N/A
    354         2.0000000000       1.0000000000       7.1250000000       13.1250000000       21          N/A            N/A
    355         5.0000000000       1.0000000000       8.5000000000       13.5000000000      118          N/A            N/A
    356         2.0000000000       2.0000000000       7.6250000000       13.6250000000       34          N/A            N/A
    357         5.0000000000       2.0000000000       2.2500000000       10.5000000000      N/A          N/A            N/A
    358         5.0000000000       1.0000000000       2.7500000000       10.6250000000       70          N/A            N/A
    359         5.0000000000       2.0000000000       2.2500000000       10.3750000000       71          N/A            N/A
    360         5.0000000000       1.0000000000       2.7500000000       10.3750000000      N/A          N/A            N/A
    361         5.0000000000       2.0000000000       2.7500000000       10.6250000000      108          N/A            N/A
    362         5.0000000000       2.0000000000       2.7500000000       10.6250000000       72          N/A            N/A
    363         5.0000000000       5.0000000000       2.7500000000       10.7500000000       73          N/A            N/A
    364         5.0000000000       2.0000000000       2.2500000000       10.5000000000       74          N/A            N/A
    365         5.0000000000       2.0000000000       2.7500000000       10.6250000000       51          N/A            N/A
    366         5.0000000000       1.0000000000       2.7500000000       11.0000000000      N/A          N/A            N/A


                                     S-140


                                                                                                                       Remaining
                                                            Initial        Gross          Net            Original     Amortization
  Mortgage                  Original         Current        Monthly      Mortgage      Mortgage        Amortization      Term
 Loan Number    Group       Balance ($)     Balance($)    Payment ($)     Rate (%)      Rate (%)       Term (months)    (months)
 -----------    -----       -----------     ---------     -----------    --------      ----------      -------------    ---------

     367          II         213,750.00       212,165.28       N/A      6.1250000000   5.6135000000          360        353
     368          II         543,500.00       540,212.79       N/A      6.0000000000   5.7385000000          360        354
     369          II         286,000.00       291,859.52     723.17     8.7500000000   8.2385000000          480        474
     370          II          92,000.00        94,581.06     232.63     8.8750000000   8.3635000000          480        471
     371          II         624,000.00       636,731.73   1,889.64     8.3750000000   7.8635000000          480        470
     372          II         124,000.00       123,060.20     398.83     7.0000000000   6.4885000000          360        349
     373          II          84,000.00        84,810.71     354.15     7.8750000000   7.3635000000          360        352
     374          II         442,600.00       449,390.85   1,635.94     7.7606022046   7.2491022046          360        351
     375          II         452,000.00       456,997.24   1,905.66     7.8750000000   7.3635000000          360        351
     376          II         216,800.00       221,123.58     656.53     7.8750000000   7.3635000000          480        471
     377          II         173,600.00       177,102.16     558.37     7.5000000000   6.9885000000          360        349
     378          II         650,000.00       661,727.79   2,247.45     7.8750000000   7.3635000000          360        345
     379          II         684,800.00       697,027.87   2,202.59     7.8750000000   7.3635000000          360        350
     380          II       2,737,150.00     2,789,601.69   8,803.80     7.7536649892   7.2421649892          360        349
     381          II         104,900.00       104,899.56     355.78     7.6317000000   7.1202000000          360        349
     382          II         264,800.00       269,071.58   1,052.16     7.8750000000   7.3635000000          360        348
     383          II         529,700.00       539,466.41   2,104.71     7.7424835079   7.2309835079          360        347
     384          II         164,000.00       167,660.04     651.64     7.8750000000   7.3635000000          360        346
     385          II         350,500.00       360,300.71   1,375.80     9.0000000000   8.4885000000          360        345
     386          II         184,000.00       187,924.01     636.20     7.6250000000   7.1135000000          360        344
     387          II         336,000.00       342,587.80   1,161.76     6.7430000000   6.3565000000          360        341
     388          II         303,200.00       306,707.78   1,028.32     7.8750000000   7.3635000000          360        353
     389          II         121,500.00       122,578.19     449.09     7.6250000000   7.1135000000          360        353
     390          II       4,187,500.00     4,231,493.74  13,468.69     7.5065157233   6.9950157233          360        352
     391          II         223,950.00       227,089.67     759.54     7.8750000000   7.3635000000          360        352
     392          II         300,000.00       300,884.27   1,071.74     7.6250000000   7.1135000000          360        352
     393          II         653,250.00       661,411.89   2,414.56     7.8750000000   7.3635000000          360        352
     394          II         937,600.00       943,101.50   3,952.98     7.8750000000   7.3635000000          360        352
     395          II       1,579,000.00     1,604,583.05   5,078.71     7.8209027105   7.3094027105          360        351
     396          II         224,000.00       226,988.22     759.70     7.3750000000   6.8635000000          360        351
     397          II       1,506,930.00     1,526,288.67   5,569.93     7.6319024140   7.1204024140          360        351
     398          II         511,100.00       522,339.32   1,547.75     7.7957835053   7.2842835053          480        470
     399          II         605,600.00       624,645.99   1,531.30     7.7903752232   7.2788752232          480        469
     400          II         129,000.00       130,976.43     419.94     7.8750000000   7.3635000000          480        468
     401          II         304,000.00       314,150.51     826.34     7.5000000000   6.9885000000          480        466
     402          II         248,000.00       252,442.32     674.12     7.8750000000   7.3635000000          480        465
     403          II         103,200.00       105,354.48     397.14     7.8750000000   7.3635000000          480        465
     404          II       1,147,200.00     1,163,358.38   2,900.78     7.6490918839   7.1375918839          480        472
     405          II         531,000.00       539,408.90   1,608.01     7.6096321177   7.0981321177          480        472
     406          II         276,800.00       280,534.88     699.91     7.7500000000   7.2385000000          480        471
     407          II         260,000.00       262,470.08   1,178.39     7.8750000000   7.3635000000          360        348
     408          II         116,000.00       117,503.32     460.91     7.8750000000   7.3635000000          360        344
     409          II       1,289,600.00     1,312,869.88   4,147.88     7.6195428036   7.1080428036          360        350
     410          II         523,120.00       522,293.21   1,774.20     6.9217366788   6.4102366788          360        350
     411          II       1,200,000.00     1,212,937.61   4,435.44     7.8750000000   7.3635000000          360        350
     412          II         327,600.00       334,348.64   1,154.35     8.0000000000   7.4885000000          360        349
     413          II       1,751,800.00     1,779,851.94   6,475.03     7.7569420346   7.2454420346          360        349
     414          II         308,800.00       314,575.70   1,067.72     7.8750000000   7.3635000000          360        348
     415          II         726,400.00       739,851.14   2,886.29     7.7500000000   7.2385000000          360        348
     416          II         448,000.00       457,658.91   1,780.09     7.8750000000   7.3635000000          360        347
     417          II         320,000.00       324,302.44   1,450.32     7.8750000000   7.3635000000          360        347
     418          II         144,500.00       147,386.66     574.16     7.8750000000   7.3635000000          360        346
     419          II         883,050.00       900,239.57   3,053.25     7.1488660457   6.6373660457          360        345
     420          II         200,000.00       202,846.87     716.48     6.8820000000   6.3705000000          360        345
     421          II         393,900.00       398,570.41   1,565.13     7.2411788359   6.7296788359          360        345
     422          II         497,600.00       508,336.39   1,720.51     7.6250000000   7.1135000000          360        344
     423          II         404,000.00       412,536.98   1,605.26     7.8750000000   7.3635000000          360        344
     424          II         212,000.00       216,685.00     759.47     6.8820000000   6.4955000000          360        338
     425          II         440,000.00       440,251.61   1,681.89     7.8750000000   7.3635000000          360        357
     426          II         515,200.00       519,698.87   1,778.06     7.8750000000   7.3635000000          360        354
     427          II       1,331,000.00     1,339,503.61   4,281.03     7.1872017398   6.6757017398          360        352


(Table Cont'd)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      367        N/A    Adjustable    6-MonthLibor  2.2500000000       77             6             78             6
      368        N/A    Adjustable   1-YearTreasury 2.7500000000       78             12            79             12
      369        N/A    Adjustable    1-MonthLibor  3.3750000000        1             1              7             12
      370        N/A    Adjustable    1-MonthLibor  3.5000000000        1             1              4             12
      371        N/A    Adjustable    1-MonthLibor  3.0000000000        1             1              3             12
      372        N/A    Adjustable        MTA       2.5750000000        1             1              2             12
      373        N/A    Adjustable        MTA       3.5000000000        1             1              5             12
      374        N/A    Adjustable        MTA       3.3856022046        1             1              4             12
      375        N/A    Adjustable        MTA       3.5000000000        1             1              4             12
      376        N/A    Adjustable        MTA       3.5000000000        1             1              4             12
      377        N/A    Adjustable        MTA       3.2000000000        1             1              2             12
      378        N/A    Adjustable        MTA       3.5000000000        1             1             10             12
      379        N/A    Adjustable        MTA       3.5000000000        1             1              3             12
      380        N/A    Adjustable        MTA       3.3718679195        1             1              2             12
      381        N/A    Adjustable        MTA       3.2000000000        1             1              2             12
      382        N/A    Adjustable        MTA       3.5000000000        1             1             13             12
      383        N/A    Adjustable        MTA       3.3674835079        1             1             12             12
      384        N/A    Adjustable        MTA       3.5000000000        1             1             11             12
      385        N/A    Adjustable        MTA       3.6500000000        1             1             10             12
      386        N/A    Adjustable        MTA       3.2500000000        1             1              9             12
      387        N/A    Adjustable        MTA       2.6000000000        1             1              6             12
      388        N/A    Adjustable        MTA       3.4500000000        1             1              6             12
      389        N/A    Adjustable        MTA       3.2000000000        1             1              6             12
      390        N/A    Adjustable        MTA       3.1251119291        1             1              5             12
      391        N/A    Adjustable        MTA       3.4500000000        1             1              5             12
      392        N/A    Adjustable        MTA       3.2250000000        1             1              5             12
      393        N/A    Adjustable        MTA       3.5000000000        1             1              5             12
      394        N/A    Adjustable        MTA       3.5000000000        1             1              5             12
      395        N/A    Adjustable        MTA       3.4346561144        1             1              4             12
      396        N/A    Adjustable        MTA       2.9500000000        1             1              4             12
      397        N/A    Adjustable        MTA       3.2508608042        1             1              4             12
      398        N/A    Adjustable        MTA       3.4207835053        1             1              3             12
      399        N/A    Adjustable        MTA       3.4153752232        1             1              2             12
      400        N/A    Adjustable        MTA       3.5000000000        1             1             13             12
      401        N/A    Adjustable        MTA       3.1250000000        1             1             11             12
      402        N/A    Adjustable        MTA       3.5000000000        1             1             10             12
      403        N/A    Adjustable        MTA       3.5000000000        1             1             10             12
      404        N/A    Adjustable        MTA       3.2740918839        1             1              5             12
      405        N/A    Adjustable        MTA       3.2346321177        1             1              5             12
      406        N/A    Adjustable        MTA       3.3750000000        1             1              4             12
      407        N/A    Adjustable        MTA       3.5000000000        1             1             13             12
      408        N/A    Adjustable        MTA       3.5000000000        1             1              9             12
      409        N/A    Adjustable        MTA       3.2138992958        1             1              3             12
      410        N/A    Adjustable        MTA       2.5467366788        1             1              3             12
      411        N/A    Adjustable        MTA       3.5000000000        1             1              3             12
      412        N/A    Adjustable        MTA       3.6000000000        1             1              2             12
      413        N/A    Adjustable        MTA       3.3819420346        1             1              2             12
      414        N/A    Adjustable        MTA       3.5000000000        1             1             13             12
      415        N/A    Adjustable        MTA       3.3750000000        1             1             13             12
      416        N/A    Adjustable        MTA       3.5000000000        1             1             12             12
      417        N/A    Adjustable        MTA       3.5000000000        1             1             12             12
      418        N/A    Adjustable        MTA       3.5000000000        1             1             11             12
      419        N/A    Adjustable        MTA       2.7738660457        1             1             10             12
      420        N/A    Adjustable        MTA       2.4500000000        1             1             10             12
      421        N/A    Adjustable        MTA       2.8661788359        1             1             10             12
      422        N/A    Adjustable        MTA       3.2500000000        1             1              9             12
      423        N/A    Adjustable        MTA       3.5000000000        1             1              9             12
      424        N/A    Adjustable        MTA       2.6000000000        1             1              3             12
      425        N/A    Adjustable        MTA       3.5000000000        1             1             10             12
      426        N/A    Adjustable        MTA       3.5000000000        1             1              7             12
      427        N/A    Adjustable        MTA       2.8122017398        1             1              5             12

(Table Cont'd)

                                                                                                                        Maximum
                  Initial             Subsequent                                          Remaining                     Negative
                  Periodic            Periodic          Gross              Gross           Interest       Period      Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum          Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)          (months)     Cap (%)        (%)
    ------        -------             -------           --------           --------          --------     -------        ---

        367         6.0000000000       2.0000000000       2.2500000000       12.1250000000      N/A          N/A        N/A
        368         5.0000000000       2.0000000000       2.7500000000       11.0000000000      N/A          N/A        N/A
        369           uncapped           uncapped         3.3750000000        9.9500000000      N/A          7.5        110
        370           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        371           uncapped           uncapped         3.0000000000        9.9500000000      N/A          7.5        110
        372           uncapped           uncapped         2.5750000000       12.4700000000      N/A          7.5        110
        373           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        374           uncapped           uncapped         3.3856022046       12.0000000000      N/A          7.5        110
        375           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        376           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        377           uncapped           uncapped         3.2000000000        9.9500000000      N/A          7.5        110
        378           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        379           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        380           uncapped           uncapped         3.3718679195       10.8459661917      N/A          7.5        110
        381           uncapped           uncapped         3.2000000000        9.9500000000      N/A          7.5        110
        382           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        383           uncapped           uncapped         3.3674835079       12.0000000000      N/A          7.5        110
        384           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        385           uncapped           uncapped         3.6500000000       19.9000000000      N/A          7.5        110
        386           uncapped           uncapped         3.2500000000       12.0000000000      N/A          7.5        110
        387           uncapped           uncapped         2.6000000000        9.9500000000      N/A          7.5        110
        388           uncapped           uncapped         3.4500000000        9.9500000000      N/A          7.5        110
        389           uncapped           uncapped         3.2000000000        9.9500000000      N/A          7.5        110
        390           uncapped           uncapped         3.1251119291       10.8886271590      N/A          7.5        110
        391           uncapped           uncapped         3.4500000000        9.9500000000      N/A          7.5        110
        392           uncapped           uncapped         3.2250000000        9.9500000000      N/A          7.5        110
        393           uncapped           uncapped         3.5000000000       11.3347110535      N/A          7.5        110
        394           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        395           uncapped           uncapped         3.4346561144       11.2210812279      N/A          7.5        110
        396           uncapped           uncapped         2.9500000000        9.9500000000      N/A          7.5        110
        397           uncapped           uncapped         3.2508608042       10.9386769821      N/A          7.5        110
        398           uncapped           uncapped         3.4207835053       12.0000000000      N/A          7.5        110
        399           uncapped           uncapped         3.4153752232       12.0000000000      N/A          7.5        110
        400           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        401           uncapped           uncapped         3.1250000000       12.0000000000      N/A          7.5        110
        402           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        403           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        404           uncapped           uncapped         3.2740918839        9.9500000000      N/A          7.5        110
        405           uncapped           uncapped         3.2346321177       12.0000000000      N/A          7.5        110
        406           uncapped           uncapped         3.3750000000        9.9500000000      N/A          7.5        110
        407           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        408           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        409           uncapped           uncapped         3.2138992958        9.9630217840      N/A          7.5        110
        410           uncapped           uncapped         2.5467366788        9.9500000000      N/A          7.5        110
        411           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        412           uncapped           uncapped         3.6000000000        9.9500000000      N/A          7.5        110
        413           uncapped           uncapped         3.3819420346       11.8469163809      N/A          7.5        110
        414           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        415           uncapped           uncapped         3.3750000000       12.0000000000      N/A          7.5        110
        416           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        417           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        418           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        419           uncapped           uncapped         2.7738660457       12.0000000000      N/A          7.5        110
        420           uncapped           uncapped         2.4500000000        9.9500000000      N/A          7.5        110
        421           uncapped           uncapped         2.8661788359       12.0000000000      N/A          7.5        110
        422           uncapped           uncapped         3.2500000000       12.0000000000      N/A          7.5        110
        423           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        424           uncapped           uncapped         2.6000000000        9.9500000000      N/A          7.5        110
        425           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        426           uncapped           uncapped         3.5000000000       12.0000000000      N/A          7.5        110
        427           uncapped           uncapped         2.8122017398       10.4600542663      N/A          7.5        110


                                     S-141


                                                                                                                          Remaining
                                                              Initial        Gross        Net            Original       Amortization
  Mortgage                     Original        Current        Monthly       Mortgage     Mortgage        Amortization      Term
 Loan Number    Group          Balance ($)    Balance($)     Payment ($)     Rate (%)     Rate (%)       Term (months)    (months)
 -----------    -----          -----------    ----------     -----------    --------     --------       -------------     --------

     428          II            572,800.00       579,876.49  2,117.19     7.3750000000   6.8635000000          360        352
     429          II          2,452,250.00     2,490,493.52  7,887.44     7.6967512251   7.1852512251          360        351
     430          II            421,400.00       427,889.86  1,429.21     7.5487734332   7.0372734332          360        351
     431          II            448,950.00       453,846.65  1,659.41     7.7500000000   7.2385000000          360        351
     432          II            575,000.00       586,533.68  1,453.93     7.6250000000   7.1135000000          480        469
     433          II            400,000.00       406,386.33  1,087.28     7.8750000000   7.3635000000          480        466
     434          II            360,000.00       367,836.74    910.29     7.5000000000   6.9885000000          480        472
     435          II            205,500.00       208,780.49    696.96     7.5000000000   6.9885000000          360        350
     436          II            138,950.00       139,038.32    446.92     7.8750000000   7.3635000000          360        357
     437          II            179,900.00       182,320.92    578.63     7.8750000000   7.3635000000          360        350
     438          II            172,000.00       175,247.07    594.71     7.6250000000   7.1135000000          360        344
     439          II            356,000.00       356,269.90  1,271.79     7.8750000000   7.3635000000          360        358
     440          II            216,000.00       216,049.95    853.46     7.8750000000   7.3635000000          360        355
     441          II            424,000.00       429,031.84  1,363.76     7.2500000000   6.7385000000          360        352
     442          II            142,000.00       142,536.03    456.73     7.6250000000   7.1135000000          360        350
     443          II            632,000.00       641,032.83  2,150.96     6.8020000000   6.4155000000          360        350
     444          II            232,500.00       233,806.74    832.92     6.4720000000   6.0855000000          360        347
     445          II            101,000.00       101,176.53    361.82     6.7720000000   6.3855000000          360        345
     446          II            180,500.00       180,106.36    844.46     6.6820000000   6.2955000000          360        344
     447          II            152,000.00       155,088.95    525.55     6.6320000000   6.2455000000          360        340
     448          II            145,608.00       147,089.91    521.63     6.6320000000   6.2455000000          360        337
     449          II            215,000.00       218,449.30    770.22     6.9320000000   6.5455000000          360        336
     450          II            180,000.00       182,872.03    608.34     7.1320000000   6.7455000000          360        349
     451          II            912,000.00       927,155.74  3,267.19     7.1198668087   6.6565788976          360        347
     452          II            260,000.00       265,010.99    931.43     7.3220000000   6.8105000000          360        345
     453          II            119,970.00       121,581.81    476.68     6.8820000000   6.4955000000          360        339
     454          II            604,500.00       617,697.87  2,090.12     6.9476157775   6.5064359629          360        338
     455          II             58,000.00        59,486.58    223.36     7.1820000000   6.7955000000          360        335
     456          II            149,000.00       152,256.63    573.82     7.0820000000   6.6955000000          360        333
     457          II             73,000.00        74,293.22    281.12     7.0320000000   6.6455000000          360        331
     458          II            388,000.00       392,268.57  1,334.42     7.0820000000   6.6955000000          360        353
     459          II            137,925.00       141,449.61    429.73     6.9820000000   6.5955000000          480        465
     460          II            133,855.00       134,533.03    579.21     6.8130000000   6.4265000000          480        458
     461          II            582,014.56       579,165.96  3,371.33     6.8320000000   6.3205000000          360        349
     462          II            149,572.37       147,924.74    952.46     6.9320000000   6.4205000000          300        288
     463          II            162,000.00       164,520.58    580.36     6.8320000000   6.3205000000          360        346
     464          II          1,365,000.00     1,381,117.33  4,890.06     6.5820000000   6.0705000000          360        344
     465          II            255,000.00       260,667.68    913.52     7.0720000000   6.6855000000          360        343
     466          II            821,250.00       837,659.95  2,942.08     6.7974986740   6.4109986740          360        342
     467          II            660,720.00       657,582.23  2,284.50     6.5829524781   6.1964524781          360        341
     468          II            800,000.00       809,981.71  2,865.96     6.7820000000   6.2705000000          360        341
     469          II            199,400.00       198,906.66    932.89     6.8320000000   6.3205000000          360        341
     470          II          1,415,376.00     1,437,668.22  4,893.82     6.5115125543   6.1250125543          360        340
     471          II            318,250.00       317,843.78  1,442.38     6.7820000000   6.2705000000          360        340
     472          II          1,178,270.00     1,114,180.92  4,074.00     6.6744599018   6.2525766503          360        339
     473          II            718,938.00       730,314.02  2,485.81     6.4930000000   6.1065000000          360        338
     474          II            513,250.00       520,741.58  1,838.69     6.6320000000   6.2064720838          360        338
     475          II            151,920.00       154,717.48    544.25     6.7930000000   6.4065000000          360        337
     476          II            288,000.00       292,527.53  1,109.12     7.0820000000   6.5705000000          360        336
     477          II            213,000.00       216,732.42    820.28     6.7930000000   6.4065000000          360        334
     478          II            203,000.00       207,814.02    826.61     7.3320000000   6.9455000000          360        334
     479          II            352,800.00       347,660.82  1,358.67     6.9320000000   6.5455000000          360        332
     480          II            217,500.00       221,280.57  1,572.60     8.9320000000   8.4205000000          360        307
     481          II            192,000.00       193,656.57    660.33     6.9820000000   6.5955000000          360        354
     482          II            242,393.00       246,920.12    895.65     6.7030000000   6.3165000000          480        457
     483          II            500,000.00       510,353.63  1,557.85     6.5630000000   6.1765000000          480        455

(Table Cont'd)

                                                                                                  Next
                Remaining                                                           Months        Payment       Months
                Term of                                              Months to      Between      Adjustment     Between
 Mortgage Loan  Maturity                               Gross       Next Interest    Rate         Period         Payment
    Number      (months)   Loan Type     Index        Margin (%)   Rate Adjustment  Adjustment    (months)      Adjustment
    ------      --------   ---------     -----        ----------   ---------------  ----------    --------      ----------

      428        N/A    Adjustable        MTA       3.0000000000        1             1              5             12
      429        N/A    Adjustable        MTA       3.2796587352        1             1              4             12
      430        N/A    Adjustable        MTA       3.1063960899        1             1              4             12
      431        N/A    Adjustable        MTA       3.3750000000        1             1              4             12
      432        N/A    Adjustable        MTA       3.2500000000        1             1              2             12
      433        N/A    Adjustable        MTA       3.5000000000        1             1             11             12
      434        N/A    Adjustable        MTA       3.1250000000        1             1              5             12
      435        N/A    Adjustable        MTA       3.0750000000        1             1              3             12
      436        N/A    Adjustable        MTA       3.4000000000        1             1             10             12
      437        N/A    Adjustable        MTA       3.4500000000        1             1              3             12
      438        N/A    Adjustable        MTA       3.2500000000        1             1              9             12
      439        N/A    Adjustable        MTA       3.4500000000        1             1             11             12
      440        N/A    Adjustable        MTA       3.4500000000        1             1              8             12
      441        N/A    Adjustable        MTA       2.8750000000        1             1              5             12
      442        N/A    Adjustable        MTA       3.2000000000        1             1              3             12
      443        N/A    Adjustable        MTA       2.5200000000        1             1              3             12
      444        N/A    Adjustable        MTA       2.1900000000        1             1             12             12
      445        N/A    Adjustable        MTA       2.4900000000        1             1             10             12
      446        N/A    Adjustable        MTA       2.4000000000        1             1              9             12
      447        N/A    Adjustable        MTA       2.3500000000        1             1              5             12
      448        N/A    Adjustable        MTA       2.3500000000        1             1              2             12
      449        N/A    Adjustable        MTA       2.6500000000        1             1             13             12
      450        N/A    Adjustable        MTA       2.8500000000        1             1              2             12
      451        N/A    Adjustable        MTA       2.7457213154        1             1             12             12
      452        N/A    Adjustable        MTA       2.8900000000        1             1             10             12
      453        N/A    Adjustable        MTA       2.6000000000        1             1              4             12
      454        N/A    Adjustable        MTA       2.6000000000        1             1              3             12
      455        N/A    Adjustable        MTA       2.9000000000        1             1             12             12
      456        N/A    Adjustable        MTA       2.8000000000        1             1             10             12
      457        N/A    Adjustable        MTA       2.7500000000        1             1              8             12
      458        N/A    Adjustable        MTA       2.8000000000        1             1              6             12
      459        N/A    Adjustable        MTA       2.5500000000        1             1             10             12
      460        N/A    Adjustable        MTA       2.6700000000        1             1              3             12
      461        N/A    Adjustable        MTA       2.4000000000        1             1              2             12
      462        N/A    Adjustable        MTA       2.5000000000        1             1             13             12
      463        N/A    Adjustable        MTA       2.4000000000        1             1             11             12
      464        N/A    Adjustable        MTA       2.1500000000        1             1              9             12
      465        N/A    Adjustable        MTA       2.6400000000        1             1              8             12
      466        N/A    Adjustable        MTA       2.5989684876        1             1              7             12
      467        N/A    Adjustable        MTA       2.3500000000        1             1              6             12
      468        N/A    Adjustable        MTA       2.3500000000        1             1              6             12
      469        N/A    Adjustable        MTA       2.4000000000        1             1              6             12
      470        N/A    Adjustable        MTA       2.3500000000        1             1              5             12
      471        N/A    Adjustable        MTA       2.3500000000        1             1              5             12
      472        N/A    Adjustable        MTA       2.3500000000        1             1              4             12
      473        N/A    Adjustable        MTA       2.3500000000        1             1              3             12
      474        N/A    Adjustable        MTA       2.3031665006        1             1              3             12
      475        N/A    Adjustable        MTA       2.6500000000        1             1              2             12
      476        N/A    Adjustable        MTA       2.6500000000        1             1             13             12
      477        N/A    Adjustable        MTA       2.6500000000        1             1             11             12
      478        N/A    Adjustable        MTA       3.0500000000        1             1             11             12
      479        N/A    Adjustable        MTA       2.6500000000        1             1              9             12
      480        N/A    Adjustable        MTA       4.5000000000        1             1              8             12
      481        N/A    Adjustable        MTA       2.7000000000        1             1              7             12
      482        N/A    Adjustable        MTA       2.5600000000        1             1              2             12
      483        N/A    Adjustable        MTA       2.4200000000        1             1             12             12

(Table Cont'd)
                                                                                                                     Maximum
                  Initial             Subsequent                                          Remaining                  Negative
                  Periodic            Periodic          Gross              Gross           Interest     Period     Amortization
 Mortgage Loan    Rate                 Rate             Minimum            Maximum        Only Term     Payment     Percentage
    Number        Cap (%)             Cap (%)           Rate (%)           Rate (%)        (months)     Cap (%)         (%)
    ------        -------             -------           --------           --------        --------     -------        -----

        428       uncapped           uncapped         3.0000000000       12.0000000000        N/A          7.5          110
        429       uncapped           uncapped         3.2796587352        9.9717016292        N/A          7.5          110
        430       uncapped           uncapped         3.1063960899        9.9500000000        N/A          7.5          110
        431       uncapped           uncapped         3.3750000000       12.0000000000        N/A          7.5          110
        432       uncapped           uncapped         3.2500000000       12.0000000000        N/A          7.5          110
        433       uncapped           uncapped         3.5000000000       12.0000000000        N/A          7.5          110
        434       uncapped           uncapped         3.1250000000        9.9500000000        N/A          7.5          110
        435       uncapped           uncapped         3.0750000000        9.9500000000        N/A          7.5          115
        436       uncapped           uncapped         3.4000000000        9.9500000000        N/A          7.5          115
        437       uncapped           uncapped         3.4500000000        9.9500000000        N/A          7.5          115
        438       uncapped           uncapped         3.2500000000        9.9500000000        N/A          7.5          115
        439       uncapped           uncapped         3.4500000000        9.9500000000        N/A          7.5          115
        440       uncapped           uncapped         3.4500000000        9.9500000000        N/A          7.5          115
        441       uncapped           uncapped         2.8750000000        9.9500000000        N/A          7.5          115
        442       uncapped           uncapped         3.2000000000        9.9500000000        N/A          7.5          115
        443       uncapped           uncapped         2.5200000000       10.1000000000        N/A          7.5          125
        444       uncapped           uncapped         2.1900000000        9.9500000000        N/A          7.5          125
        445       uncapped           uncapped         2.4900000000       10.0500000000        N/A          7.5          125
        446       uncapped           uncapped         2.4000000000        9.9500000000        N/A          7.5          125
        447       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        448       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        449       uncapped           uncapped         2.6500000000        9.9500000000        N/A          7.5          125
        450       uncapped           uncapped         2.8500000000       10.0500000000        N/A          7.5          125
        451       uncapped           uncapped         2.7457213154        9.9500000000        N/A          7.5          125
        452       uncapped           uncapped         2.8900000000       10.0500000000        N/A          7.5          125
        453       uncapped           uncapped         2.6000000000        9.9500000000        N/A          7.5          125
        454       uncapped           uncapped         2.6000000000        9.9500000000        N/A          7.5          125
        455       uncapped           uncapped         2.9000000000        9.9500000000        N/A          7.5          125
        456       uncapped           uncapped         2.8000000000        9.9500000000        N/A          7.5          125
        457       uncapped           uncapped         2.7500000000        8.9500000000        N/A          7.5          125
        458       uncapped           uncapped         2.8000000000       10.0500000000        N/A          7.5          125
        459       uncapped           uncapped         2.5500000000       10.0500000000        N/A          7.5          125
        460       uncapped           uncapped         2.6700000000        9.9500000000        N/A          7.5          125
        461       uncapped           uncapped         2.4000000000        9.9500000000        N/A          7.5          125
        462       uncapped           uncapped         2.5000000000       11.9500000000        N/A          7.5          125
        463       uncapped           uncapped         2.4000000000       10.0500000000        N/A          7.5          125
        464       uncapped           uncapped         2.1500000000        9.9500000000        N/A          7.5          125
        465       uncapped           uncapped         2.6400000000       10.0500000000        N/A          7.5          125
        466       uncapped           uncapped         2.5989684876       10.1489684876        N/A          7.5          125
        467       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        468       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        469       uncapped           uncapped         2.4000000000        9.9500000000        N/A          7.5          125
        470       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        471       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        472       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        473       uncapped           uncapped         2.3500000000        9.9500000000        N/A          7.5          125
        474       uncapped           uncapped         2.3031665006        9.9500000000        N/A          7.5          125
        475       uncapped           uncapped         2.6500000000        9.9500000000        N/A          7.5          125
        476       uncapped           uncapped         2.6500000000        9.9500000000        N/A          7.5          125
        477       uncapped           uncapped         2.6500000000        9.9500000000        N/A          7.5          125
        478       uncapped           uncapped         3.0500000000       10.3500000000        N/A          7.5          125
        479       uncapped           uncapped         2.6500000000        9.9500000000        N/A          7.5          125
        480       uncapped           uncapped         4.5000000000       13.8500000000        N/A          7.5          125
        481       uncapped           uncapped         2.7000000000       10.0500000000        N/A          7.5          125
        482       uncapped           uncapped         2.5600000000        9.9500000000        N/A          7.5          125
        483       uncapped           uncapped         2.4200000000        9.9500000000        N/A          7.5          125


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in August of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1A
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      98           87           76          64           53           42          30
August 2008...................      97           76           57          40           25           13           3
August 2009...................      95           65           42          23            9           0            0
August 2010...................      93           56           30          11            0           0            0
August 2011...................      91           48           20           4            0           0            0
August 2012...................      89           41           14           0            0           0            0
August 2013...................      87           36           10           0            0           0            0
August 2014...................      85           31           7            0            0           0            0
August 2015...................      82           27           5            0            0           0            0
August 2016...................      79           23           4            0            0           0            0
August 2017...................      76           20           3            0            0           0            0
August 2018...................      73           17           2            0            0           0            0
August 2019...................      70           15           2            0            0           0            0
August 2020...................      66           13           1            0            0           0            0
August 2021...................      63           11           1            0            0           0            0
August 2022...................      59            9           1            0            0           0            0
August 2023...................      55            8           1            0            0           0            0
August 2024...................      50            6           *            0            0           0            0
August 2025...................      46            5           *            0            0           0            0
August 2026...................      41            4           *            0            0           0            0
August 2027...................      36            3           *            0            0           0            0
August 2028...................      30            3           *            0            0           0            0
August 2029...................      25            2           *            0            0           0            0
August 2030...................      19            1           *            0            0           0            0
August 2031...................      14            1           *            0            0           0            0
August 2032...................       9            *           *            0            0           0            0
August 2033...................       4            *           *            0            0           0            0
August 2034...................       1            *           *            0            0           0            0
August 2035...................       *            *           *            0            0           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     16.85        6.58         3.23        1.90         1.33         0.99        0.75
Weighted Average Life
(in years)(1)(2)..............     16.81        6.27         3.08        1.90         1.33         0.99        0.75

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                          S-144



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      98           87           76          64           53           42          30
August 2008...................      97           76           57          40           25           13           3
August 2009...................      95           65           42          23            9           0            0
August 2010...................      93           56           30          11            0           0            0
August 2011...................      91           48           20           4            0           0            0
August 2012...................      89           41           14           0            0           0            0
August 2013...................      87           36           10           0            0           0            0
August 2014...................      85           31           7            0            0           0            0
August 2015...................      82           27           5            0            0           0            0
August 2016...................      79           23           4            0            0           0            0
August 2017...................      76           20           3            0            0           0            0
August 2018...................      73           17           2            0            0           0            0
August 2019...................      70           15           2            0            0           0            0
August 2020...................      66           13           1            0            0           0            0
August 2021...................      63           11           1            0            0           0            0
August 2022...................      59            9           1            0            0           0            0
August 2023...................      55            8           1            0            0           0            0
August 2024...................      50            6           *            0            0           0            0
August 2025...................      46            5           *            0            0           0            0
August 2026...................      41            4           *            0            0           0            0
August 2027...................      36            3           *            0            0           0            0
August 2028...................      30            3           *            0            0           0            0
August 2029...................      25            2           *            0            0           0            0
August 2030...................      19            1           *            0            0           0            0
August 2031...................      14            1           *            0            0           0            0
August 2032...................       9            *           *            0            0           0            0
August 2033...................       4            *           *            0            0           0            0
August 2034...................       1            *           *            0            0           0            0
August 2035...................       *            *           *            0            0           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     16.85        6.58         3.23        1.90         1.33         0.99        0.75
Weighted Average Life
(in years)(1)(2)..............     16.81        6.27         3.08        1.90         1.33         0.99        0.75

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                          S-145



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1C
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      98           87           76          64           53           42          30
August 2008...................      97           76           57          40           25           13           3
August 2009...................      95           65           42          23            9           0            0
August 2010...................      93           56           30          11            0           0            0
August 2011...................      91           48           20           4            0           0            0
August 2012...................      89           41           14           0            0           0            0
August 2013...................      87           36           10           0            0           0            0
August 2014...................      85           31           7            0            0           0            0
August 2015...................      82           27           5            0            0           0            0
August 2016...................      79           23           4            0            0           0            0
August 2017...................      76           20           3            0            0           0            0
August 2018...................      73           17           2            0            0           0            0
August 2019...................      70           15           2            0            0           0            0
August 2020...................      66           13           1            0            0           0            0
August 2021...................      63           11           1            0            0           0            0
August 2022...................      59            9           1            0            0           0            0
August 2023...................      55            8           1            0            0           0            0
August 2024...................      50            6           *            0            0           0            0
August 2025...................      46            5           *            0            0           0            0
August 2026...................      41            4           *            0            0           0            0
August 2027...................      36            3           *            0            0           0            0
August 2028...................      30            3           *            0            0           0            0
August 2029...................      25            2           *            0            0           0            0
August 2030...................      19            1           *            0            0           0            0
August 2031...................      14            1           *            0            0           0            0
August 2032...................       9            *           *            0            0           0            0
August 2033...................       4            *           *            0            0           0            0
August 2034...................       1            *           *            0            0           0            0
August 2035...................       *            *           *            0            0           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     16.85        6.58         3.23        1.90         1.33         0.99        0.75
Weighted Average Life
(in years)(1)(2)..............     16.81        6.27         3.08        1.90         1.33         0.99        0.75

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                          S-146



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-2A
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%        40%           50%         60%
------------------                  --          ---          ---          ---        ---           ---         ---

Initial Percentage                  100         100          100          100         100          100         100
August 2007...................      99           84          70           56           42          27           13
August 2008...................      97           70          46           25           7            0           0
August 2009...................      95           58          28            4           0            0           0
August 2010...................      94           46          13            0           0            0           0
August 2011...................      92           37           1            0           0            0           0
August 2012...................      90           28           0            0           0            0           0
August 2013...................      87           21           0            0           0            0           0
August 2014...................      85           15           0            0           0            0           0
August 2015...................      83           10           0            0           0            0           0
August 2016...................      80           6            0            0           0            0           0
August 2017...................      77           2            0            0           0            0           0
August 2018...................      73           0            0            0           0            0           0
August 2019...................      69           0            0            0           0            0           0
August 2020...................      65           0            0            0           0            0           0
August 2021...................      61           0            0            0           0            0           0
August 2022...................      57           0            0            0           0            0           0
August 2023...................      52           0            0            0           0            0           0
August 2024...................      47           0            0            0           0            0           0
August 2025...................      41           0            0            0           0            0           0
August 2026...................      36           0            0            0           0            0           0
August 2027...................      30           0            0            0           0            0           0
August 2028...................      23           0            0            0           0            0           0
August 2029...................      16           0            0            0           0            0           0
August 2030...................       9           0            0            0           0            0           0
August 2031...................       1           0            0            0           0            0           0
August 2032...................       0           0            0            0           0            0           0
August 2033...................       0           0            0            0           0            0           0
August 2034...................       0           0            0            0           0            0           0
August 2035...................       0           0            0            0           0            0           0
August 2036...................       0           0            0            0           0            0           0
Weighted Average Life
(in years)(1)................      16.08        4.25        2.06         1.31         0.92        0.69         0.52
Weighted Average Life
(in years)(1)(2).............      16.08        4.25        2.06         1.31         0.92        0.69         0.52

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.



                                                          S-147



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-2B
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%         40%          50%         60%
------------------                  --          ---          ---          ---         ---          ---         ---

Initial Percentage                  100         100          100          100         100          100         100
August 2007...................      100         100          100          100         100          100         100
August 2008...................      100         100          100          100         100          66           15
August 2009...................      100         100          100          100          46           0           0
August 2010...................      100         100          100          58           0            0           0
August 2011...................      100         100          100          19           0            0           0
August 2012...................      100         100          73            0           0            0           0
August 2013...................      100         100          50            0           0            0           0
August 2014...................      100         100          34            0           0            0           0
August 2015...................      100         100          25            0           0            0           0
August 2016...................      100         100          20            0           0            0           0
August 2017...................      100         100          15            0           0            0           0
August 2018...................      100          92          12            0           0            0           0
August 2019...................      100          80           9            0           0            0           0
August 2020...................      100          69           7            0           0            0           0
August 2021...................      100          59           5            0           0            0           0
August 2022...................      100          50           4            0           0            0           0
August 2023...................      100          43           3            0           0            0           0
August 2024...................      100          36           2            0           0            0           0
August 2025...................      100          30           2            0           0            0           0
August 2026...................      100          25           1            0           0            0           0
August 2027...................      100          20           1            0           0            0           0
August 2028...................      100          16           1            0           0            0           0
August 2029...................      100          12           *            0           0            0           0
August 2030...................      100          9            *            0           0            0           0
August 2031...................      100          6            *            0           0            0           0
August 2032...................      71           4            *            0           0            0           0
August 2033...................      36           2            *            0           0            0           0
August 2034...................       9           *            *            0           0            0           0
August 2035...................       1           *            *            0           0            0           0
August 2036...................       0           0            0            0           0            0           0
Weighted Average Life
 (in years)(1)                     26.67       17.05        8.14         4.29         3.00        2.21         1.68
Weighted Average Life
 (in years)(1)(2)                  26.26       15.18        7.34         4.29         3.00        2.21         1.68

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-148



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-A-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      99           88           76          65           53           42          31
August 2008...................      98           77           57          40           26           13           3
August 2009...................      97           67           43          24            9           0            0
August 2010...................      96           58           31          12            0           0            0
August 2011...................      95           50           21           4            0           0            0
August 2012...................      94           44           15           0            0           0            0
August 2013...................      93           38           10           0            0           0            0
August 2014...................      91           33           7            0            0           0            0
August 2015...................      90           29           5            0            0           0            0
August 2016...................      88           26           4            0            0           0            0
August 2017...................      86           22           3            0            0           0            0
August 2018...................      83           20           2            0            0           0            0
August 2019...................      80           17           2            0            0           0            0
August 2020...................      74           14           1            0            0           0            0
August 2021...................      68           12           1            0            0           0            0
August 2022...................      65           10           1            0            0           0            0
August 2023...................      62            9           1            0            0           0            0
August 2024...................      58            7           *            0            0           0            0
August 2025...................      54            6           *            0            0           0            0
August 2026...................      50            5           *            0            0           0            0
August 2027...................      46            4           *            0            0           0            0
August 2028...................      41            3           *            0            0           0            0
August 2029...................      36            3           *            0            0           0            0
August 2030...................      30            2           *            0            0           0            0
August 2031...................      25            1           *            0            0           0            0
August 2032...................      18            1           *            0            0           0            0
August 2033...................      12            1           *            0            0           0            0
August 2034...................       5            *           *            0            0           0            0
August 2035...................       1            *           *            0            0           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      18.86        6.96         3.32        1.92         1.34         0.99        0.76
Weighted Average Life
(in years)(1)(2)                   18.70        6.57         3.15        1.92         1.34         0.99        0.76

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-149



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-B-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%          20%         30%          40%          50%         60%
------------------                  --           ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      99           99           99          99           99           99          99
August 2008...................      98           98           98          98           98           98          98
August 2009...................      96           96           96          96           96           90          46
August 2010...................      95           95           95          95           92           44          18
August 2011...................      93           93           93          93           54           22           7
August 2012...................      92           89           86          81           32           11           3
August 2013...................      90           84           77          56           19           5            1
August 2014...................      88           77           66          38           11           3            *
August 2015...................      86           69           54          26            7           1            *
August 2016...................      84           61           42          18            4           1            *
August 2017...................      81           53           33          12            2           *            *
August 2018...................      78           46           25           8            1           *            *
August 2019...................      75           40           19           5            1           *            *
August 2020...................      71           34           15           4            *           *            *
August 2021...................      66           28           11           2            *           *            *
August 2022...................      63           24           8            2            *           *            *
August 2023...................      59           20           6            1            *           *            *
August 2024...................      55           17           5            1            *           *            *
August 2025...................      51           14           3            *            *           *            *
August 2026...................      47           12           3            *            *           *            *
August 2027...................      42            9           2            *            *           *            *
August 2028...................      37            7           1            *            *           *            *
August 2029...................      31            6           1            *            *           *            *
August 2030...................      26            4           1            *            *           *            0
August 2031...................      20            3           *            *            *           *            0
August 2032...................      14            2           *            *            *           *            0
August 2033...................       8            1           *            *            *           *            0
August 2034...................       3            *           *            *            *           0            0
August 2035...................       *            *           *            *            *           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      18.00        12.31        9.88        7.84         5.65         4.22        3.22
Weighted Average Life
(in years)(1)(2)                   17.90        11.42        8.19        5.89         4.22         3.19        2.40

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-150



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-B-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      99           99           99          99           99           99          99
August 2008...................      98           98           98          98           98           98          98
August 2009...................      96           96           96          96           96           90          46
August 2010...................      95           95           95          95           92           44          18
August 2011...................      93           93           93          93           54           22           7
August 2012...................      92           89           86          81           32           11           3
August 2013...................      90           84           77          56           19           5            1
August 2014...................      88           77           66          38           11           3            *
August 2015...................      86           69           54          26            7           1            *
August 2016...................      84           61           42          18            4           1            *
August 2017...................      81           53           33          12            2           *            *
August 2018...................      78           46           25           8            1           *            *
August 2019...................      75           40           19           5            1           *            *
August 2020...................      71           34           15           4            *           *            *
August 2021...................      66           28           11           2            *           *            *
August 2022...................      63           24           8            2            *           *            *
August 2023...................      59           20           6            1            *           *            *
August 2024...................      55           17           5            1            *           *            *
August 2025...................      51           14           3            *            *           *            *
August 2026...................      47           12           3            *            *           *            *
August 2027...................      42            9           2            *            *           *            *
August 2028...................      37            7           1            *            *           *            *
August 2029...................      31            6           1            *            *           *            0
August 2030...................      26            4           1            *            *           *            0
August 2031...................      20            3           *            *            *           *            0
August 2032...................      14            2           *            *            *           *            0
August 2033...................       8            1           *            *            *           *            0
August 2034...................       3            *           *            *            *           0            0
August 2035...................       *            *           *            *            *           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      18.00        12.31        9.88        7.84         5.65         4.22        3.22
Weighted Average Life
(in years)(1)(2)                   17.90        11.42        8.19        5.89         4.22         3.19        2.40

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-151



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-B-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%          40%         50%          60%
------------------                  --          ---          ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      99           99           99          99           99           99          99
August 2008...................      98           98           98          98           98           98          98
August 2009...................      96           96           96          96           96           90          46
August 2010...................      95           95           95          95           92           44          18
August 2011...................      93           93           93          93           54           22           7
August 2012...................      92           89           86          81           32           11           3
August 2013...................      90           84           77          56           19           5            1
August 2014...................      88           77           66          38           11           3            *
August 2015...................      86           69           54          26            7           1            *
August 2016...................      84           61           42          18            4           1            *
August 2017...................      81           53           33          12            2           *            *
August 2018...................      78           46           25           8            1           *            *
August 2019...................      75           40           19           5            1           *            *
August 2020...................      71           34           15           4            *           *            *
August 2021...................      66           28           11           2            *           *            *
August 2022...................      63           24           8            2            *           *            *
August 2023...................      59           20           6            1            *           *            *
August 2024...................      55           17           5            1            *           *            *
August 2025...................      51           14           3            *            *           *            *
August 2026...................      47           12           3            *            *           *            *
August 2027...................      42            9           2            *            *           *            *
August 2028...................      37            7           1            *            *           *            *
August 2029...................      31            6           1            *            *           *            0
August 2030...................      26            4           1            *            *           *            0
August 2031...................      20            3           *            *            *           *            0
August 2032...................      14            2           *            *            *           *            0
August 2033...................       8            1           *            *            *           *            0
August 2034...................       3            *           *            *            *           0            0
August 2035...................       *            *           *            *            *           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      18.00        12.31        9.88        7.84         5.65         4.22        3.22
Weighted Average Life
(in years)(1)(2)                   17.90        11.42        8.19        5.89         4.22         3.19        2.40

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-152



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-PO
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
August 2007...................      98           88           78          68           59           49          39
August 2008...................      96           77           61          47           34           24          15
August 2009...................      93           68           48          32           20           12           6
August 2010...................      91           59           37          22           12           6            2
August 2011...................      88           52           29          15            7           3            1
August 2012...................      85           45           22          10            4           1            *
August 2013...................      82           39           17           7            2           1            *
August 2014...................      79           34           13           5            1           *            *
August 2015...................      76           29           10           3            1           *            *
August 2016...................      72           25           8            2            *           *            *
August 2017...................      69           22           6            1            *           *            *
August 2018...................      65           18           4            1            *           *            *
August 2019...................      61           15           3            1            *           *            *
August 2020...................      56           13           2            *            *           *            *
August 2021...................      52           11           2            *            *           *            *
August 2022...................      47            9           1            *            *           *            *
August 2023...................      42            7           1            *            *           *            *
August 2024...................      37            6           1            *            *           *            *
August 2025...................      32            4           *            *            *           *            *
August 2026...................      27            3           *            *            *           *            0
August 2027...................      22            2           *            *            *           *            0
August 2028...................      16            2           *            *            *           *            0
August 2029...................      11            1           *            *            *           *            0
August 2030...................       7            1           *            *            *           0            0
August 2031...................       4            *           *            *            *           0            0
August 2032...................       3            *           *            *            *           0            0
August 2033...................       1            *           *            *            *           0            0
August 2034...................       1            *           *            *            0           0            0
August 2035...................       *            *           *            *            0           0            0
August 2036...................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      14.65        6.82         3.95        2.62         1.87         1.40        1.07
Weighted Average Life
(in years)(1)(2)                   14.63        6.58         3.66        2.39         1.70         1.27        0.97

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-153



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-1A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         93               81               70               52               46
August 2008...................         87               66               47               26               20
August 2009...................         81               53               31               13                8
August 2010...................         75               42               23                8                4
August 2011...................         70               34               17                4                2
August 2012...................         64               28               13                3                1
August 2013...................         59               24                9                2                1
August 2014...................         55               20                7                1                *
August 2015...................         50               16                5                1                *
August 2016...................         46               14                4                *                *
August 2017...................         42               11                3                *                *
August 2018...................         38                9                2                *                *
August 2019...................         35                8                1                *                *
August 2020...................         32                6                1                *                *
August 2021...................         29                5                1                *                *
August 2022...................         26                4                1                *                *
August 2023...................         24                3                *                *                *
August 2024...................         21                3                *                *                *
August 2025...................         19                2                *                *                *
August 2026...................         17                2                *                *                *
August 2027...................         14                1                *                *                *
August 2028...................         12                1                *                *                *
August 2029...................         10                1                *                *                *
August 2030...................         8                 1                *                *                *
August 2031...................         6                 *                *                *                *
August 2032...................         4                 *                *                *                *
August 2033...................         2                 *                *                *                *
August 2034...................         1                 *                *                *                *
August 2035...................         *                 *                *                *                0
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.72             4.84             2.85             1.54             1.29
Weighted Average Life
(in years)(1)(2)                     10.58             4.52             2.62             1.44             1.21

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-154



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-1A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         93               81               70               52               46
August 2008...................         87               66               47               26               20
August 2009...................         81               53               31               13                8
August 2010...................         75               42               23                8                4
August 2011...................         70               34               17                4                2
August 2012...................         64               28               13                3                1
August 2013...................         59               24                9                2                1
August 2014...................         55               20                7                1                *
August 2015...................         50               16                5                1                *
August 2016...................         46               14                4                *                *
August 2017...................         42               11                3                *                *
August 2018...................         38                9                2                *                *
August 2019...................         35                8                1                *                *
August 2020...................         32                6                1                *                *
August 2021...................         29                5                1                *                *
August 2022...................         26                4                1                *                *
August 2023...................         24                3                *                *                *
August 2024...................         21                3                *                *                *
August 2025...................         19                2                *                *                *
August 2026...................         17                2                *                *                *
August 2027...................         14                1                *                *                *
August 2028...................         12                1                *                *                *
August 2029...................         10                1                *                *                *
August 2030...................         8                 1                *                *                *
August 2031...................         6                 *                *                *                *
August 2032...................         4                 *                *                *                *
August 2033...................         2                 *                *                *                *
August 2034...................         1                 *                *                *                *
August 2035...................         *                 *                *                0                0
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.72             4.84             2.85             1.54             1.29
Weighted Average Life
(in years)(1)(2)                     10.58             4.52             2.62             1.44             1.21

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                                         S-155



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-2A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         94               82               70               52               46
August 2008...................         87               66               47               26               21
August 2009...................         82               53               32               13                8
August 2010...................         76               42               24                8                5
August 2011...................         71               34               18                5                2
August 2012...................         65               29               13                3                1
August 2013...................         61               24               10                2                1
August 2014...................         56               20                7                1                *
August 2015...................         51               17                5                1                *
August 2016...................         47               14                4                *                *
August 2017...................         43               12                3                *                *
August 2018...................         39               10                2                *                *
August 2019...................         36                8                2                *                *
August 2020...................         33                7                1                *                *
August 2021...................         30                5                1                *                *
August 2022...................         27                4                1                *                *
August 2023...................         25                4                *                *                *
August 2024...................         22                3                *                *                *
August 2025...................         20                2                *                *                *
August 2026...................         18                2                *                *                *
August 2027...................         15                1                *                *                *
August 2028...................         13                1                *                *                *
August 2029...................         11                1                *                *                *
August 2030...................         9                 1                *                *                *
August 2031...................         7                 *                *                *                *
August 2032...................         5                 *                *                *                *
August 2033...................         3                 *                *                *                *
August 2034...................         2                 *                *                *                *
August 2035...................         *                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.99             4.91             2.87             1.55              1.3
Weighted Average Life
(in years)(1)(2)                     10.81             4.56             2.63             1.44             1.22

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-156



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-2A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         94               82               70               52               46
August 2008...................         87               66               47               26               21
August 2009...................         82               53               32               13                8
August 2010...................         76               42               24                8                5
August 2011...................         71               34               18                5                2
August 2012...................         65               29               13                3                1
August 2013...................         61               24               10                2                1
August 2014...................         56               20                7                1                *
August 2015...................         51               17                5                1                *
August 2016...................         47               14                4                *                *
August 2017...................         43               12                3                *                *
August 2018...................         39               10                2                *                *
August 2019...................         36                8                2                *                *
August 2020...................         33                7                1                *                *
August 2021...................         30                5                1                *                *
August 2022...................         27                4                1                *                *
August 2023...................         25                4                *                *                *
August 2024...................         22                3                *                *                *
August 2025...................         20                2                *                *                *
August 2026...................         18                2                *                *                *
August 2027...................         15                1                *                *                *
August 2028...................         13                1                *                *                *
August 2029...................         11                1                *                *                *
August 2030...................         9                 1                *                *                *
August 2031...................         7                 *                *                *                *
August 2032...................         5                 *                *                *                *
August 2033...................         3                 *                *                *                *
August 2034...................         2                 *                *                *                *
August 2035...................         *                 *                *                *                0
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        10.99             4.91             2.87             1.55              1.3
Weighted Average Life
(in years)(1)(2)                     10.81             4.56             2.63             1.44             1.22

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-157



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-3A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         98               86               73               55               49
August 2008...................         95               73               52               29               23
August 2009...................         91               59               36               15               10
August 2010...................         85               48               27                9                5
August 2011...................         78               39               20                5                3
August 2012...................         73               32               15                3                2
August 2013...................         67               27               11                2                1
August 2014...................         62               23                8                1                *
August 2015...................         57               19                6                1                *
August 2016...................         52               16                4                *                *
August 2017...................         48               13                3                *                *
August 2018...................         44               11                2                *                *
August 2019...................         40                9                2                *                *
August 2020...................         37                7                1                *                *
August 2021...................         34                6                1                *                *
August 2022...................         31                5                1                *                *
August 2023...................         28                4                *                *                *
August 2024...................         25                3                *                *                *
August 2025...................         23                3                *                *                *
August 2026...................         20                2                *                *                *
August 2027...................         18                2                *                *                *
August 2028...................         16                1                *                *                *
August 2029...................         13                1                *                *                *
August 2030...................         11                1                *                *                *
August 2031...................         9                 1                *                *                *
August 2032...................         7                 *                *                *                *
August 2033...................         5                 *                *                *                *
August 2034...................         3                 *                *                *                *
August 2035...................         2                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        12.21             5.38             3.12             1.66             1.38
Weighted Average Life
(in years)(1)(2)                     11.93             4.99             2.85             1.53             1.29

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-158




                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                   Class II-3A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................         98               86               73               55               49
August 2008...................         95               73               52               29               23
August 2009...................         91               59               36               15               10
August 2010...................         85               48               27                9                5
August 2011...................         78               39               20                5                3
August 2012...................         73               32               15                3                2
August 2013...................         67               27               11                2                1
August 2014...................         62               23                8                1                *
August 2015...................         57               19                6                1                *
August 2016...................         52               16                4                *                *
August 2017...................         48               13                3                *                *
August 2018...................         44               11                2                *                *
August 2019...................         40                9                2                *                *
August 2020...................         37                7                1                *                *
August 2021...................         34                6                1                *                *
August 2022...................         31                5                1                *                *
August 2023...................         28                4                *                *                *
August 2024...................         25                3                *                *                *
August 2025...................         23                3                *                *                *
August 2026...................         20                2                *                *                *
August 2027...................         18                2                *                *                *
August 2028...................         16                1                *                *                *
August 2029...................         13                1                *                *                *
August 2030...................         11                1                *                *                *
August 2031...................         9                 1                *                *                *
August 2032...................         7                 *                *                *                *
August 2033...................         5                 *                *                *                *
August 2034...................         3                 *                *                *                *
August 2035...................         2                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        12.21             5.38             3.12             1.66             1.38
Weighted Average Life
(in years)(1)(2)                     11.93             4.99             2.85             1.53             1.29

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



                                                         S-159



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-B-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................        100               100              100              100              100
August 2008...................         99               99               99               86               80
August 2009...................         98               98               93               66               59
August 2010...................         98               98               69               39               32
August 2011...................         96               89               51               23               18
August 2012...................         95               75               38               14               10
August 2013...................         94               62               28                8                5
August 2014...................         92               52               21                5                3
August 2015...................         91               44               15                3                2
August 2016...................         89               36               11                2                1
August 2017...................         85               30                8                1                *
August 2018...................         81               25                6                1                *
August 2019...................         77               21                4                *                *
August 2020...................         71               17                3                *                *
August 2021...................         65               14                2                *                *
August 2022...................         59               11                2                *                *
August 2023...................         54                9                1                *                *
August 2024...................         48                7                1                *                *
August 2025...................         43                6                1                *                *
August 2026...................         38                5                *                *                *
August 2027...................         33                4                *                *                *
August 2028...................         29                3                *                *                *
August 2029...................         24                2                *                *                *
August 2030...................         20                2                *                *                *
August 2031...................         16                1                *                *                *
August 2032...................         12                1                *                *                *
August 2033...................         8                 *                *                *                *
August 2034...................         4                 *                *                *                *
August 2035...................         2                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.72             9.62             6.04             3.98             3.58
Weighted Average Life
(in years)(1)(2)                     17.3              8.72             5.36             3.42             3.01

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                                         S-160



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-B-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                    5%                15%              25%              40%              45%
------------------                    --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................        100               100              100              100              100
August 2008...................         99               99               99               86               80
August 2009...................         98               98               93               66               59
August 2010...................         98               98               69               39               32
August 2011...................         96               89               51               23               18
August 2012...................         95               75               38               14               10
August 2013...................         94               62               28                8                5
August 2014...................         92               52               21                5                3
August 2015...................         91               44               15                3                2
August 2016...................         89               36               11                2                1
August 2017...................         85               30                8                1                *
August 2018...................         81               25                6                1                *
August 2019...................         77               21                4                *                *
August 2020...................         71               17                3                *                *
August 2021...................         65               14                2                *                *
August 2022...................         59               11                2                *                *
August 2023...................         54                9                1                *                *
August 2024...................         48                7                1                *                *
August 2025...................         43                6                1                *                *
August 2026...................         38                5                *                *                *
August 2027...................         33                4                *                *                *
August 2028...................         29                3                *                *                *
August 2029...................         24                2                *                *                *
August 2030...................         20                2                *                *                *
August 2031...................         16                1                *                *                *
August 2032...................         12                1                *                *                *
August 2033...................         8                 *                *                *                *
August 2034...................         4                 *                *                *                *
August 2035...................         2                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.72             9.62             6.04             3.98             3.58
Weighted Average Life
(in years)(1)(2)                     17.3              8.72             5.36             3.42             3.01

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                                         S-161



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-B-3
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%                15%              25%              40%              45%
------------------                   --                ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
August 2007...................        100               100              100              100              100
August 2008...................         99               99               99               86               80
August 2009...................         98               98               93               66               59
August 2010...................         98               98               69               39               32
August 2011...................         96               89               51               23               18
August 2012...................         95               75               38               14               10
August 2013...................         94               62               28                8                5
August 2014...................         92               52               21                5                3
August 2015...................         91               44               15                3                2
August 2016...................         89               36               11                2                1
August 2017...................         85               30                8                1                *
August 2018...................         81               25                6                1                *
August 2019...................         77               21                4                *                *
August 2020...................         71               17                3                *                *
August 2021...................         65               14                2                *                *
August 2022...................         59               11                2                *                *
August 2023...................         54                9                1                *                *
August 2024...................         48                7                1                *                *
August 2025...................         43                6                1                *                *
August 2026...................         38                5                *                *                *
August 2027...................         33                4                *                *                *
August 2028...................         29                3                *                *                *
August 2029...................         24                2                *                *                *
August 2030...................         20                2                *                *                *
August 2031...................         16                1                *                *                *
August 2032...................         12                1                *                *                *
August 2033...................         8                 *                *                *                *
August 2034...................         4                 *                *                *                *
August 2035...................         2                 *                *                *                *
August 2036...................         0                 0                0                0                0
Weighted Average Life
(in years)(1)                        17.72             9.62             6.04             3.98             3.58
Weighted Average Life
(in years)(1)(2)                     17.3              8.72             5.36             3.42             3.01

------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class I-X, Class II-X-1 and Class II-X-2 certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related sub-loan group. The related yield to maturity on such interest-only certificates may fluctuate significantly over time, because the notional amount of the Class I-X certificates is equal to the aggregate stated principal balance of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500% per annum; the notional amount of the Class II-X-1 certificates is equal to the certificate principal balance of the Class II-3A-1 certificates; and the notional amount of the Class II-X-2 certificates is equal to the certificate principal balance of the Class II-3A-2 certificates. Investors in these interest-only certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related sub-loan group could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in a sub-loan group on each distribution date during the first five years after the closing date, in the case of the group I mortgage loans, and during the first ten years after the closing date, in the case of the group II mortgage loans, will be allocated to the related classes of senior certificates.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the interest-only certificates to various constant rates of prepayment on the related mortgage loans, by projecting the monthly aggregate payments on the interest-only certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The respective yields are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the related mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the respective aggregate purchase price for the interest-only certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such interest-only certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


        PRE-TAX YIELD TO MATURITY OF THE CLASS I-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

 ASSUMED PURCHASE PRICE       0%        10%        20%        30%         40%         50%         60%
-----------------------   ---------  --------   ---------   --------   ---------   --------    --------
      [__________]*         [___]%    [___]%      [___]%     [___]%      [___]%      [___]%      [___]%

      PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-1 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

 ASSUMED PURCHASE PRICE       5%        15%        25%        40%         45%
-----------------------   ---------  --------   ---------   --------   ---------
      [__________]*         [___]%    [___]%      [___]%     [___]%      [___]%

     PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-2 CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

 ASSUMED PURCHASE PRICE       5%        15%        25%        40%         45%
-----------------------   ---------  --------   ---------   --------   ---------
      [__________]*         [___]%    [___]%      [___]%     [___]%      [___]%


(*)  Approximate


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the interest-only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the interest-only certificates, and thus do not reflect the return on any investment in the interest-only certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest-only certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the interest-only certificates.

         There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the interest-only certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans in the related sub-loan group could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the interest-only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

SENSITIVITY OF THE CLASS I-PO CERTIFICATES

         The Class I-PO certificates will be "principal-only" certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Class I-PO certificates.

         As described above under "Description of the Certificates--Distributions on the Group I Certificates" in this free writing prospectus, the Class I-PO Certificate Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in loan group I. The Discount Mortgage Loans will have lower net mortgage rates than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class I-PO certificates.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class I-PO certificates (expressed as a percentage of its initial certificate principal balance) is [_____]%.

                       Sensitivity of the Class I-PO Certificates to Prepayments
                                   (Pre-tax Yields to Maturity)


                                                                  PERCENTAGE OF CPR
                                ---------------------------------------------------------------------------------
CLASS                              0%          10%         20%        30%         40%         50%          60%
-----                           --------   ---------    --------    --------    --------    --------     --------
Class I-PO..................     [____]%     [____]%     [____]%     [____]%     [____]%     [____]%      [____]%


         It is unlikely that all of the Discount Mortgage Loans will have the precise characteristics described in this free writing prospectus or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class I-PO certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class I-PO certificates or as to the yield on the Class I-PO certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-PO certificates.


ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund and the yield maintenance account) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, exclusive of any rights to receive, or obligations to make, payments in respect of Carry-forward Shortfall Amounts, Coupon Strips, and/or payments under a yield maintenance agreement, will represent regular interests in a REMIC. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to

110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest. In addition, each holder of a Certificate entitled to receive, or obligated to make, payments in respect of Carry-forward Shortfall Amounts, Coupon Strips, and/or payments under a yield maintenance agreement is deemed to own an undivided beneficial interest in the right to receive, or obligation to make, such payments (each such interest a "Derivative Interest"). The Derivative Interests are not included in any REMIC.

         The treatment of amounts received or paid by a certificateholder with respect to such Derivative Interests, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Interests must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Interests in accordance with the relative fair market values of each of those property rights (including negative value, in the case of an obligation to make a payment). No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Interests will be included in income based on, and the purchase prices allocated to each such Derivative Interests may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of such certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the related offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the yield maintenance provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch.

                                Rating
                    ----------------------------------
      Class         Standard and Poor's          Fitch
      -----         -------------------          -----
      I-A-1A                AAA                   AAA
      I-A-1B                AAA                   AAA
      I-A-1C                AAA                   AAA

       I-PO                 AAA                   AAA
      I-A-2A                AAA                   AAA
      I-A-2B                AAA                   AAA
      I-A-3                 AAA                   AAA
       I-X                  AAA                   AAA
      I-B-1                  AA                    AA
      I-B-2                  A                     A
      I-B-3                 BBB                   BBB
     II-1A-1                AAA                   AAA
     II-1A-2                AAA                   AAA
     II-2A-1                AAA                   AAA
     II-2A-2                AAA                   AAA
     II-3A-1                AAA                   AAA
      II-X-1                AAA                   AAA
     II-3A-2                AAA                   AAA
      II-X-2                AAA                   AAA
      II-B-1                 AA                    AA
      II-B-2                 A                     A
      II-B-3                BBB                   BBB


         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Carry-forward Shortfall Amounts or yield maintenance payments to the Class II-3A-2 Certificates.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will have been filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         Below are abbreviated definitions of certain significant terms used in this free writing prospectus. Capitalized terms used in this free writing prospectus but not defined in this free writing prospectus shall have the meanings assigned to them in the accompanying prospectus. The pooling and servicing agreement and the yield maintenance agreement may each contain more complete definitions of the terms used in this free writing prospectus and reference should be made to those agreements for a more complete understanding of these terms.

         "Accrued Certificate Interest" means either Group I Accrued Certificate Interest or Group II Accrued Certificate Interest, as applicable.

         "Actual Monthly Payments," for any mortgage loan in a sub-loan group and each Due Period, means the actual monthly payments of principal and interest received during such month on such mortgage loan.

         "Adjusted Rate Cap," with respect to each class of Class II-A Certificates in a sub-loan group, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the sum of (i) with respect to sub-loan group II-3, the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, and (ii) the interest payable to the related interest-only certificates, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         With respect to each class of Class II-B Certificates, each distribution date and the related Due Period, the weighted average of the Adjusted Rate Caps of the related Class A Certificates in the related sub-loan group (without any exclusion for the interest payable to the related interest-only certificates), weighted in proportion to the excess of the aggregate Stated Principal Balance of each such sub-loan group over the aggregate Certificate Principal Balance of the Class II-A Certificates related to such sub-loan group.

         "Aggregate Subordinate Optimal Principal Amount," with respect to a loan group, is the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all sub-loan groups in such loan group.

         "Allocable Share" means either Group I Allocable Share or Group II Allocable Share, as applicable.

         "Available Funds" means either Group I Available Funds or Group II Available Funds, as applicable.

         "Carry-forward Amount," if on any distribution date the pass-through rate for the Class II-3A-2 certificates is based upon the related interest rate cap, means the excess, if any, of:

                  1. The amount of Accrued Certificate Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related margin and (ii) 10.50%, over

                  2. The amount of Accrued Certificate Interest on such class calculated using a pass-though rate equal to the related interest rate cap for such distribution date.

         "Carry-forward Shortfall Amount," as of any distribution date for the Class II-3A-2 certificates, means the sum of the Carry-forward Amount for such distribution date and the Carry-forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related margin and (ii) 10.50%, for such distribution date.

         "Certificate Principal Balance," with respect to any certificate (other than the Class I-X Certificates) as of any distribution date, will equal such certificate's initial principal amount on the closing date, plus (in the case of the group II certificates, other than the Class II-1A and Class II-2A Certificates) the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such certificate (other than an interest-only certificate), as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this free writing prospectus, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such certificate, and (3) solely in the case of the subordinate certificates, such certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

         "Class I-PO Certificate Deferred Amount" means, as to each distribution date through the Cross-over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in sub-loan group I-1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior distribution dates.

         "Class I-PO Certificate Principal Distribution Amount," The Class PO Certificates shall be entitled to distributions from sub-loan group I-1. With respect to each distribution date, the Class I-PO Certificate Principal Distribution Amount will be an amount equal to the sum of:

                  (i) the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in sub-loan group I-1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the PO Percentage of the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

                  (iii) the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in sub-loan group I-1 received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the PO Percentage of the sum of (A) all net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Discount Mortgage Loan in sub-loan group I-1 purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the stated principal balance of each

         Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Mortgage Loan in sub-loan group I-1 that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

                  (v) the PO Percentage of the sum of (a) the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was repurchased by the seller in connection with such distribution date and
         (b) the difference, if any, between the stated principal balance of a Discount Mortgage Loan in sub-loan group I-1 that has been replaced by the seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such distribution date and the stated principal balance of such substitute Discount Mortgage Loan.

         "Class Prepayment Distribution Trigger" means either Group I Class Prepayment Distribution Trigger or Group II Class Prepayment Distribution Trigger, as applicable.

         "Coupon Strip" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this free writing prospectus.

         "Cross-Over Date" means either Group I Cross-Over Date or Group II Cross-Over Date, as applicable.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this free writing prospectus.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Final Maturity Reserve Account" means an account established by the Securities Administrator pursuant to the pooling and servicing agreement for the distributions of Coupon Strips.

         "Final Maturity Reserve Fund Target" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this free writing prospectus.

         "Group I Accrued Certificate Interest," with respect to the group I certificates of any class (other than the Class I-PO certificates) on any distribution date, is equal to the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount, as applicable, of such certificate immediately prior to such distribution date, less (1) in the case of a group I senior certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans, and (2) in the case of a group I subordinate certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer,
(b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related mortgage loans. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I senior certificates in the related certificate group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the group I certificates (other than the Class I-PO certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such certificate has been reduced to zero.

         "Group I Allocable Share," with respect to any class of Class I-B Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the related Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class I-B Certificates (other than the class of Class I-B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses
(2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Class I-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Class I-B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class I-B Certificates, in the order of their numerical class designations.

         "Group I Available Funds," for any distribution date and each sub-loan group included in loan group I, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related sub-loan group, (2) any Monthly Advances and payments of Compensating Interest made by the Master Servicer or the Servicer for such distribution date in respect of the related mortgage loans, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another sub-loan group in accordance with paragraph
(E) under "Description of the Certificates--Distributions on the Group I Certificates" in this free writing prospectus, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicer, the securities administrator, the trustee, any primary mortgage insurer and any custodian as provided in the pooling and servicing agreement and (y) investment earnings on amounts on deposit in the distribution account.

         "Group I Class Prepayment Distribution Trigger," is a test, which shall be satisfied for a class of group I subordinate certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of group I subordinate certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group I mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date.

         "Group I Cross-Over Date" is the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero.

         "Group I Senior Optimal Principal Amount," with respect to each sub-loan group included in loan group I and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificate group immediately prior to such distribution date):

         (1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a related Cross-Over
                  Date);

         (2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related sub-loan group;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related sub-loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related sub-loan group in accordance with paragraph (F) under "Description of the Certificates--Distributions on the Group I Certificates" in this free writing prospectus; and

         (6) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

         "Group I Senior Percentage," with respect to each certificate group related to a sub-loan group in loan group I and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO certificates) in the related certificate group by the aggregate Stated Principal Balance of the group I mortgage loans in the related sub-loan group (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Group I Senior Percentage for each certificate group related to a sub-loan group in loan group I will be equal to approximately 86.80%.

         "Group I Senior Prepayment Percentage" means the Senior Prepayment Percentage for the group I senior certificates (other than the Class I-X and Class I-PO certificates) of each certificate group related to a sub-loan group in loan group I, on any distribution date occurring during the periods set forth below will be as follows:


Period (dates inclusive)                Group I Senior Prepayment Percentage
------------------------------------    ---------------------------------------------------------------

September 2006 - August 2011            100%

September 2011 - August 2012            Senior Percentage for the related Senior  Certificates plus 70%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2012 - August 2013            Senior Percentage for the related Senior  Certificates plus 60%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2013 - August 2014            Senior Percentage for the related Senior  Certificates plus 40%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2014 - August 2015            Senior Percentage for the related Senior  Certificates plus 20%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2015 and thereafter           Senior Percentage for the related senior certificates.


         No scheduled reduction to the Group I Senior Prepayment Percentage for the related certificate group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group I mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group I subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the group I mortgage loans in all sub-loan groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including September 2011 and August 2012, (b) 35% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including September 2012 and August 2013, (c) 40% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including September 2013 and August 2014, (d) 45% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including September 2014 and August 2015, and (e) 50% of the Original Group I Subordinate Principal Balance if such distribution date occurs during or after September 2015.

         "Group I Subordinate Certificate Writedown Amount," with respect to the group I subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the group I certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the group I certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group I mortgage loans on the Due Date related to such distribution date.

         "Group I Subordinate Optimal Principal Amount," with respect to any sub-loan group of loan group I and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the group I subordinate certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related sub-loan group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the group I senior certificates in the related certificate group pursuant to clause (4) of the definition of "Group I Senior Optimal Principal Amount" and "Class I-PO Certificate Principal Distribution Amount" on such distribution date;

         (5) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO certificates) in the related certificate group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such group I senior certificates.

         "Group I Subordinate Percentage," as of any distribution date and with respect to any sub-loan group included in loan group I, equals 100% minus the related Senior Percentage for the related certificate group.

         "Group I Subordinate Prepayment Percentage," with respect to any sub-loan group included in loan group I, and as of any distribution date, will equal 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.

         "Group II Accrued Certificate Interest," with respect to the group II certificates of any class on any distribution date, is equal to the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount, as applicable, of such certificate immediately prior to such distribution date, less (1) in the case of a group II senior certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans, (2) in the case of a group II subordinate certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and
(c) the interest portion of any Realized Losses on the related mortgage loans, and (3) in the case of the Class II-X-2 Certificates, the amount of any Carry-forward Shortfall Amount for the Class II-3A-2 certificates for such distribution date. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group II senior certificates in the related certificate group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group II subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the group II certificates (other than the Class II-3A-2 certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class II-3A-2 certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such certificate has been reduced to zero.

         "Group II Allocable Share," with respect to any class of Class II-B Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the related Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class II-B Certificates (other than the class of Class II-B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses
(2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Class II-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Class II-B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class II-B Certificates, in the order of their numerical class designations.

         "Group II Available Funds," for any distribution date and each sub-loan group included in loan group II, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the related mortgage loans, (2) any Monthly Advances and payments of Compensating Interest made by the Master Servicer or the Servicer for such distribution date in respect of the mortgage loans in the related sub-loan group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another sub-loan group in accordance with paragraph (E) under "Description of the Certificates--Distributions on the Group II Certificates" in this free writing prospectus, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicer, the securities administrator, the trustee, the LPMI Insurer and any custodian as provided in the pooling and servicing agreement and (y) investment earnings on amounts on deposit in the distribution account.

         "Group II Class Prepayment Distribution Trigger," is a test, which shall be satisfied for a class of group II subordinate certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of group II subordinate certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date.

         "Group II Cross-Over Date" is the distribution date on which the Certificate Principal Balances of the group II subordinate certificates are reduced to zero.

         "Group II Senior Optimal Principal Amount," with respect to each sub-loan group included in loan group II and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificate group immediately prior to such distribution date):

         (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a related Cross-Over Date);

         (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related sub-loan group;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the

                  Stated Principal Balance of each such mortgage loan in the related sub-loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related sub-loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause
                  (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related sub-loan group in accordance with paragraph (F) under "Description of the Certificates--Distributions on the Group II Certificates" in this free writing prospectus; and

         (6) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

         "Group II Senior Percentage," with respect to each certificate group related to a sub-loan group in loan group II and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the group II senior certificates in the related certificate group by the aggregate Stated Principal Balance of the group II mortgage loans in the related sub-loan group as of the beginning of the related Due Period. The initial Group II Senior Percentage for each certificate group related to a sub-loan group in loan group II will be equal to approximately 84.00%.

         "Group II Senior Prepayment Percentage" means the Senior Prepayment Percentage for the group II senior certificates (other than the group II interest-only certificates) of each certificate group related to a sub-loan group in loan group II, on any distribution date occurring during the periods set forth below will be as follows:


Period (dates inclusive)                Group II Senior Prepayment Percentage
-------------------------------------   ---------------------------------------------------------------
September 2006 - August 2016            100%

September 2016 - August 2017            Senior Percentage for the related Senior  Certificates plus 70%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2017 - August 2018            Senior Percentage for the related Senior  Certificates plus 60%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2018 - August 2019            Senior Percentage for the related Senior  Certificates plus 40%
                                        of the Subordinate Percentage for the related sub-loan group.



                                     S-183


September 2019 - August 2020            Senior Percentage for the related Senior  Certificates plus 20%
                                        of the Subordinate Percentage for the related sub-loan group.

September 2020 and thereafter           Senior Percentage for the related senior certificates.


         No scheduled reduction to the Group II Senior Prepayment Percentage for the related certificate group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group II subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans in all sub-loan groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including September 2016 and August 2017, (b) 35% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including September 2017 and August 2018, (c) 40% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including September 2018 and August 2019, (d) 45% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including September 2019 and August 2020, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after September 2020.

         In addition, if on any distribution date the weighted average of the Group II Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Group II Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group II mortgage loans in all sub loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group II subordinate certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in August 2009, cumulative Realized Losses on the group II mortgage loans in all sub loan groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the distribution date occurring in August 2009, cumulative Realized Losses on the group II mortgage loans in all sub-loan groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Group II Senior Prepayment Percentage for the related group II senior certificates for such distribution date will equal the Group II Senior Percentage for the related certificate group; provided, however, if on such distribution date the Group II Subordinate Percentage for the related sub-loan group is equal to or greater than two times the initial Group II Subordinate Percentage on or prior to the distribution date occurring in August 2009 and the above delinquency and loss tests are met, then the Group II Senior Prepayment Percentage for the group II senior certificates in the related certificate group for such distribution date, will equal the Group II Senior Percentage for such certificates plus 50% of the related Group II Subordinate Percentage on such distribution date.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the related Senior Prepayment Percentage with respect to all the group II senior certificates for such distribution date will equal 100%.

         "Group II Subordinate Certificate Writedown Amount," with respect to the group II subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the group II certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the group II certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to such distribution date.

         "Group II Subordinate Optimal Principal Amount," with respect to any sub-loan group of loan group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the group II subordinate certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related sub-loan group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the group II senior certificates in the related certificate group pursuant to clause (4) of the definition of "Group II Senior Optimal Principal Amount" on such distribution date;

         (5)      the related Subordinate Prepayment Percentage of the sum of
                  (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the group II senior certificates (other than the group II interest-only certificates) in the related certificate group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such group II senior certificates.

         "Group II Subordinate Percentage," as of any distribution date and with respect to any sub-loan group included in loan group II, is 100% minus the related Senior Percentage for the related certificate group.

         "Group II Subordinate Prepayment Percentage," with respect to any sub-loan group included in loan group II, and as of any distribution date, is 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the mortgage loans in sub-loan group II-3, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to the related sub-loan group, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of senior certificates related to sub-loan group II-3 (other than Class II-X Certificates) and the group II subordinate certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

         With respect to any class of Class II-X Certificates as of any distribution date, means the difference, if any, between (1) the proportionate amount of Net Deferred Interest on the related mortgage loans during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the related certificates (other than the Class II-X Certificates) on such distribution date.

         "Non-PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, the related net mortgage rate divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 100%.

         "PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, 5.50% minus the related net mortgage rate, divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 0%.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by a related servicer, the period that is provided in the related servicing agreement.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Senior Optimal Principal Amount" means either Group I Senior Optimal Principal Amount or Group II Senior Optimal Principal Amount, as applicable.

         "Senior Percentage" means either Group I Senior Percentage or Group II Senior Percentage, as applicable.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amount of any net deferred interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date (in the case of the mortgage loans serviced by servicers other than EMC) or the last day of the calendar month immediately preceding such distribution date (in the case of group I mortgage loans serviced by EMC), and

                  o any Realized Loss thereon incurred during the related Due Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Senior Prepayment Percentage" means either Group I Senior Prepayment Percentage or Group II Senior Prepayment Percentage, as applicable.

         "Sub-loan group I-1 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than 5.5000% per annum and less than 6.0000% per annum, a fraction, (x) the numerator of which is equal to 6.0000% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.5000%.

         "Sub-loan group I-2A Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than 5.5000% per annum and less than 6.0000% per annum, a fraction, (x) the numerator of which is equal to net mortgage rate minus 5.5000% of such mortgage loan, and (y) the denominator of which is equal to 0.5000%.

         "Sub-loan group I-2B Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than 6.0000% per annum and less than 6.5000% per annum, a fraction, (x) the numerator of which is equal to 6.5000% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.5000%.

         "Sub-loan group I-3 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than 6.0000% per annum and less than 6.5000% per annum, a fraction, (x) the numerator of which is equal to the net mortgage rate of such mortgage loans minus 6.0000%, and (y) the denominator of which is equal to 0.5000%.

         "Subordinate Certificate Writedown Amount" means either Group I Subordinate Certificate Writedown Amount or Group II Subordinate Certificate Writedown Amount, as applicable.

         "Subordinate Optimal Principal Amount" means either Group I Subordinate Optimal Principal Amount or Group II Subordinate Optimal Principal Amount, as applicable.

         "Subordinate Percentage" means either Group I Subordinate Percentage or Group II Subordinate Percentage, as applicable.

         "Subordinate Prepayment Percentage" means either Group I Subordinate Prepayment Percentage or Group II Subordinate Prepayment Percentage, as applicable.

                             INDEX OF DEFINED TERMS

1-year CMT ................................................................S-46
1-year LIBOR ..............................................................S-48
6-month LIBOR .............................................................S-48
BSFP .....................................................................S-119
Certificate Principal Balance ............................................S-175
Certificate Registrar ......................................................S-6
Class 1-PO Certificate Deferred Amount ...................................S-175
Class 1-PO Certificate Principal Distribution Amount .....................S-175
Clearstream ...............................................................S-95
Closing Date ...............................................................S-6
Code .....................................................................S-165
collateral value ..........................................................S-45
Compensating Interest .....................................................S-91
Contributions Tax ........................................................S-l67
CSSF ......................................................................S-97
Cut-Off Date ...............................................................S-6
Depositor ..................................................................S-S
Distribution Account ......................................................S-89
DTC ...................................................................... S-95
Due Period ...............................................................S-176
ERISA ....................................................................S-168
Euroclear .................................................................S-95
Exemption ................................................................S-168
final scheduled distribution date ........................................S-132
Financial Intermediary ....................................................S-96
Fiscal Quarter ...........................................................S-125
hybrid mortgage loans ......................................................S-7
Insurance Proceeds .......................................................S-186
interest adjustment date ..................................................S-46 interest rate cap .........................................................S-16
Issuing Entity .............................................................S-6
LIBOR business day .......................................................S-118
Liquidation Proceeds .....................................................S-186
Master Servicer ............................................................S-6
MOM loan ..................................................................S-50
net mortgage rate ........................................................S-117
offered certificates ......................................................S-95
optional termination date ..........................................S-16, S-124
Originators ................................................................S-S
Paying Agent ...............................................................S-6
Plan ......................................................................S-2i
Plan Asset Regulations ...................................................S-168
Plan(s) ..................................................................S-168
Pooling and Servicing Agreement ............................................S-6
Prepayment Interest Shortfall ............................................S-9 1
Prepayment Period ........................................................S-186
Prohibited Transactions Tax ..............................................S-167
Projected Principal Balances .............................................S-120
PTE ......................................................................S-168

Realized Loss ............................................................S-186
Reference Banks ..........................................................S-118
Relief Act ...............................................................S-187
residual certificates .....................................................S-95
residual interest .........................................................S-21
Rules .....................................................................S-96
Securities Administrator ...................................................S-6
senior certificates .......................................................S-95
Servicers ..................................................................S-6
servicing agreements ......................................................S-80
SMMEA ....................................................................S-171
Sponsor ....................................................................S-5
Standard & Poor's .........................................................S-22
Stated Principal Balance .................................................S-187
Strike Price .............................................................S-120
subordinate certificates ..................................................S-95
Subsequent Recovery ......................................................S-114
Swap Provider ..............................................................S-6
Tax Counsel ..............................................................S-165
The Certificates ...........................................................S-5
Trustee ....................................................................S-6
VRU .......................................................................S-85
Yield Maintenance Account ................................................S-l19
yield maintenance agreements ..............................................S-20

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of August 1, 2006.

                 MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                                        AGGREGATE SCHEDULED
                                            NUMBER OF    PRINCIPAL BALANCE
                                             MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
MORTGAGE RATES(%)                              LOANS        CUT-OFF DATE         POOL
------------------------                    ---------   -------------------  -------------
     3.501         --     4.000                  2     $          348,916       0.18%
     4.001         --     4.500                  3                547,495       0.28
     4.501         --     5.000                 16              2,856,138       1.47
     5.001         --     5.500                 78             15,389,640       7.94
     5.501         --     6.000                241             43,952,119      22.67
     6.001         --     6.500                280             47,896,615      24.71
     6.501         --     7.000                208             31,541,466      16.27
     7.001         --     7.500                171             24,132,051      12.45
     7.501         --     8.000                 72             10,179,217       5.25
     8.001         --     8.500                 50              4,465,396       2.30
     8.501         --     9.000                 30              3,994,646       2.06
     9.001         --     9.500                 22                792,281       0.41
     9.501         --    10.000                 38              1,647,816       0.85
    10.001         --    10.500                 24                933,636       0.48
    10.501         --    11.000                 29              1,358,227       0.70
    11.001         --    11.500                 15                767,141       0.40
    11.501         --    12.000                 19                960,311       0.50
    12.001         --    12.500                 10                640,178       0.33
    12.501         --    13.000                 14                515,217       0.27
    13.001         --    13.500                 11                389,245       0.20
    13.501         --    14.000                  6                256,445       0.13
    14.001         --    14.500                  2                 66,569       0.03
    14.501         --    15.000                  1                 32,751       0.02
    15.001         --    15.500                  4                156,814       0.08
    16.001          or Greater                   1                 35,043       0.02
                                            ----------------------------------------------
                   Total                     1,347     $      193,855,373     100.00%
                                            ==============================================


         As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.700% per annum.


       ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP I

                                                        AGGREGATE SCHEDULED
                                            NUMBER OF    PRINCIPAL BALANCE
ORIGINAL COMBINED LOAN-TO-                   MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
VALUE RATES (%)                               LOANS        CUT-OFF DATE           POOL
------------------------                    ---------   -------------------  -------------
     0.01          --    10.00                   2     $          112,116       0.06 %
    10.01          --    20.00                   5                454,997       0.23
    20.01          --    30.00                  10              1,894,165       0.98
    30.01          --    40.00                  20              3,627,425       1.87
    40.01          --    50.00                  28              5,231,045       2.70
    50.01          --    60.00                  53             11,091,621       5.72
    60.01          --    70.00                 114             24,736,761      12.76
    70.01          --    80.00                 466             82,321,843      42.47
    80.01          --    90.00                 159             19,230,704       9.92
    90.01          --    100.00                440             40,072,957      20.67
   100.01          --    110.00                 40              4,449,260       2.30
   110.01          --    120.00                  7                331,451       0.17
   120.01         or  Greater                    3                301,029       0.16
                                            ----------------------------------------------
                       Total                 1,347     $      193,855,373     100.00 %
                                            ==============================================

         As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 78.62%.


                                      A-1

          SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE SCHEDULED
                                     NUMBER OF     PRINCIPAL BALANCE
SCHEDULED                             MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
PRINCIPAL BALANCE ($)                    LOANS         CUT-OFF DATE           POOL
--------------------------------     ---------   -------------------  -------------
     1             --     50,000           256  $          8,224,486       4.24 %
     50,001        --    100,000           354            26,588,915      13.72
     100,001       --    150,000           315            38,968,051      20.10
     150,001       --    200,000           155            26,786,251      13.82
     200,001       --    250,000            88            19,785,498      10.21
     250,001       --    300,000            55            15,076,659       7.78
     300,001       --    350,000            30             9,666,287       4.99
     350,001       --    400,000            28            10,506,147       5.42
     400,001       --    450,000            12             5,092,777       2.63
     450,001       --    500,000            17             8,150,562       4.20
     500,001       --    550,000             6             3,132,388       1.62
     550,001       --    600,000             8             4,514,412       2.33
     600,001       --    650,000            10             6,327,215       3.26
     650,001       --    700,000             2             1,330,315       0.69
     700,001       --    750,000             3             2,173,458       1.12
     750,001          or Greater             8             7,531,951       3.89
                                     ----------------------------------------------
                       Total             1,347  $        193,855,373     100.00 %
                                     ==============================================

         As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $143,619.


                 CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP I*

                                                 AGGREGATE SCHEDULED
                                     NUMBER OF     PRINCIPAL BALANCE
                                      MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
RANGE OF CREDIT SCORES                LOANS         CUT-OFF DATE           POOL
--------------------------------     ---------   -------------------  -------------
           1       --        500            80  $          7,787,588       4.02 %
         501       --        520            56             5,405,331       2.79
         521       --        540            63             7,161,010       3.69
         541       --        560            73             9,033,240       4.66
         561       --        580            76             8,709,682       4.49
         581       --        600            65             8,076,639       4.17
         601       --        620            66             9,280,002       4.79
         621       --        640           101            12,882,475       6.65
         641       --        660           109            16,599,398       8.56
         661       --        680           100            13,539,642       6.98
         681       --        700           112            19,327,563       9.97
         701       --        720           127            18,667,531       9.63
         721       --        740            87            15,325,369       7.91
         741       --        760            76            14,864,338       7.67
         761       --        780            75            14,144,585       7.30
         781       --        800            56             9,354,838       4.83
         801          or Greater            25             3,696,144       1.91
                                     ----------------------------------------------
                          Total                1,347  $        193,855,373  100.00 %
                                     ==============================================

         As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 665.

         *Based upon the most recently available data.

                                      A-2

         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP I

                                                 AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE
                                     MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION              LOANS         CUT-OFF DATE           POOL
--------------------------------  ------------   -------------------  -------------
Alabama                               15         $     3,611,411             1.86 %
Arizona                               63               8,130,960             4.19
Arkansas                               2                 288,604             0.15
California                           120              29,487,354            15.21
Colorado                              28               3,733,600             1.93
Connecticut                           20               2,856,692             1.47
Delaware                               8               1,159,264             0.60
District of Columbia                   2                 654,502             0.34
Florida                              147              22,636,152            11.68
Georgia                              109              13,041,902             6.73
Hawaii                                 6                 925,305             0.48
Idaho                                 10               1,832,634             0.95
Illinois                              20               3,735,393             1.93
Indiana                               17               1,586,906             0.82
Iowa                                   8                 715,233             0.37
Kansas                                 4                 264,676             0.14
Kentucky                              12               1,199,349             0.62
Louisiana                             62               8,704,776             4.49
Maine                                  2                 190,502             0.10
Maryland                              20               3,934,815             2.03
Massachusetts                         12               3,805,518             1.96
Michigan                              25               2,138,152             1.10
Minnesota                             31               3,953,743             2.04
Mississippi                           10               1,289,252             0.67
Missouri                              18               1,525,037             0.79
Montana                                6               1,232,097             0.64
Nebraska                               5                 153,232             0.08
Nevada                                37               3,847,560             1.98
New Hampshire                          2                 355,497             0.18
New Jersey                            24               5,053,140             2.61
New Mexico                            17               1,984,823             1.02
New York                              33               7,452,246             3.84
North Carolina                        62               8,610,597             4.44
North Dakota                           1                  99,607             0.05
Ohio                                  44               3,201,730             1.65
Oklahoma                              11                 808,069             0.42
Oregon                                27               4,341,408             2.24
Pennsylvania                          28               3,603,119             1.86
South Carolina                        54               4,174,533             2.15
South Dakota                           4                 637,128             0.33
Tennessee                             37               4,370,823             2.25
Texas                                 86               9,584,071             4.94
Utah                                  16               1,675,642             0.86
Virginia                              30               3,767,202             1.94
Washington                            40               6,255,567             3.23
Wisconsin                             11               1,139,240             0.59
Wyoming                                1                 106,311             0.05
                                   ------------------------------------------------
              Total                1,347         $   193,855,373           100.00 %
                                   ================================================



             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP I

                                                 AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE
                                     MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
PROPERTY TYPE                         LOANS         CUT-OFF DATE           POOL
--------------------------------  ------------   -------------------  -------------
2-4 Family                                  45   $         7,975,561           4.11 %
Condominium                                121            14,290,702           7.37
Manufactured Home                            5             1,086,441           0.56
Mixed use                                    1               219,841           0.11
PUD                                        114            15,408,404           7.95
Single Family                            1,051           153,798,058          79.34
Townhouse                                   10             1,076,367           0.56
                                   ------------------------------------------------
              Total                      1,347   $        193,855,373  100.00 %
                                   ================================================


                                      A-3

               OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I

                                     AGGREGATE SCHEDULED
                        NUMBER OF     PRINCIPAL BALANCE
                         MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
OCCUPANCY STATUS          LOANS         CUT-OFF DATE           POOL
--------------------  ------------   -------------------  -------------
Investor                       210  $         24,684,974          12.73 %
Owner Occupied               1,031           155,561,422          80.25
Second Home                    106            13,608,976           7.02
                      -------------------------------------------------
       Total                 1,347  $        193,855,373         100.00 %
                      =================================================

*Based  upon   representations   of  the  related  mortgagors  at  the  time  of
origination.


       REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                 AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE
                                     MORTGAGE     OUTSTANDING AS OF  % OF MORTGAGE
STATED REMAINING TERM                 LOANS         CUT-OFF DATE           POOL
--------------------------------  ------------   -------------------  -------------
49          --    60                         2   $            88,052           0.05 %
61          --   120                         7               328,823           0.17
121         --   180                       231            18,233,470           9.41
181         --   240                        34             2,751,719           1.42
241         --   300                        66             5,966,879           3.08
301         --   360                     1,007           166,486,430          85.88
                                   ------------------------------------------------
                      Total              1,347  $        193,855,373  100.00 %
                                   ================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 326 months.

                  LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
LOAN PURPOSE                        LOANS         CUT-OFF DATE           POOL
------------------------------  ------------   -------------------  -------------
Cash-Out Refinance                       320  $         56,080,244         28.93 %
Purchase                                 851           109,168,117         56.31
Rate/Term Refinance                      176            28,607,012         14.76
                                -------------------------------------------------
         Total                         1,347  $        193,855,373        100.00 %
                                =================================================


             MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
MAXIMUM MORTGAGE INTEREST         NUMBER OF     PRINCIPAL BALANCE
-------------------------          MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RATE (%)                            LOANS         CUT-OFF DATE           POOL
----------                      ------------   -------------------  -------------
FIXED                                  1,347   $       193,855,373        100.00 %
                                ------------   -------------------  -------------
         Total                         1,347   $       193,855,373        100.00 %
                                ============   ===================  =============


                                      A-4

             MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
MINIMUM MORTGAGE INTEREST         NUMBER OF     PRINCIPAL BALANCE
-------------------------          MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RATE (%)                            LOANS         CUT-OFF DATE           POOL
----------                      ------------   -------------------  -------------
FIXED                                  1,347   $       193,855,373        100.00 %
                                ------------   -------------------  -------------
         Total                         1,347   $       193,855,373        100.00 %
                                ============   ===================  =============


                 GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
GROSS MARGIN (%)                    LOANS         CUT-OFF DATE           POOL
----------------                ------------   -------------------  -------------
FIXED                                  1,347  $        193,855,373        100.00 %
                                ------------   -------------------  -------------
         Total                         1,347  $        193,855,373        100.00 %
                                ============   ===================  =============


    MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
MONTHS TO NEXT INTEREST           NUMBER OF     PRINCIPAL BALANCE
-----------------------            MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RATE ADJUSTMENT                     LOANS         CUT-OFF DATE           POOL
---------------                 ------------   -------------------  -------------
FIXED                                  1,347   $       193,855,373        100.00 %
                                ------------   -------------------  -------------
         Total                         1,347   $       193,855,373        100.00 %
                                ============   ===================  =============


              INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP I
                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
INTEREST ONLY                       LOANS         CUT-OFF DATE           POOL
---------------                 ------------   -------------------  -------------
10 Year Interest Only                    123   $        29,315,011         15.12 %
5 Year Interest Only                       8             1,066,791          0.55
Non-IO                                 1,216           163,473,570         84.33
                                ------------   -------------------  -------------
         Total                         1,347   $       193,855,373     100.00 %
                                ============   ===================  =============


              DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP I

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
DQ HISTORY                          LOANS         CUT-OFF DATE           POOL
---------------                 ------------   -------------------  -------------
A. 0 x 30                                632   $        99,006,751         51.07 %
B. 1 x 30                                188            33,064,676         17.06
C. 2 x 30                                 49            10,051,821          5.19
D. 3+ x 30                                53             8,098,817          4.18
E. 1 x 60                                113            13,390,429          6.91
F. 2 x 60                                 73             6,403,650          3.30
G. 3+ x 60                               239            23,839,229         12.30
                                ------------   -------------------  -------------
         Total                         1,347   $     193,855,373.0        100.00 %
                                ============   ===================  =============


                                      A-5

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-1

                                        AGGREGATE SCHEDULED
                           NUMBER OF     PRINCIPAL BALANCE
                            MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
MORTGAGE RATES (%)           LOANS         CUT-OFF DATE           POOL
---------------------    ------------   -------------------  -------------
3.501       --  4.000               2   $           348,916           0.50 %
4.001       --  4.500               3            547,494.63           0.79
4.501       --  5.000              16          2,856,137.77           4.11
5.001       --  5.500              78         15,389,639.88          22.12
5.501       --  6.000             241         37,467,578.96          53.87
6.001       --  6.500             210         12,948,352.72          18.62
                         ------------   -------------------  -------------
         Total                    550   $        69,558,120         100.00 %
                         ============   ===================  =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.76% per annum.


               ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP I-1

                                        AGGREGATE SCHEDULED
ORIGINAL COMBINED LOAN-    NUMBER OF     PRINCIPAL BALANCE
-----------------------     MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
TO-VALUE RATIOS (%)          LOANS         CUT-OFF DATE           POOL
-----------------------  ------------   -------------------  -------------
  0.01      --  10.00               1   $             2,281           0.00 %
 10.01      --  20.00               4               380,791           0.55
 20.01      --  30.00               5             1,556,212           2.24
 30.01      --  40.00              14             2,806,177           4.03
 40.01      --  50.00              21             2,906,874           4.18
 50.01      --  60.00              36             6,923,252           9.95
 60.01      --  70.00              67            10,565,537          15.19
 70.01      --  80.00             208            26,906,851          38.68
 80.01      --  90.00              43             5,585,465           8.03
 90.01      -- 100.00             135            10,395,533          14.95
100.01      -- 110.00              16             1,529,146           2.20
                         ------------   -------------------  -------------
         Total                    550   $        69,558,120         100.00 %
                         ============   ===================  =============

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 73.21%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP I-1

                                        AGGREGATE SCHEDULED
SCHEDULED                  NUMBER OF     PRINCIPAL BALANCE
---------                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
PRINCIPAL BALANCE ($)         LOANS         CUT-OFF DATE           POOL
-----------------------  ------------   -------------------  -------------
      1     --   50,000          150    $         2,596,520           3.73 %
 50,001     --  100,000          129              9,571,695          13.76
100,001     --  150,000          107             13,111,111          18.85
150,001     --  200,000           57              9,722,125          13.98
200,001     --  250,000           37              8,367,388          12.03
250,001     --  300,000           30              8,297,648          11.93
300,001     --  350,000           13              4,226,174           6.08
350,001     --  400,000           13              4,870,096           7.00
400,001     --  450,000            3              1,291,092           1.86
500,001     --  550,000            1                517,124           0.74
550,001     --  600,000            1                557,798           0.80
600,001     --  650,000            2              1,237,564           1.78
650,001     --  700,000            2              1,316,320           1.89
700,001     --  750,000            4              2,900,154           4.17
750,001     or Greater             1                975,312           1.40
                         ------------   -------------------  -------------
         Total                   550    $        69,558,120         100.00 %
                         ============   ===================  =============

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $126,469.


                                      A-6

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP I-1*

                                        AGGREGATE SCHEDULED
                           NUMBER OF     PRINCIPAL BALANCE
                            MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RANGE OF CREDIT SCORES       LOANS         CUT-OFF DATE           POOL
----------------------   ------------   -------------------  ------------
1          --    500               36   $         2,481,002          3.57 %
501        --    520               17             1,406,570          2.02
521        --    540               19             1,295,495          1.86
541        --    560               26             2,084,775          3.00
561        --    580               24             1,914,948          2.75
581        --    600               23             1,846,712          2.65
601        --    620               19             2,343,348          3.37
621        --    640               30             3,323,455          4.78
641        --    660               37             5,371,557          7.72
661        --    680               32             3,718,297          5.35
681        --    700               44             7,001,754         10.07
701        --    720               61             7,354,821         10.57
721        --    740               47             8,573,746         12.33
741        --    760               38             6,315,033          9.08
761        --    780               47             7,402,946         10.64
781        --    800               39             5,248,071          7.54
801        or Greater              11             1,875,588          2.70
                         ------------   -------------------  -------------
         Total                    550   $        69,558,120        100.00 %
                         ============   ===================  =============

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately
688.

*Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP I-1

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION             LOANS         CUT-OFF DATE           POOL
-----------------------         ------------   -------------------  -------------
Alabama                                    7   $         2,131,158          3.06 %
Arizona                                   17             1,519,188          2.18
Arkansas                                   1               119,693          0.17
California                                50            10,342,647         14.87
Colorado                                  13             2,416,390          3.47
Connecticut                                6               631,752          0.91
Delaware                                   5               664,853          0.96
Florida                                   46             4,469,359          6.43
Georgia                                   27             2,923,853          4.20
Hawaii                                     2               283,580          0.41
Idaho                                      6               540,434          0.78
Illinois                                   9             1,195,862          1.72
Indiana                                    4               217,931          0.31
Iowa                                       3               110,990          0.16
Kentucky                                   5               528,289          0.76
Louisiana                                 53             7,223,449         10.38
Maine                                      1                95,816          0.14
Maryland                                  11             1,566,925          2.25
Massachusetts                              7             2,071,560          2.98
Michigan                                   7               712,953          1.02
Minnesota                                  9             1,523,541          2.19
Mississippi                                8             1,012,168          1.46
Missouri                                   7               595,918          0.86
Montana                                    3               560,681          0.81
Nevada                                     5               517,962          0.74
New Jersey                                13             2,401,690          3.45
New Mexico                                 5               552,766          0.79
New York                                  18             3,922,138          5.64
North Carolina                            30             3,131,701          4.50
North Dakota                               1                99,607          0.14
Ohio                                      28             1,336,165          1.92
Oklahoma                                   3               224,391          0.32
Oregon                                     3               317,417          0.46
Pennsylvania                              16             2,325,008          3.34
South Carolina                            21               939,906          1.35
South Dakota                               3               378,712          0.54
Tennessee                                 12               912,554          1.31
Texas                                     39             3,398,336          4.89
Utah                                       6               764,873          1.10
Virginia                                  15             1,689,143          2.43
Washington                                18             2,432,637          3.50
Wisconsin                                  7               754,125          1.08
                                ------------   -------------------  -------------
         Total                           550   $        69,558,120        100.00 %
                                ============   ===================  =============


                                      A-7

                            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP I-1

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
PROPERTY TYPE                       LOANS         CUT-OFF DATE           POOL
-------------                   ------------   -------------------  -------------
2-4 Family                                13   $         2,114,021          3.04 %
Condominium                               49             4,822,570          6.93
PUD                                       41             5,094,366          7.32
Single Family                            443            57,227,963         82.27
Townhouse                                  4               299,199          0.43
                                ------------   -------------------  -------------
         Total                           550   $        69,558,120        100.00 %
                                ============   ===================  =============


                            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I-1*
                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
OCCUPANCY STATUS                    LOANS         CUT-OFF DATE           POOL
----------------                ------------   -------------------  -------------
Investor                                  26   $         2,226,410          3.20 %
Owner Occupied                           481            63,960,762         91.95
Second Home                               43             3,370,948          4.85
                                ------------   -------------------  -------------
         Total                           550   $        69,558,120        100.00 %
                                ============   ===================  =============

*Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I-1

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
STATED REMAINING TERM               LOANS         CUT-OFF DATE           POOL
---------------------           ------------   -------------------  -------------
49          --     60                      2   $            88,052          0.13 %
61          --    120                      6               313,037          0.45
121         --    180                     61             8,390,641         12.06
181         --    240                     13               889,598          1.28
241         --    300                      5               382,521          0.55
301         --    360                    463            59,494,271         85.53
                                ------------   -------------------  -------------
         Total                           550  $         69,558,120        100.00 %
                                ============   ===================  =============

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 319 months.

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
                        NUMBER OF    PRINCIPAL BALANCE
                         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
LOAN PURPOSE              LOANS        CUT-OFF DATE           POOL
------------          ------------  -------------------  -------------
Cash-Out Refinance             122  $        17,956,167         25.81 %
Purchase                       314           36,164,462         51.99
Rate/Term Refinance            114           15,437,492         22.19
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
MAXIMUM MORTGAGE        NUMBER OF    PRINCIPAL BALANCE
----------------         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
INTEREST RATE (%)         LOANS        CUT-OFF DATE           POOL
-----------------     ------------  -------------------  -------------
FIXED                          550  $        69,558,120        100.00
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


                                      A-8

            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
MINIMUM MORTGAGE        NUMBER OF    PRINCIPAL BALANCE
----------------         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
INTEREST RATE (%)         LOANS        CUT-OFF DATE           POOL
-----------------     ------------  -------------------  -------------
FIXED                          550  $        69,558,120        100.00 %
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


                  GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
                        NUMBER OF    PRINCIPAL BALANCE
                         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
GROSS MARGIN (%)          LOANS        CUT-OFF DATE           POOL
----------------      ------------  -------------------  -------------
FIXED                          550  $        69,558,120        100.00 %
                      ------------  -------------------  -------------
Total                          550  $        69,558,120        100.00 %
                      ============  ===================  =============


   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I-1


MONTHS
------                              AGGREGATE SCHEDULED
TO NEXT INTEREST        NUMBER OF    PRINCIPAL BALANCE
----------------         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
RATE ADJUSTMENT            LOANS        CUT-OFF DATE           POOL
----------------      ------------  -------------------  -------------
FIXED                          550  $        69,558,120        100.00 %
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
                        NUMBER OF    PRINCIPAL BALANCE
                         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
INTEREST ONLY             LOANS        CUT-OFF DATE           POOL
-------------         ------------  -------------------  -------------
10 Year Interest Only           26  $         4,651,269          6.69 %
5 Year Interest Only             1                5,520          0.01
Non-IO                         523           64,901,331         93.31
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


     DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP I-1

                                    AGGREGATE SCHEDULED
                        NUMBER OF    PRINCIPAL BALANCE
                         MORTGAGE    OUTSTANDING AS OF   % OF MORTGAGE
DQ HISTORY                LOANS        CUT-OFF DATE           POOL
----------            ------------  -------------------  -------------
A. 0 x 30                      284  $        36,514,890         52.50 %
B. 1 x 30                       82           12,390,660         17.81
C. 2 x 30                       18            3,963,292          5.70
D. 3+ x 30                      18            2,357,529          3.39
E. 1 x 60                       32            4,638,788          6.67
F. 2 x 60                       23            2,514,920          3.62
G. 3+ x 60                      93            7,178,041         10.32
                      ------------  -------------------  -------------
         Total                 550  $        69,558,120        100.00 %
                      ============  ===================  =============


                                      A-9

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
MORTGAGE RATES (%)                  LOANS         CUT-OFF DATE           POOL
------------------              ------------   -------------------  -------------
  5.501       --    6.000                 96   $         6,484,540         14.08 %
  6.001       --    6.500                280            31,025,521         67.38
  6.501       --    7.000                150             8,534,173         18.53
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.35105% per annum.


               ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP I-2

                                               AGGREGATE SCHEDULED
ORIGINAL COMBINED LOAN-TO-        NUMBER OF     PRINCIPAL BALANCE
--------------------------         MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
VALUE RATIOS (%)                    LOANS         CUT-OFF DATE           POOL
----------------                ------------   -------------------  -------------
   0.01       --    10.00                  2   $            97,208          0.21 %
  10.01       --    20.00                  2             51,279.92          0.11
  20.01       --    30.00                  4               224,041          0.49
  30.01       --    40.00                  6               273,880          0.59
  40.01       --    50.00                 12             1,285,713          2.79
  50.01       --    60.00                 24             2,273,792          4.94
  60.01       --    70.00                 51             8,124,436         17.64
  70.01       --    80.00                226            19,302,833         41.92
  80.01       --    90.00                 44             3,542,635          7.69
  90.01       --   100.00                140             9,845,410         21.38
 100.01       --   110.00                 12             1,006,552          2.19
 110.01       --   120.00                  2                15,014          0.03
 120.01       or Greater                   1                 1,439          0.00
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 78.51%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
SCHEDULED                         NUMBER OF     PRINCIPAL BALANCE
---------                          MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
PRINCIPAL BALANCE                   LOANS         CUT-OFF DATE           POOL
-----------------               ------------   -------------------  -------------
1             --   50,000               205    $         4,861,626         10.56 %
50,001        --  100,000               175             12,391,606         26.91
100,001       --  150,000                71              8,628,072         18.74
150,001       --  200,000                30              5,163,650         11.21
200,001       --  250,000                 8              1,820,578          3.95
250,001       --  300,000                13              3,540,356          7.69
300,001       --  350,000                10              3,192,953          6.93
350,001       --  400,000                 4              1,431,275          3.11
400,001       --  450,000                 3              1,273,218          2.77
450,001       --  500,000                 4              1,891,600          4.11
550,001       --  600,000                 2              1,155,932          2.51
650,001       --  700,000                 1                693,366          1.51
                                ------------   -------------------  -------------
         Total                          526    $        46,044,233        100.00 %
                                ============   ===================  =============

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $87,537.

                                      A-10

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP I-2*
                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RANGE OF CREDIT SCORES              LOANS         CUT-OFF DATE           POOL
-----------------------         ------------   -------------------  -------------
1         --      500                     36   $         2,310,061          5.02 %
501       --      520                     16             1,427,875          3.10
521       --      540                     22             1,843,492          4.00
541       --      560                     26             2,140,780          4.65
561       --      580                     26             2,525,527          5.49
581       --      600                     27             2,384,993          5.18
601       --      620                     21             1,538,271          3.34
621       --      640                     32             2,616,649          5.68
641       --      660                     33             2,775,894          6.03
661       --      680                     37             3,238,290          7.03
681       --      700                     47             4,856,247         10.55
701       --      720                     73             5,304,302         11.52
721       --      740                     28             2,628,651          5.71
741       --      760                     30             4,040,291          8.77
761       --      780                     36             3,287,645          7.14
781       --      800                     30             2,763,201          6.00
801       or Greater                       6               362,064          0.79
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately
663.

*Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP I-2
                                           AGGREGATE SCHEDULED
                              NUMBER OF     PRINCIPAL BALANCE
                               MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION         LOANS         CUT-OFF DATE           POOL
-----------------------     ------------   -------------------  -------------
Alabama                                6  $            923,605          2.01 %
Arizona                               23             1,818,950          3.95
Arkansas                               1                35,149          0.08
California                            54             7,871,571         17.10
Colorado                               6               409,292          0.89
Connecticut                            9               959,139          2.08
Delaware                               4               296,332          0.64
District of Columbia                   1               116,844          0.25
Florida                               58             5,570,288         12.10
Georgia                               31             1,840,623          4.00
Hawaii                                 2               226,822          0.49
Idaho                                  6               584,348          1.27
Illinois                              10             1,837,972          3.99
Indiana                                7               438,434          0.95
Iowa                                   4               261,397          0.57
Kentucky                               4               150,929          0.33
Louisiana                             17               883,126          1.92
Maine                                  1                73,192          0.16
Maryland                              11             1,595,124          3.46
Massachusetts                          6             1,036,377          2.25
Michigan                               9               539,071          1.17
Minnesota                              7               759,855          1.65
Mississippi                            4               219,260          0.48
Missouri                               8               285,752          0.62
Montana                                4               564,303          1.23
Nebraska                               1                22,368          0.05
Nevada                                 6               327,778          0.71
New Hampshire                          1                63,191          0.14
New Jersey                             7             1,177,559          2.56
New Mexico                             8               334,062          0.73
New York                              15             1,491,623          3.24
North Carolina                        26             2,903,971          6.31
Ohio                                  18               849,240          1.84
Oklahoma                               3               175,577          0.38
Oregon                                10               920,751          2.00
Pennsylvania                          10               621,346          1.35
South Carolina                        34               956,503          2.08
South Dakota                           2                52,815          0.11
Tennessee                             17             1,178,893          2.56
Texas                                 36             2,847,508          6.18
Utah                                   4               269,898          0.59
Virginia                              12               821,770          1.78
Washington                            17             1,414,790          3.07
Wisconsin                              5               261,235          0.57
Wyoming                                1                55,600          0.12
                            ------------   -------------------  -------------
         Total                       526       $    46,044,233        100.00 %
                            ============   ===================  =============


                                      A-11

            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP I-2

                                           AGGREGATE SCHEDULED
                              NUMBER OF     PRINCIPAL BALANCE
                               MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
PROPERTY TYPE                   LOANS         CUT-OFF DATE           POOL
-------------               ------------   -------------------  -------------
2-4 Family                            13   $         2,127,614          4.62 %
Condominium                           64             3,178,024          6.90
PUD                                   37             3,978,559          8.64
Single Family                        404            36,362,040         78.97
Townhouse                              8               397,997          0.86
                            ------------   -------------------  -------------
         Total                       526   $        46,044,233         100.00 %
                            ============   ===================  =============


             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I-2*

                                           AGGREGATE SCHEDULED
                              NUMBER OF     PRINCIPAL BALANCE
                               MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
OCCUPANCY STATUS                LOANS         CUT-OFF DATE           POOL
----------------            ------------   -------------------  -------------
Investor                              61   $         4,513,946          9.80 %
Owner Occupied                       400            37,296,824         81.00
Second Home                           65             4,233,463          9.19
                            ------------   -------------------  -------------
         Total                       526  $         46,044,233        100.00 %
                            ============   ===================  =============

*Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I-2

                                           AGGREGATE SCHEDULED
                              NUMBER OF     PRINCIPAL BALANCE
                               MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
STATED REMAINING TERM           LOANS         CUT-OFF DATE           POOL
---------------------       ------------   -------------------  -------------
121        --   180                   41   $         2,009,245          4.36
181        --   240                   12               788,386          1.71
241        --   300                   19               801,080          1.74
301        --   360                  454            42,445,521         92.18
                            ------------   -------------------  -------------
         Total                       526   $        46,044,233        100.00 %
                            ============   ===================  =============

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 335 months.

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
LOAN PURPOSE                        LOANS         CUT-OFF DATE           POOL
------------                    ------------   -------------------  -------------
Cash-Out Refinance                       133   $        14,149,207         30.73 %
Purchase                                 310            23,895,211         51.90
Rate/Term Refinance                       83             7,999,816         17.37
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
MAXIMUM MORTGAGE                  NUMBER OF     PRINCIPAL BALANCE
----------------                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
INTEREST RATE (%)                   LOANS         CUT-OFF DATE           POOL
-----------------               ------------   -------------------  -------------
FIXED                                    526   $        46,044,233        100.00 %
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


                                      A-12


            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
MINIMUM MORTGAGE                  NUMBER OF     PRINCIPAL BALANCE
----------------                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
INTEREST RATE (%)                   LOANS         CUT-OFF DATE           POOL
-----------------               ------------   -------------------  -------------
FIXED                                    526   $        46,044,233        100.00 %
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
GROSS MARGIN (%)                    LOANS         CUT-OFF DATE           POOL
----------------                ------------   -------------------  -------------
FIXED                                    526   $        46,044,233        100.00 %
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
MONTHS TO NEXT INTEREST           NUMBER OF     PRINCIPAL BALANCE
-----------------------            MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
RATE ADJUSTMENT                     LOANS         CUT-OFF DATE           POOL
---------------                 ------------   -------------------  -------------
FIXED                                    526   $        46,044,233        100.00 %
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
INTEREST ONLY                       LOANS         CUT-OFF DATE           POOL
-------------                   ------------   -------------------  -------------
10 Year Interest Only                     53   $         6,445,788         14.00 %
5 Year Interest Only                       1               234,480          0.51
Non-IO                                   472            39,363,965         85.49
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP I-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF     PRINCIPAL BALANCE
                                   MORTGAGE     OUTSTANDING AS OF   % OF MORTGAGE
DQ HISTORY                          LOANS         CUT-OFF DATE           POOL
----------                      ------------   -------------------  -------------
A. 0 x 30                                283   $        25,459,589         55.29 %
B. 1 x 30                                 78             8,070,073         17.53
C. 2 x 30                                 17             1,849,146          4.02
D. 3+ x 30                                13             1,036,733          2.25
E. 1 x 60                                 27             1,841,221          4.00
F. 2 x 60                                 16             1,138,889          2.47
G. 3+ x 60                                92             6,648,581         14.44
                                ------------   -------------------  -------------
         Total                           526   $        46,044,233        100.00 %
                                ============   ===================  =============

               MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     MORTGAGE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     6.001      -  6.500                 70       $ 3,922,741         5.01 %
     6.501      -  7.000                208        23,007,294        29.40
     7.001      -  7.500                171        24,132,051        30.84
     7.501      -  8.000                 72        10,179,217        13.01
     8.001      -  8.500                 50         4,465,396         5.71
     8.501      -  9.000                 30         3,994,646         5.10
     9.001      -  9.500                 22           792,281         1.01
     9.501      -  10.000                38         1,647,816         2.11
     10.001     -  10.500                24           933,636         1.19
     10.501     -  11.000                29         1,358,227         1.74
     11.001     -  11.500                15           767,141         0.98
     11.501     -  12.000                19           960,311         1.23
     12.001     -  12.500                10           640,178         0.82
     12.501     -  13.000                14           515,217         0.66
     13.001     -  13.500                11           389,245         0.50
     13.501     -  14.000                 6           256,445         0.33
     14.001     -  14.500                 2            66,569         0.09
     14.501     -  15.000                 1            32,751         0.04
     15.001     -  15.500                 4           156,814         0.20
     16.001     or Greater                1            35,043         0.04
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.742% per annum.


              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     ORIGINAL CONTINUED LOAN-     MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     TO-VALUE RATIO (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.01       -  10.00                  1          $ 12,627         0.02 %
     10.01      -  20.00                  1         22,925.74         0.03
     20.01      -  30.00                  5           113,911         0.15
     30.01      -  40.00                  6           547,367         0.70
     40.01      -  50.00                  7         1,038,458         1.33
     50.01      -  60.00                 17         1,894,577         2.42
     60.01      -  70.00                 47         6,046,789         7.73
     70.01      -  80.00                258        36,112,158        46.15
     80.01      -  90.00                116        10,102,603        12.91
     90.01      -  100.00               305        19,832,013        25.34
     100.01     -  110.00                24         1,913,563         2.45
     110.01     -  120.00                 7           316,437         0.40
     120.01     or Greater                3           299,590         0.38
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.50%.


        SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     SCHEDULED PRINCIPAL          MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     BALANCE ($)                    LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  50,000               293       $ 9,105,111        11.64 %
     50,001     -  100,000              246        17,939,522        22.93
     100,001    -  150,000              123        15,470,066        19.77
     150,001    -  200,000               54         9,258,925        11.83
     200,001    -  250,000               32         6,965,249         8.90
     250,001    -  300,000               14         3,822,047         4.88
     300,001    -  350,000               14         4,518,264         5.77
     350,001    -  400,000                3         1,128,977         1.44
     400,001    -  450,000                1           411,475         0.53
     450,001    -  500,000                5         2,393,681         3.06
     500,001    -  550,000                5         2,635,955         3.37
     550,001    -  600,000                2         1,131,820         1.45
     600,001    -  650,000                4         2,544,126         3.25
     750,001    or Greater                1           927,801         1.19
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $98,184.

               CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP I-3*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RANGE OF CREDIT SCORES         LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  500                   44       $ 2,996,524         3.83 %
     501        -  520                   39         2,570,886         3.29
     521        -  540                   44         4,022,022         5.14
     541        -  560                   47         4,807,685         6.14
     561        -  580                   52         4,269,207         5.46
     581        -  600                   42         3,844,934         4.91
     601        -  620                   47         5,398,383         6.90
     621        -  640                   71         6,942,371         8.87
     641        -  660                   72         8,451,947        10.80
     661        -  680                   68         6,583,055         8.41
     681        -  700                   68         7,469,561         9.55
     701        -  720                   66         6,008,407         7.68
     721        -  740                   40         4,122,973         5.27
     741        -  760                   38         4,509,013         5.76
     761        -  780                   28         3,453,994         4.41
     781        -  800                   17         1,343,565         1.72
     801        or Greater               14         1,458,491         1.86
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 646.

         *Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GEOGRAPHIC DISTRIBUTION        LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              8         $ 556,648         0.71 %
     Arizona                             46         4,792,821         6.12
     Arkansas                             1           133,761         0.17
     California                          70        11,273,137        14.41
     Colorado                            15           907,917         1.16
     Connecticut                         14         1,265,801         1.62
     Delaware                             3           198,080         0.25
     District of Columbia                 2           537,658         0.69
     Florida                            101        12,596,505        16.10
     Georgia                             82         8,277,427        10.58
     Hawaii                               4           414,903         0.53
     Idaho                                4           707,852         0.90
     Illinois                            11           701,559         0.90
     Indiana                             13           930,542         1.19
     Iowa                                 5           342,846         0.44
     Kansas                               4           264,676         0.34
     Kentucky                             7           520,131         0.66
     Louisiana                            9           598,202         0.76
     Maine                                1            21,494         0.03
     Maryland                             9           772,766         0.99
     Massachusetts                        5           697,581         0.89
     Michigan                            18           886,128         1.13
     Minnesota                           22         1,670,347         2.13
     Mississippi                          2            57,824         0.07
     Missouri                            11           643,368         0.82
     Montana                              3           107,112         0.14
     Nebraska                             5           130,864         0.17
     Nevada                              32         3,001,820         3.84
     New Hampshire                        2           292,307         0.37
     New Jersey                          11         1,473,891         1.88
     New Mexico                          12         1,097,994         1.40
     New York                            15         2,038,484         2.60
     North Carolina                      32         2,574,924         3.29
     Ohio                                16         1,016,325         1.30
     Oklahoma                             8           408,101         0.52
     Oregon                              24         3,103,240         3.97
     Pennsylvania                        12           656,766         0.84
     South Carolina                      33         2,278,124         2.91
     South Dakota                         1           205,601         0.26
     Tennessee                           25         2,279,376         2.91
     Texas                               47         3,338,227         4.27
     Utah                                10           640,871         0.82
     Virginia                            15         1,256,288         1.61
     Washington                          22         2,408,140         3.08
     Wisconsin                            4           123,879         0.16
     Wyoming                              1            50,710         0.06
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     PROPERTY TYPE                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          32       $ 3,733,925         4.77 %
     Condominium                         72         6,290,108         8.04
     Manufactured Home                    5         1,086,441         1.39
     Mixed Use                            1           219,841         0.28
     PUD                                 73         6,335,479         8.10
     Single Family                      608        60,208,055        76.94
     Townhouse                            6           379,170         0.48
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================



             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I-3*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     OCCUPANCY STANTUS              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Investor                           184      $ 17,944,618        22.93 %
     Owner Occupied                     550        54,303,836        69.40
     Second Home                         63         6,004,565         7.67
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

          *Based upon representations of the related mortgagors at the time of origination.


     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     STATED REMAINING TERM          LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     61         -  120                    1          $ 15,786         0.02 %
     121        -  180                  170         7,833,584        10.01
     181        -  240                   21         1,073,734         1.37
     241        -  300                   61         4,783,278         6.11
     301        -  360                  544        64,546,638        82.48
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 326 months.


                LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     LOAN PURPOSE                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                 198      $ 23,974,870        30.64 %
     Purchase                           537        49,108,445        62.76
     Rate/Term Refinance                 62         5,169,704         6.61
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

           MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MAXIMUM MORTGAGE INTEREST    MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE (%)                       LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     FIXED                              797      $ 78,253,019       100.00 %
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================





           MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MINIMUM MORTGAGE INTERST     MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE (%)                       LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     FIXED                              797      $ 78,253,019       100.00 %
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================





                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GROSS MARGIN (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     FIXED                              797      $ 78,253,019       100.00 %
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================





   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MONTHS TO NEXT INTEREST      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE ADJUSTMENT                LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     FIXED                              797      $ 78,253,019       100.00 %
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================





            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST ONLY                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               97      $ 18,217,954        23.28 %
     5 Year Interest Only                 7           826,791         1.06
     Non-IO                             693        59,208,274        75.66
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP I-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     DQ HISTORY                     LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     A. 0 x 30                          348      $ 37,032,271        47.32 %
     B. 1 x 30                          106        12,603,943        16.11
     C. 2 x 30                           31         4,239,383         5.42
     D. 3+ x 30                          35         4,704,555         6.01
     E. 1 x 60                           81         6,910,420         8.83
     F. 2 x 60                           50         2,749,840         3.51
     G. 3+ x 60                         146        10,012,606        12.80
                                  -----------------------------------------
       Total                            797      $ 78,253,019       100.00 %
                                  =========================================

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     MORTGAGE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     3.501      -  4.000                 14       $ 2,560,604         1.56 %
     4.001      -  4.500                 36         6,360,631         3.88
     4.501      -  5.000                 91        20,346,408        12.42
     5.001      -  5.500                 94        27,586,476        16.84
     5.501      -  6.000                 69        23,240,222        14.18
     6.001      -  6.500                 41         9,742,288         5.95
     6.501      -  7.000                 67        18,763,643        11.45
     7.001      -  7.500                 54        15,561,387         9.50
     7.501      -  8.000                117        33,501,404        20.45
     8.001      -  8.500                 16         3,154,143         1.93
     8.501      -  9.000                 12         1,963,949         1.20
     9.001      -  9.500                  7           541,490         0.33
     9.501      -  10.000                 4           457,885         0.28
     12.001     -  12.500                 1            70,451         0.04
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.310% per annum.


               ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     ORIGINAL COMBINED LOAN-      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     TO-VALUE RATIOS (%)            LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10.01      -  20.00                  2         $ 138,834         0.08 %
     20.01      -  30.00                  3           357,269         0.22
     30.01      -  40.00                  4         1,310,652         0.80
     40.01      -  50.00                 17         4,596,275         2.81
     50.01      -  60.00                 22        11,532,715         7.04
     60.01      -  70.00                 59        22,104,317        13.49
     70.01      -  80.00                293        77,038,892        47.02
     80.01      -  90.00                131        30,674,403        18.72
     90.01      -  100.00                88        15,728,579         9.60
     100.01     -  110.00                 4           369,045         0.23
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 77.35%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     SCHEDULED PRINCIPAL          MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     BALANCE ($)                    LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  50,000                10         $ 329,947         0.20 %
     50,001     -  100,000               84         6,778,152         4.14
     100,001    -  150,000              116        14,564,398         8.89
     150,001    -  200,000               95        16,541,862        10.10
     200,001    -  250,000              100        22,322,334        13.62
     250,001    -  300,000               59        16,270,515         9.93
     300,001    -  350,000               43        13,966,998         8.52
     350,001    -  400,000               25         9,244,910         5.64
     400,001    -  450,000               16         6,778,329         4.14
     450,001    -  500,000               11         5,185,463         3.16
     500,001    -  550,000               10         5,199,507         3.17
     550,001    -  600,000               13         7,513,125         4.59
     600,001    -  650,000                7         4,479,570         2.73
     650,001    -  700,000                6         4,019,842         2.45
     700,001    -  750,000                6         4,351,495         2.66
     750,001    or Greater               22        26,304,534        16.05
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $263,003.

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP II*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RANGE OF CREDIT SCORES         LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  500                   37       $ 5,648,978         3.45 %
     501        -  520                   32         5,596,623         3.42
     521        -  540                   42        10,597,290         6.47
     541        -  560                   36         6,256,781         3.82
     561        -  580                   29         8,363,992         5.10
     581        -  600                   25         6,304,616         3.85
     601        -  620                   31         8,617,368         5.26
     621        -  640                   30         7,398,020         4.52
     641        -  660                   32         8,212,442         5.01
     661        -  680                   56        14,736,548         8.99
     681        -  700                   44        12,501,409         7.63
     701        -  720                   48        12,895,996         7.87
     721        -  740                   50        16,614,869        10.14
     741        -  760                   42        14,289,551         8.72
     761        -  780                   39        14,668,252         8.95
     781        -  800                   33         8,296,274         5.06
     801        or Greater               17         2,851,971         1.74
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 666.

          *Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GEOGRAPHIC DISTRIBUTION        LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              4         $ 606,089         0.37 %
     Alaska                               1           261,207         0.16
     Arizona                             20         4,236,475         2.59
     California                         114        52,897,246        32.28
     Colorado                            28         4,913,635         3.00
     Connecticut                          4           719,000         0.44
     Delaware                             1           155,295         0.09
     Florida                             65        19,699,142        12.02
     Georgia                             47         7,048,306         4.30
     Idaho                                5           575,292         0.35
     Illinois                            24         6,192,119         3.78
     Indiana                              1            64,190         0.04
     Iowa                                 4           572,130         0.35
     Kansas                               1           359,641         0.22
     Kentucky                             3           461,835         0.28
     Louisiana                           11         1,832,358         1.12
     Maryland                            16         3,592,396         2.19
     Massachusetts                        8         2,151,665         1.31
     Michigan                            11         2,382,584         1.45
     Minnesota                           17         3,000,422         1.83
     Mississippi                          3           495,682         0.30
     Missouri                            11         1,835,605         1.12
     Montana                              2           228,929         0.14
     Nebraska                             3           321,720         0.20
     Nevada                               9         1,813,629         1.11
     New Hampshire                        3           675,380         0.41
     New Jersey                          18         5,176,449         3.16
     New Mexico                           2         1,542,886         0.94
     New York                            18         5,241,799         3.20
     North Carolina                      24         3,755,864         2.29
     Ohio                                13         1,594,050         0.97
     Oklahoma                             2           167,001         0.10
     Oregon                               6         1,319,980         0.81
     Pennsylvania                        10         2,416,459         1.47
     South Carolina                      18         2,437,688         1.49
     South Dakota                         2           123,333         0.08
     Tennessee                            8         1,679,146         1.02
     Texas                               19         3,478,388         2.12
     Utah                                 6         3,191,435         1.95
     Vermont                              1           163,190         0.10
     Virginia                            27         7,732,413         4.72
     Washington                          21         4,777,220         2.92
     Wisconsin                           10         1,740,274         1.06
     Wyoming                              2           221,431         0.14
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     PROPERTY TYPE                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          23       $ 6,772,518         4.13 %
     CO-OP                                3           825,121         0.50
     Condominium                         85        25,429,725        15.52
     PUD                                 90        31,621,354        19.30
     Single Family                      420        98,515,604        60.13
     Townhouse                            2           686,659         0.42
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================



             OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     OCCUPANCY STATUS               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            86      $ 21,946,149        13.39 %
     Owner Occupied                     493       130,712,241        79.78
     Second Home                         44        11,192,592         6.83
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          *Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     STATED REMAINING TERM          LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     61         -  120                    1          $ 65,094         0.04 %
     181        -  240                    2           137,072         0.08
     241        -  300                    2           217,063         0.13
     301        -  360                  594       155,860,232        95.12
     361        or Greater               24         7,571,520         4.62
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 349 months.



                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     LOAN PURPOSE                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                 167      $ 47,778,721        29.16 %
     Purchase                           319        82,137,879        50.13
     Rate/Term Refinance                137        33,934,381        20.71
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MAXIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  11.000               386     $ 109,694,131        66.95 %
     11.001     -  11.500                37         6,271,347         3.83
     11.501     -  12.000                98        29,737,119        18.15
     12.001     -  12.500                15         3,440,142         2.10
     12.501     -  13.000                18         4,067,365         2.48
     13.001     -  13.500                15         3,271,832         2.00
     13.501     -  14.000                22         3,303,337         2.02
     14.001     -  14.500                12         1,756,036         1.07
     14.501     -  15.000                 7           817,456         0.50
     15.001     -  15.500                 8           614,298         0.37
     15.501     -  16.000                 3           341,694         0.21
     16.001     -  16.500                 1           175,923         0.11
     18.001     or Greater                1           360,301         0.22
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 10.884% per annum.



            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MINIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTERST RATE (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  3.000                426     $ 113,684,005        69.38 %
     3.001      -  3.500                114        36,211,539        22.10
     3.501      -  4.000                  4         1,138,704         0.70
     4.001      -  4.500                  5           849,725         0.52
     4.501      -  5.000                  8         1,607,156         0.98
     5.001      -  5.500                  6           752,052         0.46
     5.501      -  6.000                  7         1,456,938         0.89
     6.001      -  6.500                  6           722,696         0.44
     6.501      -  7.000                 11         1,998,707         1.22
     7.001      -  7.500                 13         2,318,052         1.41
     7.501      -  8.000                  8         1,115,142         0.68
     8.001      -  8.500                  7         1,027,445         0.63
     8.501      -  9.000                  4           632,455         0.39
     9.001      -  9.500                  2           111,914         0.07
     9.501      -  10.000                 2           224,451         0.14
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 3.114% per annum.

                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GROSS MARGIN (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  2.500                114      $ 30,648,121        18.70 %
     2.501      -  3.000                333        87,181,692        53.21
     3.001      -  3.500                113        36,043,299        22.00
     3.501      -  4.000                  6         1,413,117         0.86
     4.001      -  4.500                  7         1,164,832         0.71
     4.501      -  5.000                 13         2,566,968         1.57
     5.001      -  5.500                 10         1,422,251         0.87
     5.501      -  6.000                  6           571,018         0.35
     6.001      -  6.500                  6           675,780         0.41
     6.501      -  7.000                  6           922,234         0.56
     7.001      -  7.500                  7           991,293         0.60
     7.501      -  8.000                  1           133,132         0.08
     8.001      or Greater                1           117,243         0.07
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 2.95774% per annum.



   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MONTHS TO NEXT INTEREST      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE ADJUSTMENT                LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  12                   281      $ 74,401,348        45.41 %
     13         -  24                    61         9,767,836         5.96
     25         -  36                    60        12,755,336         7.78
     37         -  48                    82        28,611,255        17.46
     49         -  60                   107        27,680,607        16.89
     61         -  72                     6         2,871,696         1.75
     73         -  84                     6         1,473,651         0.90
     97         or Greater               20         6,289,253         3.84
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 27 months.



             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST ONLY                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               74      $ 19,382,690        11.83 %
     2 Year Interest Only                 3           669,300         0.41
     3 Year Interest Only                 7         2,052,276         1.25
     5 Year Interest Only                70        31,138,167        19.00
     7 Year Interest Only                 6         2,072,933         1.27
     Non-IO                             463       108,535,614        66.24
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP II

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     DQ HISTORY                     LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     A. 0 x 30                          289      $ 74,987,785        45.77 %
     B. 1 x 30                           55        14,879,169         9.08
     C. 2 x 30                           35        10,159,305         6.20
     D. 3+ x 30                          37         9,658,818         5.89
     E. 1 x 60                           66        19,471,288        11.88
     F. 2 x 60                           33         9,420,075         5.75
     G. 3+ x 60                         108        25,274,541        15.43
                                  -----------------------------------------
       Total                            623     $ 163,850,981       100.00 %
                                  =========================================

               MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     MORTGAGE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     3.501      -  4.000                 14       $ 2,560,604         4.28 %
     4.001      -  4.500                 29         5,012,404         8.38
     4.501      -  5.000                 60        13,696,885        22.90
     5.001      -  5.500                 59        17,903,531        29.93
     5.501      -  6.000                 26         5,750,425         9.61
     6.001      -  6.500                 15         3,309,207         5.53
     6.501      -  7.000                 12         2,478,714         4.14
     7.001      -  7.500                 14         2,634,481         4.40
     7.501      -  8.000                 17         2,795,310         4.67
     8.001      -  8.500                 11         1,786,447         2.99
     8.501      -  9.000                  7           817,456         1.37
     9.001      -  9.500                  7           541,490         0.91
     9.501      -  10.000                 4           457,885         0.77
     12.001     -  12.500                 1            70,451         0.12
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.622% per annum.


              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     ORIGINAL COMBINED LOAN-      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     TO-VALUE RATIOS (%)            LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10.01      -  20.00                  1          $ 95,933         0.16 %
     20.01      -  30.00                  2           297,782         0.50
     30.01      -  40.00                  3           834,652         1.40
     40.01      -  50.00                 11         3,041,080         5.08
     50.01      -  60.00                 13         7,098,004        11.87
     60.01      -  70.00                 27         7,962,592        13.31
     70.01      -  80.00                 96        21,978,379        36.74
     80.01      -  90.00                 58         8,899,612        14.88
     90.01      -  100.00                62         9,378,559        15.68
     100.01     -  110.00                 3           228,695         0.38
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 75.33%.


        SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     SCHEDULE PRINCIPAL           MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     BALANCE ($)                    LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  50,000                 9         $ 287,047         0.48 %
     50,001     -  100,000               63         5,113,784         8.55
     100,001    -  150,000               64         7,912,163        13.23
     150,001    -  200,000               40         6,928,603        11.58
     200,001    -  250,000               37         8,311,616        13.90
     250,001    -  300,000               22         6,005,347        10.04
     300,001    -  350,000               12         3,873,381         6.48
     350,001    -  400,000                5         1,857,933         3.11
     400,001    -  450,000                2           873,206         1.46
     450,001    -  500,000                2           920,136         1.54
     500,001    -  550,000                3         1,554,853         2.60
     550,001    -  600,000                3         1,747,131         2.92
     600,001    -  650,000                2         1,299,848         2.17
     700,001    -  750,000                1           725,499         1.21
     750,001    or Greater               11        12,404,742        20.74
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $216,722.

               CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP II-1*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RANGE OF CREDIT SCORES         LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  500                   29       $ 3,840,431         6.42 %
     501        -  520                   23         3,408,264         5.70
     521        -  540                   21         3,657,748         6.12
     541        -  560                   27         3,660,129         6.12
     561        -  580                   20         4,209,150         7.04
     581        -  600                   14         2,722,945         4.55
     601        -  620                   13         2,787,256         4.66
     621        -  640                   12         3,011,432         5.03
     641        -  660                    7         1,589,330         2.66
     661        -  680                   21         5,365,387         8.97
     681        -  700                    9         2,215,885         3.70
     701        -  720                   10         1,610,932         2.69
     721        -  740                   13         4,969,104         8.31
     741        -  760                   20         7,224,729        12.08
     761        -  780                    8         3,451,790         5.77
     781        -  800                   17         4,299,326         7.19
     801        or Greater               12         1,791,451         2.99
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 652.

     *Based upon the most recently available data.


       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GEOGRAPHIC DISTRIBUTION        LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              2         $ 371,097         0.62 %
     Alaska                               1           261,207         0.44
     Arizona                              8         1,232,480         2.06
     California                          31        14,652,431        24.50
     Colorado                            14         1,840,127         3.08
     Connecticut                          3           659,513         1.10
     Delaware                             1           155,295         0.26
     Florida                             15         4,322,660         7.23
     Georgia                             23         3,212,761         5.37
     Idaho                                4           372,004         0.62
     Illinois                            16         3,842,076         6.42
     Indiana                              1            64,190         0.11
     Iowa                                 2           210,858         0.35
     Kentucky                             2           321,621         0.54
     Louisiana                            5           995,432         1.66
     Maryland                             8         1,506,562         2.52
     Michigan                             5           751,185         1.26
     Minnesota                           10         1,494,861         2.50
     Mississippi                          3           495,682         0.83
     Missouri                             6           694,373         1.16
     Montana                              2           228,929         0.38
     Nebraska                             1           103,217         0.17
     Nevada                               6           983,241         1.64
     New Jersey                           8         2,138,830         3.58
     New Mexico                           1         1,400,000         2.34
     New York                             9         2,086,868         3.49
     North Carolina                      16         2,369,488         3.96
     Ohio                                 9         1,003,187         1.68
     Oklahoma                             2           167,001         0.28
     Oregon                               2           134,799         0.23
     Pennsylvania                         4           632,370         1.06
     South Carolina                      15         1,797,049         3.00
     South Dakota                         2           123,333         0.21
     Tennessee                            4         1,076,535         1.80
     Texas                                9         1,508,241         2.52
     Utah                                 3         2,673,361         4.47
     Virginia                             8         1,695,518         2.83
     Washington                           8         1,462,135         2.44
     Wisconsin                            5           553,341         0.93
     Wyoming                              2           221,431         0.37
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     PROPERTY TYPE                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                           8       $ 1,483,369         2.48 %
     CO-OP                                2           622,274         1.04
     Condominium                         27         9,222,628        15.42
     PUD                                 28         8,864,346        14.82
     Single Family                      210        39,263,025        65.64
     Townhouse                            1           359,648         0.60
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================



            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II-1*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     OCCUPANCY TYPE                 LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            22       $ 7,937,628        13.27 %
     Owner Occupied                     238        48,376,887        80.88
     Second Home                         16         3,500,774         5.85
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          *Based upon representations of the related mortgagors at the time of origination.


     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     STATED REMAINING TERM          LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     61         -  120                    1          $ 65,094         0.11 %
     181        -  240                    2           137,072         0.23
     241        -  300                    1            69,138         0.12
     301        -  360                  272        59,543,986        99.55
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 338 months.

                LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     LOAN PURPOSE                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                  77      $ 17,362,928        29.03 %
     Purchase                           134        27,250,199        45.56
     Rate/Term Refinance                 65        15,202,162        25.42
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

           MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MAXIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  11.000               171      $ 41,313,656        69.07 %
     11.001-    -  11.500                19      2,837,580.05         4.74
     11.501     -  12.000                13         2,882,319         4.82
     12.001     -  12.500                 7         2,285,194         3.82
     12.501     -  13.000                12         2,788,888         4.66
     13.001     -  13.500                10         2,204,768         3.69
     13.501     -  14.000                15         2,228,891         3.73
     14.001     -  14.500                10         1,324,622         2.21
     14.501     -  15.000                 7           817,456         1.37
     15.001     -  15.500                 8           614,298         1.03
     15.501     -  16.000                 3           341,694         0.57
     16.001     -  16.500                 1           175,923         0.29
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 10.937% per annum.



           MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MINIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  3.000                201      $ 48,146,186        80.49 %
     3.001      -  3.500                  9         1,902,657         3.18
     3.501      -  4.000                  2           444,055         0.74
     4.001      -  4.500                  4           628,444         1.05
     4.501      -  5.000                  8         1,607,156         2.69
     5.001      -  5.500                  6           752,052         1.26
     5.501      -  6.000                  5           532,117         0.89
     6.001      -  6.500                  6           722,696         1.21
     6.501      -  7.000                  9         1,577,781         2.64
     7.001      -  7.500                 10         1,550,538         2.59
     7.501      -  8.000                  4           527,106         0.88
     8.001      -  8.500                  4           455,681         0.76
     8.501      -  9.000                  4           632,455         1.06
     9.001      -  9.500                  2           111,914         0.19
     9.501      -  10.000                 2           224,451         0.38
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 3.304% per annum.



               GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GROSS MARTIN (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  2.500                 32       $ 8,422,430        14.08 %
     2.501      -  3.000                178        41,124,424        68.75
     3.001      -  3.500                  8         1,734,418         2.90
     3.501      -  4.000                  4           718,468         1.20
     4.001      -  4.500                  6           943,552         1.58
     4.501      -  5.000                 11         2,039,048         3.41
     5.001      -  5.500                 10         1,422,251         2.38
     5.501      -  6.000                  6           571,018         0.95
     6.001      -  6.500                  6           675,780         1.13
     6.501      -  7.000                  6           922,234         1.54
     7.001      -  7.500                  7           991,293         1.66
     7.501      -  8.000                  1           133,132         0.22
     8.001      or Greater                1           117,243         0.20
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 3.097% per annum.

   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MONTHS TO NEXT INTEREST      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE ADJUSTMENT                LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  12                   104      $ 15,738,933        26.31 %
     13         -  24                    61         9,767,836        16.33
     25         -  36                    60        12,755,336        21.32
     37         -  48                    51        21,553,184        36.03
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 27 months.



            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTERST ONLY                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               18       $ 6,073,445        10.15 %
     2 Year Interest Only                 2           301,300         0.50
     3 Year Interest Only                 6         1,892,356         3.16
     5 Year Interest Only                43        17,837,892        29.82
     7 Year Interest Only                 1            95,933         0.16
     Non-IO                             206        33,614,364        56.20
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================


            DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP II-1

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     DQ HISTORY                     LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     A. 0 x 30                          122      $ 28,831,520        48.20 %
     B. 1 x 30                           26         6,682,127        11.17
     C. 2 x 30                           14         3,336,637         5.58
     D. 3+ x 30                          15         2,661,657         4.45
     E. 1 x 60                           18         4,173,892         6.98
     F. 2 x 60                            8         1,314,721         2.20
     G. 3+ x 60                          73        12,814,734        21.42
                                  -----------------------------------------
       Total                            276      $ 59,815,290       100.00 %
                                  =========================================

               MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     MORTGAGE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     4.001      -  4.500                  7       $ 1,348,227         2.97 %
     4.501      -  5.000                 31         6,649,523        14.66
     5.001      -  5.500                 35         9,682,945        21.34
     5.501      -  6.000                 43        17,489,797        38.55
     6.001      -  6.500                 21         3,990,733         8.80
     6.501      -  7.000                 11         2,348,336         5.18
     7.001      -  7.500                  9         1,614,037         3.56
     7.501      -  8.000                  8         1,340,244         2.95
     8.001      -  8.500                  4           730,964         1.61
     8.501      -  9.000                  1           178,470         0.39
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.754% per annum.


              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     ORIGINAL COMBINED LOAN-      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     TO-VALUE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10.01      -  20.00                  1          $ 42,900         0.09 %
     30.01      -  40.00                  1           476,000         1.05
     40.01      -  50.00                  5         1,400,106         3.09
     50.01      -  60.00                  6         2,888,708         6.37
     60.01      -  70.00                 18         7,835,529        17.27
     70.01      -  80.00                107        26,512,610        58.43
     80.01      -  90.00                 18         2,600,985         5.73
     90.01      -  100.00                13         3,476,089         7.66
     100.01     -  110.00                 1           140,350         0.31
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 75.30%.


        SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     SCHECULED PRINCIPAL          MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     BALANCE ($)                    LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  50,000                 1          $ 42,900         0.09 %
     50,001     -  100,000               15         1,209,627         2.67
     100,001    -  150,000               31         3,915,018         8.63
     150,001    -  200,000               26         4,507,345         9.93
     200,001    -  250,000               41         9,119,183        20.10
     250,001    -  300,000               16         4,461,260         9.83
     300,001    -  350,000               11         3,594,229         7.92
     350,001    -  400,000                9         3,296,638         7.27
     400,001    -  450,000                3         1,291,240         2.85
     450,001    -  500,000                3         1,460,452         3.22
     500,001    -  550,000                2         1,057,536         2.33
     550,001    -  600,000                5         2,864,199         6.31
     600,001    -  650,000                2         1,289,993         2.84
     650,001    -  700,000                1           691,376         1.52
     700,001    -  750,000                1           720,000         1.59
     750,001    or Greater                3         5,852,282        12.90
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

          As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $266,902.

               CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP II-2*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RANGE OF CREDIT SCORES         LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  500                    1         $ 296,000         0.65 %
     501        -  520                    2           405,201         0.89
     521        -  540                    6         1,264,583         2.79
     541        -  560                    4           655,864         1.45
     561        -  580                    2           970,083         2.14
     581        -  600                    4           720,861         1.59
     601        -  620                    6         1,084,905         2.39
     621        -  640                   11         2,877,671         6.34
     641        -  660                   10         1,682,591         3.71
     661        -  680                   14         2,809,624         6.19
     681        -  700                   13         2,877,949         6.34
     701        -  720                   21         7,327,126        16.15
     721        -  740                   14         3,640,762         8.02
     741        -  760                   18         4,858,964        10.71
     761        -  780                   26         9,717,995        21.42
     781        -  800                   14         3,514,848         7.75
     801        or Greater                4           668,251         1.47
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

          As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 709.

          *Based upon the most recently available data.


       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GEOGRAPHIC DISTRIBUTION        LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Alabama                              2         $ 234,993         0.52 %
     Arizona                              4         1,211,227         2.67
     California                          24        10,186,255        22.45
     Colorado                             7         2,049,039         4.52
     Florida                             28         9,008,021        19.85
     Georgia                             19         2,973,300         6.55
     Idaho                                1           203,289         0.45
     Illinois                             5         1,543,042         3.40
     Iowa                                 2           361,272         0.80
     Kansas                               1           359,641         0.79
     Kentucky                             1           140,214         0.31
     Louisiana                            5           719,423         1.59
     Maryland                             7         1,938,447         4.27
     Massachusetts                        1           291,795         0.64
     Michigan                             1           352,707         0.78
     Minnesota                            4           513,570         1.13
     Missouri                             2           297,948         0.66
     Nebraska                             2           218,503         0.48
     New Hampshire                        2           410,369         0.90
     New Jersey                           2           532,813         1.17
     New York                             2           401,337         0.88
     North Carolina                       7         1,165,096         2.57
     Ohio                                 2           284,640         0.63
     Oregon                               3           994,547         2.19
     Pennsylvania                         2           676,679         1.49
     South Carolina                       1           159,200         0.35
     Tennessee                            3           517,800         1.14
     Texas                                8         1,476,042         3.25
     Utah                                 2           376,118         0.83
     Vermont                              1           163,190         0.36
     Virginia                             7         2,719,513         5.99
     Washington                           7         1,706,314         3.76
     Wisconsin                            5         1,186,933         2.62
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     PROPERTY TYPE                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                           4         $ 575,246         1.27 %
     Condominium                         22         5,817,464        12.82
     PUD                                 20         7,494,814        16.52
     Single Family                      124        31,485,754        69.39
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================



            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II-2*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     OCCUPANCY STATUS               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            23       $ 4,308,356         9.50 %
     Owner Occupied                     130        36,688,469        80.86
     Second Home                         17         4,376,452         9.65
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         *Based upon representations of the related mortgagors at the time of origination.


     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     STATED REMAINING TERM          LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     301        -  360                  170      $ 45,373,277       100.00 %
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 346 months.



                LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     LOAN PURPOSE                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                  26       $ 7,704,111        16.98 %
     Purchase                            97        25,814,784        56.89
     Rate/Term Refinance                 47        11,854,382        26.13
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

           MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MAXIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  11.000               111      $ 33,930,454        74.78 %
     11.001     -  11.500                18         3,433,767         7.57
     11.501     -  12.000                15         3,347,049         7.38
     12.001     -  12.500                 7         1,031,888         2.27
     12.501     -  13.000                 6         1,278,476         2.82
     13.001     -  13.500                 5         1,067,064         2.35
     13.501     -  14.000                 6           853,165         1.88
     14.001     -  14.500                 2           431,414         0.95
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 10.843% per annum.



           MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MINIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  3.000                156      $ 42,100,216        92.79 %
     5.501      -  6.000                  2           924,821         2.04
     6.501      -  7.000                  2           420,926         0.93
     7.001      -  7.500                  3           767,514         1.69
     7.501      -  8.000                  4           588,036         1.30
     8.001      -  8.500                  3           571,764         1.26
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 2.936% per annum.



               GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GROSS MARTIN (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  2.500                 55      $ 11,735,491        25.86 %
     2.501      -  3.000                113        33,109,866        72.97
     4.501      -  5.000                  2           527,920         1.16
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 2.645% per annum.

  MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MONTHS TO NEXT INTEREST      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE ADJUSTMENT                LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     37         -  48                    31       $ 7,058,071        15.56 %
     49         -  60                   107        27,680,607        61.01
     61         -  72                     6         2,871,696         6.33
     73         -  84                     6         1,473,651         3.25
     97         or Greater               20         6,289,253        13.86
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 61 months.



            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTERST ONLY                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     10 Year Interest Only               56      $ 13,309,245        29.33 %
     2 Year Interest Only                 1           368,000         0.81
     3 Year Interest Only                 1           159,920         0.35
     5 Year Interest Only                27        13,300,276        29.31
     7 Year Interest Only                 5         1,977,000         4.36
     Non-IO                              80        16,258,836        35.83
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================



             DELINQUENCY HISTORY OF THE MORTGAGE LOANS INGROUP II-2

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     DQ HISTORY                     LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     A. 0 x 30                          126      $ 35,001,188        77.14 %
     B. 1 x 30                           14         3,231,158         7.12
     C. 2 x 30                            5         1,302,213         2.87
     D. 3+ x 30                           3           381,789         0.84
     E. 1 x 60                           12         2,971,385         6.55
     F. 2 x 60                            5         1,494,960         3.29
     G. 3+ x 60                           5           990,584         2.18
                                  -----------------------------------------
       Total                            170      $ 45,373,277       100.00 %
                                  =========================================

               MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     MORTGAGE RATES (%)             LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     6.001      -  6.500                  5       $ 2,442,349         4.16 %
     6.501      -  7.000                 44        13,936,593        23.76
     7.001      -  7.500                 31        11,312,869        19.28
     7.501      -  8.000                 92        29,365,850        50.06
     8.001      -  8.500                  1           636,732         1.09
     8.501      -  9.000                  4           968,022         1.65
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.441% per annum.


              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     ORIGINAL COMBINED LOAN-      MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     TO-VALUE RATIOS (%)            LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     20.01      -  30.00                  1          $ 59,487         0.10 %
     40.01      -  50.00                  1           155,089         0.26
     50.01      -  60.00                  3         1,546,003         2.64
     60.01      -  70.00                 14         6,306,196        10.75
     70.01      -  80.00                 90        28,547,903        48.66
     80.01      -  90.00                 55        19,173,806        32.68
     90.01      -  100.00                13         2,873,931         4.90
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.01%.


        SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     SCHEDULED PRINCIPAL          MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     BALANCE ($)                    LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     50,001     -  100,000                6         $ 454,740         0.78 %
     100,001    -  150,000               21         2,737,217         4.67
     150,001    -  200,000               29         5,105,915         8.70
     200,001    -  250,000               22         4,891,536         8.34
     250,001    -  300,000               21         5,803,908         9.89
     300,001    -  350,000               20         6,499,388        11.08
     350,001    -  400,000               11         4,090,339         6.97
     400,001    -  450,000               11         4,613,883         7.87
     450,001    -  500,000                6         2,804,874         4.78
     500,001    -  550,000                5         2,587,118         4.41
     550,001    -  600,000                5         2,901,796         4.95
     600,001    -  650,000                3         1,889,730         3.22
     650,001    -  700,000                5         3,328,466         5.67
     700,001    -  750,000                4         2,905,996         4.95
     750,001    or Greater                8         8,047,511        13.72
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $331,426.

               CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP II-3*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RANGE OF CREDIT SCORES         LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1          -  500                    7       $ 1,512,547         2.58 %
     501        -  520                    7         1,783,158         3.04
     521        -  540                   15         5,674,959         9.67
     541        -  560                    5         1,940,788         3.31
     561        -  580                    7         3,184,759         5.43
     581        -  600                    7         2,860,810         4.88
     601        -  620                   12         4,745,207         8.09
     621        -  640                    7         1,508,918         2.57
     641        -  660                   15         4,940,521         8.42
     661        -  680                   21         6,561,537        11.19
     681        -  700                   22         7,407,574        12.63
     701        -  720                   17         3,957,939         6.75
     721        -  740                   23         8,005,003        13.65
     741        -  760                    4         2,205,858         3.76
     761        -  780                    5         1,498,468         2.55
     781        -  800                    2           482,100         0.82
     801        or Greater                1           392,269         0.67
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 648.

         *Based upon the most recently available data.



       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GEOGRAPHIC DISTRIBUTION        LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Arizona                              8       $ 1,792,769         3.06 %
     California                          59        28,058,560        47.83
     Colorado                             7         1,024,469         1.75
     Connecticut                          1            59,487         0.10
     Florida                             22         6,368,462        10.86
     Georgia                              5           862,245         1.47
     Illinois                             3           807,001         1.38
     Louisiana                            1           117,503         0.20
     Maryland                             1           147,387         0.25
     Massachusetts                        7         1,859,870         3.17
     Michigan                             5         1,278,693         2.18
     Minnesota                            3           991,990         1.69
     Missouri                             3           843,284         1.44
     Nevada                               3           830,389         1.42
     New Hampshire                        1           265,011         0.45
     New Jersey                           8         2,504,805         4.27
     New Mexico                           1           142,886         0.24
     New York                             7         2,753,594         4.69
     North Carolina                       1           221,281         0.38
     Ohio                                 2           306,224         0.52
     Oregon                               1           190,635         0.32
     Pennsylvania                         4         1,107,409         1.89
     South Carolina                       2           481,439         0.82
     Tennessee                            1            84,811         0.14
     Texas                                2           494,104         0.84
     Utah                                 1           141,957         0.24
     Virginia                            12         3,317,381         5.66
     Washington                           6         1,608,770         2.74
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

            PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     PROPERTY TYPE                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     2-4 Family                          11       $ 4,713,903         8.04 %
     CO-OP                                1           202,847         0.35
     Condominium                         36        10,389,634        17.71
     PUD                                 42        15,262,194        26.02
     Single Family                       86        27,766,825        47.33
     Townhouse                            1           327,011         0.56
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================



            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II-3*

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     OCCUPANCY STATUS               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Investor                            41       $ 9,700,165        16.54 %
     Owner Occupied                     125        45,646,884        77.81
     Second Home                         11         3,315,366         5.65
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         *Based upon representations of the related mortgagors at the time of origination.


     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     STATED REMAINING TERM          LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     241        -  300                    1         $ 147,925         0.25 %
     301        -  360                  152        50,942,970        86.84
     361        or Greater               24         7,571,520        12.91
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 363 months.



                LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     LOAN PURPOSE                   LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Cash-Out Refinance                  64      $ 22,711,681        38.72 %
     Purchase                            88        29,072,897        49.56
     Rate/Term Refinance                 25         6,877,837        11.72
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

           MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MAXIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTERST RATE (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  11.000               104      $ 34,450,022        58.73 %
     11.501     -  12.000                70        23,507,751        40.07
     12.001     -  12.500                 1           123,060         0.21
     13.501     -  14.000                 1           221,281         0.38
     18.001     or Greater                1           360,301         0.61
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 10.861% per annum.



           MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MINIMUM MORTGAGE             MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST RATE (%)              LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  3.000                 69      $ 23,437,603        39.95 %
     3.001      -  3.500                105        34,308,882        58.49
     3.501      -  4.000                  2           694,649         1.18
     4.001      -  4.500                  1           221,281         0.38
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 3.057% per annum.



               GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     GROSS MARGIN (%)               LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     0.001      -  2.500                 27      $ 10,490,200        17.88 %
     2.501      -  3.000                 42        12,947,403        22.07
     3.001      -  3.500                105        34,308,882        58.49
     3.501      -  4.000                  2           694,649         1.18
     4.001      -  4.500                  1           221,281         0.38
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 3.057% per annum.



  MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
     MONTHS TO NEXT INTERST       MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     RATE ADJUSTMENT                LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     1                                  177      $ 58,662,415       100.00 %
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

         As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 1 month.



            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     INTEREST ONLY                  LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     Non-IO                             177      $ 58,662,415       100.00 %
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================



            DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP II-3

                                             AGGREGATE SCHEDULED
                                  NUMBER OF   PRINCIPAL BALANCE     % OF
                                  MORTGAGE    OUTSTANDING AS OF    MORTGAGE
     DQ HISTORY                     LOANS        CUT-OFF DATE        POOL
     -------------------------    ---------- ----------------- ------------
     A. 0 x 30                           41      $ 11,155,077        19.02 %
     B. 1 x 30                           15         4,965,884         8.47
     C. 2 x 30                           16         5,520,454         9.41
     D. 3+ x 30                          19         6,615,371        11.28
     E. 1 x 60                           36        12,326,011        21.01
     F. 2 x 60                           20         6,610,394        11.27
     G. 3+ x 60                          30        11,469,223        19.55
                                  -----------------------------------------
       Total                            177      $ 58,662,415       100.00 %
                                  =========================================

                                                                      SCHEDULE B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

             CLASS II-3A-2 CERTIFICATES YIELD MAINTENANCE AGREEMENT


 Distribution Date in:         Projected Principal Balance ($)         Strike Price (%)
 --------------------          -------------------------------         ----------------
 September 2006                            9,855,000.00                        100.000
 October 2006                              9,608,521.90                         10.348
 November 2006                             9,398,656.61                         10.014
 December 2006                             9,192,457.99                         10.349
 January 2007                              8,989,807.36                         10.016
 February 2007                             8,790,517.86                         10.016
 March 2007                                8,594,960.29                         10.500
 April 2007                                8,403,114.23                         10.018
 May 2007                                  8,214,167.55                         10.352
 June 2007                                 8,028,335.61                         10.018
 July 2007                                 7,845,045.50                         10.353
 August 2007                               7,664,534.04                         10.019
 September 2007                            7,484,395.36                         10.019
 October 2007                              7,303,470.72                         10.352
 November 2007                             7,116,584.67                         10.017
 December 2007                             6,928,598.65                         10.349
 January 2008                              6,736,771.44                         10.014
 February 2008                             6,544,243.25                         10.012
 March 2008                                6,355,117.70                         10.500
 April 2008                                6,170,296.34                         10.010
 May 2008                                  5,989,617.03                         10.342
 June 2008                                 5,812,741.72                         10.008
 July 2008                                 5,639,555.67                         10.340
 August 2008                               5,470,324.76                         10.005
 September 2008                            5,304,937.17                         10.004
 October 2008                              5,143,331.24                         10.337
 November 2008                             4,984,873.62                         10.002
 December 2008                             4,829,856.17                         10.334
 January 2009                              4,678,205.32                         10.000
 February 2009                             4,530,003.70                          9.999
 March 2009                                4,384,966.52                         10.500
 April 2009                                4,243,260.46                          9.997
 May 2009                                  4,125,739.19                         10.329
 June 2009                                 4,010,980.64                          9.995
 July 2009                                 3,898,948.73                         10.327
 August 2009                               3,789,552.44                          9.993
 September 2009                            3,682,630.15                          9.992
 October 2009                              3,598,104.79                         10.324
 November 2009                             3,515,289.21                          9.991
 December 2009                             3,433,708.01                         10.323
 January 2010                              3,353,638.46                          9.989
 February 2010                             3,274,830.17                          9.989



                                      B-1


 Distribution Date in:         Projected Principal Balance ($)         Strike Price (%)
 --------------------          -------------------------------         ----------------
 March 2010                                3,197,351.77                         10.500
 April 2010                                3,121,254.49                          9.988
 May 2010                                  3,046,651.31                         10.321
 June 2010                                 2,972,896.04                          9.988
 July 2010                                 2,900,880.73                         10.321
 August 2010                               2,830,525.87                          9.988
 September 2010                            2,761,862.23                          9.988
 October 2010                              2,694,825.58                         10.321
 November 2010                             2,629,353.98                          9.989
 December 2010                             2,565,457.88                         10.322
 January 2011                              2,503,099.61                          9.989
 February 2011                             2,442,242.36                          9.989
 March 2011                                2,382,850.22                         10.500
 April 2011                                2,324,888.13                          9.989
 May 2011                                  2,268,321.86                         10.322
 June 2011                                 2,213,118.02                          9.989
 July 2011                                 2,159,243.97                         10.322
 August 2011                               2,106,667.90                          9.990
 September 2011                            2,055,358.72                          9.990
 October 2011                              2,005,286.10                         10.323
 November 2011                             1,956,420.43                          9.990
 December 2011                             1,908,732.81                         10.323
 January 2012                              1,862,195.02                          9.990
 February 2012                             1,816,779.52                          9.990
 March 2012                                1,772,459.42                         10.500
 April 2012                                1,729,208.49                          9.990
 May 2012                                  1,687,001.10                         10.324
 June 2012                                 1,645,812.25                          9.991
 July 2012                                 1,605,617.53                         10.324
 August 2012                               1,566,393.11                          9.991
 September 2012                            1,528,115.73                          9.991
 October 2012                              1,490,762.70                         10.324
 November 2012                             1,454,311.84                          9.991
 December 2012                             1,418,741.53                         10.324
 January 2013                              1,384,030.65                          9.992
 February 2013                             1,350,158.59                          9.992
 March 2013                                1,317,105.22                         10.500
 April 2013                                1,284,850.92                          9.992
 May 2013                                  1,253,376.50                         10.325
 June 2013                                 1,222,663.26                          9.992
 July 2013                                 1,192,692.93                         10.325
 August 2013                               1,163,447.68                          9.992
 September 2013                            1,134,910.11                          9.992
 October 2013                              1,107,063.23                         10.326
 November 2013                             1,079,890.45                          9.993
 December 2013                             1,053,375.59                         10.326
 January 2014                              1,027,502.85                          9.993
 February 2014                             1,002,256.81                          9.993
 March 2014                                  977,622.42                         10.500



                                      B-2


 Distribution Date in:         Projected Principal Balance ($)         Strike Price (%)
 --------------------          -------------------------------         ----------------
 April 2014                                  953,584.98                          9.993
 May 2014                                    930,130.15                         10.327
 June 2014                                   907,243.92                          9.994
 July 2014                                   884,912.64                         10.327
 August 2014                                 863,122.97                          9.994


                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.